 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 1998

                                                REGISTRATION NO. 333-62413
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          EXODUS COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    4813                   77-0403076
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                               ----------------

                           2650 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA 95051
                                (408) 346-2200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                             ELLEN M. HANCOCK
                            CHIEF EXECUTIVE OFFICER
                           2650 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA 95051
                                (408) 346-2200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                          EILEEN DUFFY ROBINETT, ESQ.
                           ROBERT A. FREEDMAN, ESQ.
                              FENWICK & WEST LLP
                             TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                (650) 494-0600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE + +COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED + +WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS + +NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY +
+THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED NOVEMBER 9, 1998

PROSPECTUS

                       OFFER FOR ALL OUTSTANDING 11 1/4%
             SENIOR NOTES DUE 2008 WHICH WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS
                                    AMENDED
         IN EXCHANGE FOR 11 1/4% SENIOR NOTES DUE 2008 WHICH HAVE BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                                       OF

                          EXODUS COMMUNICATIONS, INC.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.

             NEW YORK CITY TIME, ON       , 1998, UNLESS EXTENDED.

  Exodus Communications, Inc., a Delaware corporation (the "Company" or "Exodus"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $200,000,000 of 11 1/4% Senior Notes due 2008 of the Company which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "New Notes") for a like principal amount of the issued and outstanding 11 1/4% Senior Notes due 2008 of the Company which were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes" and, together with the New Notes, the "Notes") with the Holders thereof. The terms of the New Notes are identical in all respects to the terms of the Old Notes, except that the terms of the New Notes do not include certain transfer restrictions and registration rights included in the terms of the Old Notes. See "Description of Notes."

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from July 1, 1998. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer, registered Holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1998. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of Old Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after consummation of the Exchange Offer.

  The Old Notes were issued on July 1, 1998 (the "Old Note Offering") in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, pledged, hypothecated or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior unsecured obligations of the Company (including Additional Notes, as defined herein) and will be senior in right of payment to any future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness, to the extent of the value of the assets securing such indebtedness and to any debt and other liabilities of any future subsidiaries of the Company, including trade payables and lease obligations. As of September 30, 1998, the aggregate amount of outstanding indebtedness of the Company was $244.3 million, of which $44.3 million is secured. The Indenture (as defined herein) permits the Company to incur additional indebtedness, subject to certain limitations. See "Description of Notes--Covenants--Limitation on Debt."

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                                  -----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES  COMMISSION  NOR   HAS  THE
  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
   PASSED   UPON   THE   ACCURACY    OR   ADEQUACY   OF   THIS   PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------
                  The date of this Prospectus is      , 1998.

  The New Notes will be evidenced by one or more global notes, in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Except as described herein, beneficial interests in the global note or notes representing the New Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See "Description of Notes--Form, Denomination, Book-Entry Procedures and Transfer."

  The New Notes are being offered hereby to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated July 1, 1998 (the "Registration Rights Agreement"), among the Company and the initial purchasers of the Old Notes. The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in the Staff's Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) (the "Exxon Capital No-Action Letter"), Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) (the "Morgan Stanley No-Action Letter"), Shearman & Sterling no-action letter (available July 2, 1993) (the "Shearman & Sterling No-Action Letter"), and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such New Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing New Notes or (iv) is a broker-dealer who purchased such Old Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed to be a statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes. See "Plan of Distribution."

  Each Holder who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such

New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer Registration Statement (as defined in "Available Information") continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of New Notes by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending upon the earlier of 180 days from the date on which the Exchange Offer has been completed or such time as such Participating Broker-Dealers no longer own any Transfer Restricted Securities (as defined in "The Exchange Offer--Registration Covenant; Exchange Offer"). See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resale of New Notes."

  Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

  The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages market (the "PORTAL Market") of the National Association of Securities Dealers, Inc. Prior to this Exchange Offer, there has been no public market for the New Notes. If a market for the New Notes develops, the New Notes could trade at a discount from their principal amount. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation on any automated quotation system. There is no assurance that an active public market for the New Notes will develop. See "Risk Factors--Lack of Public Market for the Notes; Volatility."

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange, but is otherwise subject to customary conditions. The Exchange Offer will expire at 5:00 p.m., New York
City time, on      , 1998, unless extended by the Company to such other date
and time as the Company, in its sole discretion, may determine (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable. Upon satisfaction or waiver of all of the conditions of the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes property tendered (such date of acceptance, the "Exchange Date") and will issue the New Notes promptly after acceptance of the Old Notes. There will be no cash proceeds to the Company from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   1
Disclosure Regarding Forward-Looking Statements..........................   2
Prospectus Summary.......................................................   3
Risk Factors.............................................................  15
Recent Events............................................................  30
Use of Proceeds..........................................................  31
Capitalization...........................................................  32
Selected Financial Data..................................................  33
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  36
Business.................................................................  47
Management...............................................................  66
Certain Transactions.....................................................  75
Principal Stockholders...................................................  78
Description of the New Credit Facility...................................  81
The Exchange Offer.......................................................  82
Description of Notes.....................................................  90
Certain United States Federal Income Tax Considerations.................. 118
Plan of Distribution..................................................... 121
Legal Matters............................................................ 122
Experts.................................................................. 122
Index to Financial Statements............................................ F-1

  NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

  The Company is currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information may be obtained about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, 9513 Key West Avenue, Rockville, Maryland 20850.

  Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, the Company is required by the terms of the Indenture to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject to such provisions. The Indenture requires that the Company file such documents with the Commission on or prior to the respective dates (each a "Required Filing Date", collectively, the "Required Filing Dates") by which the Company would have been required to file such documents if it were subject to Section 13(a) or 15(d) of the Exchange Act. The Company is also required in any event (a) within 15 days of each Required Filing Date (i) to transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) to file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request to supply copies of such documents to any prospective Holder.

  The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") pursuant to the Securities Act, and the rules and registrations promulgated thereunder, covering the New Notes offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily incomplete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items omitted from this Prospectus but contained in the Exchange Offer Registration Statement may be inspected and copied as described above.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this Prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions identify certain of such forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Forward-looking statements in this Prospectus include, but are not limited to, those relating to the general rapid expansion of the Company's business, including the expansion of the Company's network and number of customers through the opening of additional Internet Data Centers and the timing of such openings, the upgrading and expansion of the Company's telecommunications infrastructure, the Company's planned introduction of certain new products and services, including HeadsUp Site Monitor, the possibility of acquiring complementary businesses, products, services and technologies, the planned expansion of the Company's consulting services, the Company's development of relationships with providers of leading Internet technologies, and the Company's ability to make required payments on its current and future debt instruments. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth in this Prospectus, including under the heading "Risk Factors." Such factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth herein may affect the Company to a greater extent than indicated. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and Financial Statements, including the Notes to Financial Statements, appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under "Risk Factors." The Company is the successor to a Maryland corporation that was formed in August 1992 and reincorporated in California in May 1995. The Company reincorporated in Delaware in February 1998. All information in this Prospectus reflect a one-for-three reverse split of the Company's Common Stock in February 1998. Unless the context otherwise requires, the terms "Company" and "Exodus" refer to Exodus Communications, Inc. and its California and Maryland predecessors.

                                  THE COMPANY

  Exodus is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. The Company's solutions include server hosting, Internet connectivity, collaborative systems management and Internet technology services, which together provide the high-performance, scalability and expertise that enterprises need to optimize their Internet operations. The Company delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a redundant, high performance, dedicated backbone ring. The Company's tailored solutions are designed to be seamlessly integrated with existing enterprise systems architectures and enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of September 30, 1998, the Company had over 600 Internet Data Center customers (including installed and uninstalled customers under contract) and managed over 4,000 customer servers. The Company's customers range from pioneering Internet-based businesses to Fortune 500 enterprises and include companies such as Computer Associates International, Inc., DoubleClick Inc., GeoCities, Hotmail Corporation (a subsidiary of Microsoft Corporation), Inktomi Corporation, National Semiconductor Corporation, PC World Communications, Inc., software.net, SportsLine USA, Inc. and USA Today Information Network.

  The Company began offering server hosting services in late 1995, opened its first dedicated Internet Data Center in August 1996 and introduced its collaborative systems management and Internet technology services in 1997. The Company currently operates eight Internet Data Centers, consisting of approximately 200,000 gross square feet, located in six metropolitan areas:
Boston, Los Angeles, New York, San Francisco, Seattle and Washington, D.C. The Company also has a server hosting facility in the London metropolitan area. The Company intends to expand domestically and internationally, including the expected opening of additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999.

                              INDUSTRY BACKGROUND

  Use of the Internet, including intranets and extranets, has grown rapidly in recent years. As this use continues to grow, enterprises are increasing the breadth and depth of their Internet product and service offerings. These Internet operations are mission-critical for virtually all Internet-based businesses and are becoming increasingly mission-critical for many mainstream enterprises. In order to ensure the quality, reliability, availability and redundancy of these mission-critical Internet operations, corporate IT departments must make substantial investments in geographically distributed state-of-the-art facilities and networks that are monitored and managed 24x7 by experts in Internet technology, can be upgraded to reflect changing technologies and can be scaled as the needs of enterprises evolve. However, such a continuing significant investment of resources is often an inefficient use of enterprises' overall resources. As a result, corporate IT departments are increasingly seeking collaborative outsourcing arrangements that can increase performance, provide continuous operation of their Internet solutions and reduce Internet operating expenses. Exodus believes a significant opportunity exists for a highly focused company to provide a combination of server hosting, Internet connectivity, collaborative systems management and Internet technology services that will enable reliable, high performance of enterprises' mission-critical Internet operations.

                              THE EXODUS SOLUTION

  The Company's Internet system and network management solutions are based on a core set of server hosting and Internet connectivity services, which are enhanced by a growing number of collaborative systems management and Internet technology services. The Company's Internet Data Centers provide a secure platform for server hosting with uninterruptible power supply and back-up generators, fire suppression, raised floors, HVAC, separate cooling zones, seismically braced racks, 24x7 operations and high levels of physical security. The Company's national backbone ring of multiple high-speed DS-3 lines, OC-3 lines and private and public network peering interconnections provide the foundation for the Company's high performance, scalable Internet connectivity services. The Company is currently in the process of upgrading its backbone in order to accommodate expected traffic growth. The Company's collaborative systems management services, including performance monitoring and site management reports, enable customers and the Company to manage customers' Internet operations jointly, proactively and continuously. Finally, the Company's Internet technology services, including security and content distribution, integrate best-of-breed technologies of leading vendors with the Company's expertise and proprietary technology to provide customers with scalable, secure and high performing Internet applications. The Company's portfolio of layered services optimizes the development, deployment and proactive management of enterprises' mission-critical Internet operations.

  The Company's tailored solutions are designed to be seamlessly integrated with existing enterprise systems architectures and enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. The Company believes that its solutions enable customers to deploy and expand Internet operations rapidly and cost-effectively, especially when compared to in-house solutions. The Exodus solution provides the following key advantages to its customers:

  High Performance. The Company supports enterprises' business objectives by ensuring that their Internet sites perform effectively. The Company's solutions provide the availability and reliability that customers need to be able to depend on the Internet for mission-critical operations. The Company's solutions are designed to maximize performance through features such as geographically distributed Internet Data Centers, redundant and high speed network design, content distribution technologies, security and 24x7 monitoring, diagnosis and problem resolution.

  Scalability. The Company's solutions are designed to be flexible and scalable, ensuring customers a consistently high level of performance as their Internet operations expand. The Company can quickly scale the amount of hosting space, power, bandwidth or managed services that a customer receives, all in a way transparent to the end-user. The Company believes that the scalability of its solutions is a significant advantage over in-house solutions.

  Internet System and Network Management Expertise. By leveraging the knowledge gained from supporting many leading-edge Internet operations, the Company has developed a specialized Internet system and network management expertise that is difficult for any single customer to replicate in-house. Customers gain access to the Company's experience in network, system, application and security management.

  Collaborative and Proactive Management. The Company believes that enterprises value Internet service relationships that are collaborative and proactive. Therefore, the Company has developed a collaborative systems management approach that provides customers with detailed monitoring, reporting and management tools that can be accessed through the Internet to control customers' Internet hardware, network, software and application environments. This approach focuses on identifying and resolving potential problems before they impact an Internet site's availability or performance. Through the Company's system and network management framework, customers are able to manage both mission-critical Internet operations housed at the Company's Internet Data Centers and in-house IT applications. The Company believes that this provides an important advantage to enterprises that seek to outsource a portion of their Internet operations and to link the management of the outsourced operations with in-house operations.

  Cost-Effective Solution. The Company's customers benefit from leveraging the significant capital, operating and labor investments that the Company has made to support distributed, mission-critical Internet operations. Most enterprises today do not have the infrastructure that mission-critical Internet operations require, including data centers located adjacent to major Internet connection points, 24x7 operations and specialized Internet technology expertise. The Company believes that its solutions to optimize enterprises' Internet operations are significantly more cost-effective than most in-house solutions.

                              THE EXODUS STRATEGY

  The Company's objective is to become the leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. To achieve this objective, the Company's strategy includes the following key elements:

  Extend Market Leadership. The Company has played a leading role in creating and defining the market for Internet system and network management solutions and plans to establish itself as the brand name and leader in this market. The Company believes that its highly focused approach to serving this market provides it with an advantage over competitors that also serve the entry-level hosting market or the stand-alone Internet access market. The Company plans to extend its leadership in the market for Internet system and network management solutions both by aggressively continuing to expand its base of over 600 Internet Data Center customers (including installed and uninstalled customers under contract) and by capitalizing on the growth of its customers' needs for these solutions.

  Focus on Collaborative Systems Management and Internet Technology
Services. The Company believes that developing new services to manage enterprises' mission-critical Internet operations jointly, proactively and continuously will offer a compelling value proposition to its customers. The Company has invested and is continuing to invest in services that will ensure high availability and performance of customers' Internet-based applications, including systems administration, disaster recovery, security and systems and network management. As part of this strategy, the Company intends to continue to develop relationships with providers of leading Internet technologies and, where appropriate, to develop or acquire proprietary technologies in order to enhance its service offerings and meet its customers' evolving needs. The Company also intends to expand the consulting services it offers to its customers in order to provide enhanced support in planning customers' strategies for managing mission-critical Internet operations and in transitioning such operations to the Company's Internet Data Centers.

  Accelerate Domestic Expansion and Establish Global Presence. The Company intends to accelerate its program of building Internet Data Centers and to expand direct sales coverage in the United States, and is also actively evaluating a wide range of international opportunities. The Company believes that having a number of widely distributed and networked Internet Data Centers improves network performance and enhances overall site redundancy. In addition, the Company's experience indicates that locating an Internet Data Center within a geographic region can significantly enhance its ability to attract new customers in that region. The Company intends to expand domestically and internationally. The Company recently opened a server hosting site in the London metropolitan area, an additional Internet Data Center in the San Francisco metropolitan area and a new Internet Data Center in the Boston metropolitan area and expects to open additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999.

  Leverage Expertise to Address New Market Opportunities. The Company intends to leverage its significant achievements with pioneering Internet-based businesses to address broader customer markets, such as e-commerce and extranets. For example, mainstream corporations are increasingly establishing extranets with suppliers and customers. However, many of these enterprises lack the infrastructure and Internet expertise required to operate mission-critical Internet applications effectively and are looking for collaborative systems management assistance. The Company believes that its Internet system and network management solutions can support the business needs of these mainstream corporations by enabling them to deploy their mission-critical Internet operations successfully.

  Establish Strategic Relationships for Technology and Distribution. The Company is establishing strategic relationships for technology and distribution. The Company believes that establishing relationships with technology developers enables it to leverage these enterprises' research and development expertise cost-effectively. These relationships allow the Company to gain more rapid access to new technologies and to provide value-added integrated solutions for its customers. For example, the Company has worked closely with Computer Associates to develop certain of the Company's collaborative systems management services using Computer Associates' Unicenter TNG(TM) technology. The Company's product development personnel will continue to develop vendor relationships and technology-based relationships, such as those with Cisco Systems, Inc., Raptor Systems, Inc., VeriFone, Inc. and CheckPoint Software Technologies Limited, to enhance the Company's solutions. In addition, the Company currently has distribution relationships with a number of companies including @Work, a division of At Home Corporation, Computer Associates International, Inc., GE Capital Services, Poppe Tyson, Inc. and SAVVIS Communications, Inc. and believes it can expand its customer base by establishing additional distribution relationships with content developers, system integrators, system vendors, consulting companies and Internet Service Providers ("ISPs") domestically and internationally.

                               RECENT EVENTS

  Third Quarter Results. On October 28, 1998, the Company reported revenues of $14.5 million for the quarter ended September 30, 1998 compared to $3.4 million for the quarter ended September 30, 1997. Net loss and EBITDA loss (loss before interest, taxes, depreciation, amortization and other non-cash charges) for the third quarter of 1998 were $17.7 million and $9.4 million, respectively, compared to a net loss and EBITDA loss of $6.6 million and $5.6 million, respectively, for the third quarter of 1997.

  The Company's revenues for the nine months ended September 30, 1998 were $31.6 million compared to $7.5 million for the nine months ended September 30, 1997. Net loss and EBITDA loss for the nine months ended September 30, 1998 were $45.1 million and $29.5 million, respectively, compared to a net loss and EBITDA loss of $14.6 million and $12.5 million, respectively, for the nine months ended September 30, 1997.

  Arca Systems Acquisition. On October 2, 1998, the Company entered into an Asset Purchase Agreement with CyberGuard Corporation under which it purchased substantially all of the assets, including all of Arca's customer agreements, and assumed certain liabilities of Arca Systems, Inc. ("Arca"), a wholly-owned subsidiary of CyberGuard Corporation. Arca is a provider of advanced network and system security consulting services and designs and develops security technology solutions for complex and sensitive information systems. The Company also hired Arca's 37 employees. Arca will operate as a wholly-owned subsidiary of the Company. The total consideration paid to CyberGuard Corporation in connection with the purchase of assets, together with amounts paid to the Arca employees in connection with their initial employment by the Company and expenses associated with these transactions, amounted to an aggregate of less than $8 million.

                        ANTICIPATED NEW CREDIT FACILITY

  The Company expects to enter into a new revolving credit facility with Goldman Sachs Credit Partners L.P. (the "Credit Facility") under which, subject to compliance with certain financial covenants and the satisfaction of customary borrowing conditions, the Company will be permitted to borrow up to approximately $50.0 million, of which $25.0 million will be available initially and the balance will be available upon meeting certain financial tests. Loans to the Company will be guaranteed by any future subsidiaries of the Company. The Credit Facility is expected to be secured by a first priority lien on substantially all of the Company's assets (subject to certain exceptions) and the assets and stock of any future subsidiaries. The Credit Facility is subject to the satisfaction of certain material conditions precedent and the specific terms of the Credit Facility are subject to change pursuant to final loan documentation. There can be no assurance as to whether, or on what terms, the Company will enter into the Credit Facility. See "Description of the New Credit Facility."

                                ----------------

  The Company's principal executive offices are located at 2650 San Tomas Expressway, Santa Clara, California 95051. The Company's telephone number is
(408) 346-2200.

  Exodus Communications, Exodus, CyberCabinet, CyberRack, HeadsUp Site Monitor, Multipath Site, Multipath Net, SystemHealth Monitoring and Virtual Data Center are trade names and trademarks of the Company. This Prospectus also includes trade names and trademarks of other companies, including Unicenter and Unicenter TNG, which are trademarks of Computer Associates International, Inc., and National Semiconductor, which is a trademark of National Semiconductor Corporation.

                         SUMMARY OF THE EXCHANGE OFFER

Securities Offered..........  $200,000,000 principal amount of 11 1/4% Senior
                              Notes due 2008. The terms of the New Notes and the Old Notes are identical in all respects, except certain transfer restrictions and registration rights relating to the Old Notes will not be applicable with respect to the New Notes.

Issuance of Old Notes;
Registration Rights.........
                              The Old Notes were issued on July 1, 1998 to
                              Goldman, Sachs & Co., Donaldson, Lufkin &
                              Jenrette Securities Corporation, BT Alex. Brown and NationsBanc Montgomery Securities LLC (collectively, the "Initial Purchasers"), which placed the Old Notes with "qualified institutional buyers" (as that term is defined in Rule 144A promulgated under the Securities Act). In connection therewith, the Company executed and delivered for the benefit of the holders of Old Notes the Registration Rights Agreement, pursuant to which the Company agreed to file the Exchange Offer Registration Statement with respect to an offer to exchange the Old Notes for New Notes. If
                              (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company within the specified time period that
                              (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company is required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the Holders thereof.

                              If (i) the Company fails to file the Exchange Offer Registration Statement within 60 days of July 1, 1998, or such Exchange Offer Registration Statement fails to become effective within 150 days of July 1, 1998, or (ii) the Company is obligated to provide a Shelf Registration Statement and such Shelf Registration Statement is not filed within 45 days (no less than 60 days after July 1, 1998), or declared effective within 90 days (no less than 150 days after July 1, 1998), of the date on which the Company became so obligated, or (iii) the Company fails to consummate the Exchange Offer within 30 business days of the date on which the Exchange Offer Registration Statement was declared effective by the Commission or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter cease to be effective or usable in connection with resales of the Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses
                              (i) through (iv) above a "Registration Default"), then the Company shall pay to each holder of Transfer Restricted Securities, with respect to the first 90-day period following such Registration Default, Liquidated Damages in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities for the first 90-day period following such Registration Default which will increase by an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities for each subsequent 90-day period until such Registration Default has been cured, up to maximum of $0.25 per week. Following the cure of all Registration Defaults, the accrual of all Liquidated Damages will cease. See "The Exchange Offer--Registration Covenant; Exchange Offer." Holders of the Old Notes do not have any appraisal rights in connection with the Exchange Offer.

The Exchange Offer..........  The New Notes are being offered in exchange of a like principal amount of Old Notes. As of the date hereof, $200,000,000 aggregate principal amount of Old Notes is outstanding. The issuance of the New Notes is intended to satisfy the obligations of the Company contained in the Registration Rights Agreement. Based on an interpretation by the Staff set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than any such holder which is an affiliate of the Company or is a broker-dealer which acquired such Old Notes directly from the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of the holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each Participating Broker-Dealer that acquired such Old Notes as a result of market making or other trading activity and that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

                              Any Holder who (i) is an affiliate of the Company, (ii) does not acquire such New Notes in the ordinary course of its business, (iii) tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes, or (iv) is a broker-dealer who acquired such Old Notes directly from the Company, could not rely on the position of the Staff enunciated in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company. Although there has been no indication of any change in the Staff's position, there is no assurance that the Staff of the Commission would make determinations with respect to the resale of the New Notes that are similar to those described above.

Conditions to the Exchange    The Exchange Offer is not conditioned upon any
Offer.......................  minimum principal amount of Old Notes being tendered for exchange. However, the Exchange
                              Offer is subject to certain customary conditions, which may, under certain circumstances, be waived by the Company. See "The Exchange Offer--Certain
                              Conditions to the Exchange Offer." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Company in connection with the Exchange Offer.

Procedures for Tendering....  Tendering Holders of Old Notes must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Holders of the Old Notes desiring to tender the Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. Letters of Transmittal and certificates representing the Old Notes should not be sent to the Company. These documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should also be directed to the Exchange Agent. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, the Holder or the person receiving such New Notes, is acquiring the New Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act. See "The Exchange Offer-- Procedures for Tendering the Old Notes."

Tenders, Expiration Date      The Exchange Offer will expire the earlier of
Withdrawal..................  5:00 p.m., New York City time on       , 1998 or
                              (ii) the date when all Old Notes have been
                              tendered, or such later date and time to which it
                              is extended, provided it may not be extended
                              beyond     , 1998. The Company will accept for
                              exchange any and all Old Notes that are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date.
                              The tender of Old Notes
                              pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old
                              Note not accepted for exchange for any reason will be returned without expense to the tendering
                              Holder thereof as promptly as practicable after the expiration or termination of the Exchange
                              Offer. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                              Offer--Terms of the Exchange Offer; Period for
                              Tendering Old Notes" and "--Withdrawals of
                              Tenders."

Tax Considerations..........  For U.S. federal income tax purposes, the exchange pursuant to the Exchange Offer should not be considered a sale or exchange or otherwise a taxable event to the holders of Notes or the Company. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds.............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Appraisal Rights............  Holders of Old Notes will not have dissenters'
                              rights or appraisal rights in connection with the Exchange Offer.

Exchange Agent..............  Chase Manhattan Bank & Trust Company, National
                              Association is serving as Exchange Agent in connection with the Exchange Offer.

Consequences of Not
Exchanging the  Old Notes...
                              Holders of Old Notes who do not exchange Old
                              Notes for New Notes pursuant to the Exchange
                              Offer generally will not have any further registration rights under the Registration Rights Agreement and will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Holders will elect to exchange such Old Notes for New Notes due to the absence of restrictions on the resale of New Notes (except for applicable restrictions on any Holder who is an affiliate of the Company or is a broker-dealer which acquired the Old Notes directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. See "Risk Factors-- Consequences of Failure to Exchange Old Notes" and "The Exchange Offer--Consequences of Failure to Exchange Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

  The terms of the New Notes and the Old Notes are identical in all respects, except that the terms of the New Notes do not include certain transfer restrictions and registration rights relating to the Old Notes.

  The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from July 1, 1998. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the completion of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 1, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date that occurs on or after completion of the Exchange Offer.

Maturity Date...............  July 1, 2008.

Interest Payment Dates......  January 1 and July 1 of each year, commencing
                              January 1, 1999.

Escrow Proceeds.............  The Company has deposited with the Escrow Agent an amount of U.S. Government Securities
                              (approximately $42.4 million), that, together, with the proceeds from the investment thereof, will be sufficient to pay, when due, the first four interest payments on the Notes, with any balance to be retained by the Company. The Notes are secured by a first priority security interest in the Escrow Account. See "Description of Notes--Disbursement of Funds; Escrow Account."

Optional Redemption.........  Except as described herein, the Notes will not be redeemable at the Company's option prior to July 1, 2003. The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 1, 2003 and prior to maturity, upon not less than 30 days' nor more than 60 days' notice at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to but excluding the Redemption Date (as defined).

                              In addition, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate outstanding principal amount of the Notes with the Net Cash Proceeds (as defined) of one or more sales of Capital Stock (as defined), other than Disqualified Stock (as defined), at a redemption price equal to 111.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the Notes remains outstanding immediately following such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate such redemption within 60 days of the closing of the sale of Capital Stock.

Change of Control...........  In the event of Change of Control, each Holder shall have the right to require that the Company purchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages, if any, to the date of purchase. See "Risk Factors-- Ability to Effect Repurchase of the Notes Upon Change of Control."

Ranking.....................
                              The Notes will be senior unsecured indebtedness of the Company ranking pari passu with the Company's existing and future senior unsecured obligations and senior in right of payment to all subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness and to any future liabilities of any future subsidiaries of the Company, including trade payables. As of September 30, 1998, the Company had approximately $244.3 million of indebtedness outstanding, $44.3 million of which was secured indebtedness. In addition, the Company has received a commitment for a new secured Credit Facility, and the Notes would be effectively subordinated to any borrowings under the Credit Facility. See "Risk Factors--Substantial Indebtedness; Ability to Service Debt" and "Description of The New Credit Facility."

Restrictive Covenants.......  The Indenture governing the Notes (the
                              "Indenture") contains certain covenants that, among other things, limit the ability of the Company to incur additional Debt (as defined), pay dividends or distributions, make Investments (as defined) or certain other Restricted Payments (as defined), sell assets, enter into certain transactions with affiliates, incur liens, engage in mergers and consolidations and allow Restricted Subsidiaries (as defined) to issue Capital Stock (as defined) and make Guarantees (as defined). See "Description of Notes."

                                  RISK FACTORS

  Holders of Old Notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus before tendering their Old Notes in the Exchange Offer. The risk factors set forth (other than "Risk Factors--Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

                         SUMMARY FINANCIAL INFORMATION

  The following summary financial information should be read in conjunction with the Company's Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The summary financial information for each of the years in the three-year period ended December 31, 1997 is derived from financial statements of the Company that have been audited by KPMG Peat Marwick LLP, independent auditors. The summary financial information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 is derived from the unaudited financial statements of the Company for such periods. Historical results are not necessarily indicative of the results to be expected in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                             SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,         JUNE 30,
                                 --------------------------  ------------------
                                  1995     1996      1997      1997      1998
                                 -------  -------  --------  --------  --------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.......................  $ 1,408  $ 3,130  $ 12,408  $  4,062  $ 17,176
Operating loss.................   (1,273)  (4,094)  (24,792)   (7,879)  (26,289)
Net loss.......................   (1,311)  (4,133)  (25,298)   (8,016)  (27,397)
Cumulative dividends and
 accretion on redeemable
 convertible preferred stock...      --       --     (1,413)      --     (2,014)
Net loss attributable to common
 stockholders..................   (1,311)  (4,133)  (26,711)   (8,016)  (29,411)
Basic and diluted net loss per
 share (1).....................    (1.00)   (2.16)   (13.85)    (4.16)    (2.57)
Shares used in computing basic
 and diluted net loss per share
 (1)...........................    1,315    1,914     1,928     1,927    11,460
STATEMENT OF CASH FLOWS DATA:
Net cash used for operating
 activities....................  $  (453) $(2,998) $(15,096) $ (5,493) $(16,670)
Net cash used for investing
 activities....................      (77)  (3,617)  (22,911)   (5,765)  (17,842)
Net cash provided by financing
 activities....................      692   10,167    44,562    23,884    84,962
OTHER DATA:
EBITDA (2).....................  $(1,208) $(3,633) $(20,274) $ (6,917) $(20,062)
Depreciation and amortization..       65      461     3,429       962     4,689
Capital expenditures...........       69    3,499    22,489     5,765    17,842
Deficiency of earnings
 available to cover fixed
 charges (3)...................   (1,311)  (4,133)  (25,298)   (8,016)  (27,397)

                                                           AT JUNE 30, 1998
                                                        ----------------------
                                                        ACTUAL  AS ADJUSTED(4)
                                                        ------- --------------
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.............................. $60,720    $211,343
Restricted cash and investments (5)....................   1,938      44,315
Working capital........................................  39,571     232,966
Total assets........................................... 113,040     313,040
Current portion of equipment loans, line of credit
 facility and capital lease obligations................  10,595      10,595
Equipment loans, line of credit facility and capital
 lease obligations, less current portion...............  29,914      29,914
11 1/4% Senior Notes due 2008..........................     --      200,000
Total stockholders' equity.............................  55,511      55,511

--------
(1) See Note 1 of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing per share data.
(2) Represents loss before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges ("EBITDA"). Although EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles, and, although EBITDA may not be comparable to other similarly titled information from other companies, the Company's management believes that EBITDA is an additional meaningful measure of performance and liquidity.
(3) Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized and that portion of rental expense the Company believes to be representative of interest.
(4) As adjusted to reflect the application of the net proceeds from the sale of the Old Notes. See "Use of Proceeds" and "Capitalization."
(5) As adjusted amounts include amounts set aside for four semi-annual payments of interest on the Notes.

                                 RISK FACTORS

  Holders of Old Notes should carefully consider the following risk factors, as well as all other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors set forth below (other than "Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, Holders who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Holders will elect to exchange such Old Notes for New Notes due to the absence of restrictions on the resale of New Notes (except for applicable restrictions on any Holder who is an affiliate of the Company or is a broker-dealer which acquired the Old Notes directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited.

  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Holders who do not tender their Old Notes, except for certain instances involving the Initial Purchasers or Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated Damages (as defined) for failure to register. Accordingly, any Holder that does not exchange that Holder's Old Notes for New Notes will continue to hold the untendered Old Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a Qualified Institutional Buyer ("QIB") in a transaction complying with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor") that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of any of the Securities from the Initial Purchasers will be required to sign a letter confirming that such person is an Accredited Investor under the Securities Act and that such person acknowledges the transfer restrictions summarized herein.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES

  While the Company began operations in 1992, it did not offer server hosting services until 1995 and did not open its first dedicated Internet Data Center until August 1996, at which time it refocused its business strategy on providing Internet system and network management solutions for enterprises' mission-critical Internet operations. As a result, the Company's business model is still in an emerging state. Since it began to offer server hosting services in 1995, the Company has experienced operating losses and negative cash flows from operations in each quarterly and annual period. As of September 30, 1998, the Company had an accumulated deficit of approximately $75.6 million. The revenue and income potential of the Company's business and market is unproven, and the Company's limited operating history makes an evaluation of the Company and its prospects difficult. Currently, the Company anticipates making significant investments in new Internet Data Centers and product development and sales and marketing programs and personnel and therefore believes that it will continue to experience net losses on a quarterly and annual basis for the foreseeable future. The Company and its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for Internet system and network management solutions. To address these risks, among other things, the Company must market its brand name effectively, provide scalable, reliable and cost-effective services, ensure and enhance customer satisfaction, continue to grow its infrastructure to accommodate new Internet Data Centers and increased bandwidth use of its network, expand its channels of distribution, retain and motivate qualified personnel and continue to respond to competitive developments. Failure of the Company's products and services to achieve market acceptance would have a material adverse effect on the Company's business, results of operations and financial condition. Although the Company has experienced significant growth in revenues in recent periods, the Company does not believe that this growth rate necessarily is indicative of future operating results, and there can be no assurance that the Company will ever achieve profitability on a quarterly or an annual basis or will sustain profitability if achieved. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS

  The Company has experienced significant fluctuations in its results of operations on a quarterly and an annual basis. The Company expects to continue to experience significant fluctuations in its future quarterly and annual results of operations due to a variety of factors, many of which are outside the Company's control, including: demand for and market acceptance of the Company's services and enhancements; introductions of services or enhancements by the Company and its competitors; capacity utilization of its Internet Data Centers; reliable continuity of service and network availability; the ability to increase bandwidth as necessary, both on the Company's network and at its interconnection points with other networks; the costs associated with increasing bandwidth on the Company's network and at its interconnection points with other networks; the timing of customer installations; providing customer discounts and credits; the mix of services sold by the Company; customer retention and satisfaction; the timing and success of marketing efforts and service introductions by the Company; the timing and magnitude of capital expenditures, including construction costs relating to the expansion of operations; the timely expansion of existing Internet Data Centers and completion of new Internet Data Centers; costs related to the acquisition of backbone capacity; the introduction by third parties of new Internet and networking technologies; increased competition in the Company's markets; changes in the pricing policies of the Company and its competitors; fluctuations in bandwidth used by customers; the retention of key personnel; economic conditions specific to the Internet industry; and other general economic factors. In addition, a relatively large portion of the Company's expenses are fixed in the short-term, particularly with respect to telecommunications, depreciation, certain substantial interest expenses, real estate and personnel, and therefore the Company's results of operations are particularly sensitive to fluctuations in revenues. Also, if the Company's agreement with Computer Associates International, Inc. ("Computer Associates") were to terminate and the Company continued to require Computer Associates' software, the license fees paid by the Company could increase fixed costs significantly. Furthermore, if the Company were to become unable to continue leveraging third party products in the Company's services offerings, the Company's product development costs could increase significantly. Although the Company has not encountered significant difficulties in collecting upon accounts receivable in the past, many of the Company's customers are in an emerging stage, and there can be no assurance that the Company will be able to collect receivables on a timely basis. See "--Risks Associated with Accelerated Business Expansion" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISKS ASSOCIATED WITH ACCELERATED BUSINESS EXPANSION

  A key element of the Company's business strategy is the expansion of the Company's network through the opening of additional Internet Data Centers in geographically diverse locations. The Company currently has eight

Internet Data Centers located in six metropolitan areas: Boston, San Francisco, New York, Los Angeles, Seattle and Washington, D.C., and has a server hosting facility in the London metropolitan area. The Company intends to expand domestically and internationally, including the expected opening of additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999. The Company intends to apply a portion of the proceeds from the sale of the Old Notes to complete this accelerated geographic expansion. The Company's continued expansion and development of its network will depend on, among other things, the Company's ability to assess markets, identify Internet Data Center sites, install facilities and establish local peering interconnections with Internet service providers ("ISPs"), all in a timely manner, at reasonable costs and on terms and conditions acceptable to the Company. The Company's ability to manage this expansion effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The Company's inability to establish additional Internet Data Centers or manage effectively its expansion would have a material adverse effect upon the Company's business, results of operations and financial condition. See "Use of Proceeds" and "--Substantial Leverage and Debt Service."

  The establishment of each additional Internet Data Center will require the Company to expend substantial resources for leases of real estate, significant improvements of such facilities, purchase of equipment, implementation of multiple telecommunications connections and hiring of network, administrative, customer support and sales and marketing personnel. Capital expenditures, including those for new Internet Data Centers, will be funded primarily through existing and future equipment loans and lease lines and the proceeds from the sale of the Old Notes and funds available under the Credit Facility. Moreover, the Company expects to make significant investments in sales and marketing and the development of new services as part of its expansion strategy. During the next 12 months, the Company expects to meet its working capital requirements, including such requirements associated with the Company's planned expansion, with existing cash and cash equivalents and short-term investments including the net proceeds from the sale of the Old Notes, funds available under the Credit Facility, cash from sales of services and proceeds from existing and future working capital lines of credit. However, there can be no assurance that the Company will be successful in generating sufficient cash from sales of services or in raising capital in sufficient amounts on terms acceptable to it, including completion of negotiations associated with the Credit Facility. The failure to generate sufficient cash flows from sales of services or to raise sufficient funds may require the Company to delay or abandon some or all of its development and expansion plans or otherwise forego market opportunities and may make it difficult for the Company to respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

  The Company typically requires at least six months to select the appropriate location for an Internet Data Center, construct the necessary facilities, install equipment and telecommunications infrastructure, and hire the operations and sales personnel needed to conduct business at that site. Expenditures related to an Internet Data Center commence well before the Internet Data Center opens, and it takes an extended period to approach break-even capacity utilization at each site. As a result, the Company expects that individual Internet Data Centers will generally experience losses for in excess of one year from the time they are opened. The Company experiences further losses from sales personnel hired to test market the Company's services in markets where there is no, and may never be an, Internet Data Center. As a result, the Company expects to make investments in expanding the Company's business rapidly into new geographic regions which, while potentially increasing the Company's revenues in the long term, will lead to significant losses for the foreseeable future. The Company's accelerated expansion of the number of the Company's Internet Data Centers is likely to increase the amount and duration of such losses. There can be no assurance that the Company will be able to anticipate accurately the customer demand for such additional Internet Data Centers or that the Company will be able to attract a sufficient number of customers to such facilities. The Company's inability to attract customers to new Internet Data Centers in a timely manner, or at all, would have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBSTANTIAL LEVERAGE AND DEBT SERVICE

  The Company has significant amounts of outstanding indebtedness and interest cost. The Company's level of indebtedness presents risks to investors, including the possibility that the Company may be unable to generate cash sufficient to pay the principal of and interest on the indebtedness when due. At September 30, 1998, the Company had indebtedness of approximately $244.3 million and available borrowings of an aggregate of $5.1 million under a working capital line of credit. In addition, the Company will have the right to issue Additional Notes on or prior to July 1, 1999 in an aggregate principal amount not to exceed $75.0 million. See "Description of Notes-- Issuance of Additional Notes." Furthermore, the Company expects to enter into a new secured Credit Facility, and the Notes would be effectively subordinated to any borrowings under the Credit Facility. Finally, at September 30, 1998, the Company had borrowing availability under existing equipment loans and lease lines of $1.1 million. The Company expects to incur additional equipment loans and lease lines to finance capital expenditures for its Internet Data Centers and may obtain additional working capital lines of credit and lease lines. See "Description of the Notes."

  The Company's ability to make principal and interest payments on the Notes, and service other existing and future indebtedness, will be dependent on the Company's future operating performance, which is itself dependent on a number of factors, many of which are outside of the Company's control. These factors include prevailing economic conditions and financial, competitive, legislative, regulatory and other factors affecting the Company's business and operations, and may be dependent on the availability of borrowings under the expected Credit Facility or other borrowings. Although the Company believes, based on current levels of operations, that its cash flow from operations, together with other sources of liquidity, will be adequate to make required payments of principal and interest on its debt (including the Notes), whether at or prior to maturity, finance anticipated capital expenditures and fund working capital requirements, there is no assurance in this regard. If the Company is unable to generate sufficient cash flow from operations, or additional equipment loans or equipment and working capital lines of credit, in the future to service its debt, it may be required to sell assets, reduce capital expenditures, refinance all or a portion of its existing indebtedness or obtain other sources of financing. There can be no assurance that any such refinancing would be available on commercially reasonable terms, or at all, or that any other financing could be obtained, particularly in view of the Company's high level of indebtedness and the fact that substantially all of the Company's assets have been pledged to secure obligations under certain existing indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 3 and 6 of Notes to Financial Statements.

  The degree to which the Company is leveraged could have important consequences to the Company's future operations, including but not limited to:
(i) increasing the Company's vulnerability to general adverse economic and industry conditions; (ii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements; (iii) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate requirements; (iv) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry in which it competes; and (v) placing the Company at a competitive disadvantage vis-a-vis less leveraged or better capitalized competitors. Certain of the Company's indebtedness is secured by the Company's assets. A default under such indebtedness could result in the foreclosure on such collateral, which would have a material adverse effect on the Company's business, results of operations and financial condition.

EFFECTIVE SUBORDINATION

  The Notes are effectively subordinated to secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes are also effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of the Company's subsidiaries, if any. While the Company does not currently have any subsidiaries, the Indenture does not prohibit it from forming subsidiaries in the future. Any right of the Company to receive assets of any of its subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors) except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company. As of September 30, 1998, there was approximately $44.3 million of indebtedness of the Company to which holders of Notes would have been effectively subordinated. In addition, the Company expects to enter into a new secured Credit Facility, and the Notes are likely to be effectively subordinated to any borrowings under the Credit Facility. The Indenture contains certain limitations on the ability of the Company and its subsidiaries to incur additional indebtedness. However, such limitations are subject to a number of exceptions, and there can be no assurances that the Company and its subsidiaries will not incur significant additional indebtedness in the future, including indebtedness to which the holders of the Notes would be effectively subordinated. See "Description of Notes-- Covenants--Limitation on Debt."

RISKS ASSOCIATED WITH FINANCING ARRANGEMENTS

  Certain of the Company's existing financing arrangements are secured by substantially all of the Company's assets. These financing arrangements require that the Company satisfy certain financial covenants and currently prohibit the payment of dividends and the repurchase of capital stock of the Company without, in each case, the lender's consent. The Company's secured lenders would be entitled to foreclose upon those assets in the event of a default under the financing arrangements and to be repaid from the proceeds of the liquidation of those assets before the assets would be available for distribution to the holders of the Notes in the event that the Company is liquidated. In addition, the collateral security arrangements under the Company's existing financing arrangements may adversely affect the Company's ability to obtain additional borrowings.

COMPETITION

  The market served by the Company is intensely competitive, and such competition is increasing. There are few substantial barriers to entry, and the Company expects that it will face additional competition from existing competitors and new market entrants in the future. The principal competitive factors in this market include Internet system engineering expertise, customer service, network capability, reliability, quality of service and scalability, broad geographic presence, brand name, technical expertise and functionality, the variety of services offered, the ability to maintain and expand distribution channels, customer support, price, the timing of introductions of new services, network security, financial resources and conformity with industry standards. There can be no assurance that the Company will have the resources or expertise to compete successfully in the future.

  The Company's current and potential competitors in the market include: (i) providers of server hosting services; (ii) national and regional ISPs; (iii) global, regional and local telecommunications companies and Regional Bell Operating Companies ("RBOCs"); and (iv) large IT outsourcing firms. The Company's competitors may operate in one or more of these areas and include companies such as certain subsidiaries of GTE Corporation and WorldCom, Inc. ("WorldCom"), International Business Machines Corporation ("IBM") and certain business units of GlobalCenter, Inc. ("GlobalCenter"), which was recently acquired by Frontier Corporation.

  Many of the Company's competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than the Company. As a result, certain of these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than can the Company. In addition, these competitors have entered and will likely continue to enter into joint ventures or consortiums to provide additional services competitive with those provided by the Company.

  Certain of the Company's competitors may be able to provide customers with additional benefits in connection with their Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to the Company's. There can be no assurance that the Company will be able to offset the effects of any such price reductions. In addition, the Company believes that the businesses in which the Company competes are likely to encounter consolidation in the near future, which could result in increased price and other competition that could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

DEPENDENCE ON NEW MARKET; UNCERTAINTY OF ACCEPTANCE OF SERVICES

  The market for Internet system and network management solutions has only recently begun to develop, is evolving rapidly and likely will be characterized by an increasing number of market entrants. There is significant uncertainty regarding whether this market ultimately will prove to be viable or, if it becomes viable, that it will grow. The Company's future growth, if any, will be dependent on the willingness of enterprises to outsource the system and network management of their mission-critical Internet operations and the Company's ability to market its services in a cost-effective manner to a sufficiently large number of customers. There can be no assurance that the market for the Company's services will develop, that the Company's services will be adopted or that businesses, organizations or consumers will use the Internet for commerce and communication. If this market fails to develop, or develops more slowly than expected, or if the Company's services do not achieve market acceptance, the Company's business, results of operations and financial condition would be materially and adversely affected. In addition, in order to be successful in this emerging market, the Company must be able to differentiate itself from its competition through its service offerings, such as its recently introduced collaborative systems management and Internet technology services. There can be no assurance that the Company will be successful in differentiating itself or achieving market acceptance of its services, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services. If the Company incurs increased costs or is unable, for technical or other reasons, to develop and introduce new services or enhancements of existing services in a timely manner, or if new products or services do not achieve market acceptance in a timely manner or at all, the Company's business, results of operations and financial condition could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISK OF SYSTEM FAILURE

  The Company's operations are dependent upon its ability to protect its network infrastructure and customers' equipment against damage from human error, power loss, fire, earthquakes, floods, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Despite precautions taken and planned to be taken by the Company, the occurrence of a natural disaster or other unanticipated problems at one or more of the Company's Internet Data Centers could result in interruptions in the services provided by the Company or significant damage to customer equipment. In addition, failure of any of the Company's telecommunications providers, such as WorldCom or Qwest Communications Corporation ("Qwest"), to provide the data communications capacity required by the Company, as a result of human error, a natural disaster or other operational disruption, could result in interruptions in the Company's services. Any damage to or failure of the systems of the Company or its service providers could result in reductions in, or terminations of, services supplied to the Company's customers, which could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the Company's reputation could be materially adversely affected. The Company has from time to time experienced interruptions in specific circuits within its network resulting from events outside the Company's control, which interruptions have caused short-term degradation in the level of performance of the Company's network.

  The Company's customer contracts currently provide a limited service level warranty related to the continuous availability of service on a 24 hours per day, seven days per week ("24x7") basis, except for certain scheduled maintenance periods. This warranty is generally limited to a credit consisting of free service for a specified limited period of time for disruptions in Internet transmission services. To date, only a limited number of customers have been entitled to this warranty to receive credits for free service. Should the Company incur significant obligations in connection with system downtime, there can be no assurance that the Company's liability insurance would be adequate to cover such expenses. The Company's customer contracts provide for liability of the Company for personal injury or equipment damage in only limited circumstances. Although these customer contracts typically provide for no recovery with respect to incidental, punitive, indirect and consequential damages resulting from damages to equipment or disruption of service, there can be no assurance that, in the event of such damages, the Company would not be found liable, and, in such event, that such damages would not exceed the Company's liability insurance. See "Business--Customers" and "--Network Design."

UNPROVEN NETWORK SCALABILITY

  The Company must continue to expand and adapt its network infrastructure (both its network and its interconnections to other networks) as the number of users and the amount of information they wish to transport increase and to meet changing customer requirements. The expansion and adaptation of the Company's telecommunications infrastructure will require substantial financial, operational and management resources as the Company negotiates telecommunications capacity with its existing and other network infrastructure suppliers. If the Company is required to expand significantly and rapidly its network infrastructure due to increased usage, additional stress will be placed upon the Company's network hardware and traffic management systems as well as the capacity of the networks of the ISPs with which it interconnects. Due to the limited deployment of the Company's services to date, the ability of the Company's network to connect and manage a substantially larger number of customers at high transmission speeds is as yet unknown, and the Company faces risks related to the network's ability to be scaled up to its expected customer levels while maintaining superior performance. As customers' usage of bandwidth increases, the Company will need to make additional investments in its infrastructure, including interconnections, to maintain adequate downstream data transmission speeds, the availability of which may be limited or the cost of which may be significant. The ability of the Company to increase its interconnections depends largely on the ability and willingness of other ISPs, which are outside of the control of the Company. In addition, as the Company adds new customers that have significant bandwidth needs, it may be required to increase quickly its network capacity which may be difficult in light of current lead times within the industry for adding capacity and interconnections. There can be no assurance that additional network capacity and interconnections will be available from third-party suppliers as needed by the Company. As a result, there can be no assurance that the Company's network will be able to achieve or maintain a sufficiently high capacity of data transmission, especially if the usage of the Company's customers increases. The Company's failure to achieve or maintain high capacity data transmission circuits and sufficient interconnections could significantly reduce consumer demand for its services because of possible degradation of service, and have a material adverse effect on its business, results of operations and financial condition. In addition, as the Company upgrades its telecommunications infrastructure to increase bandwidth available to its customers, it is likely to encounter a certain level of equipment or software incompatibility which may cause delays in implementation. There can be no assurance that the Company will be able to expand or adapt its telecommunications infrastructure to meet additional demand or its customers' changing requirements, including its plans to add OC-12 circuits, on a timely basis and at a commercially reasonable cost, or at all. See "Business--Network Design."

DEPENDENCE UPON NETWORK INFRASTRUCTURE

  The Company's success will depend upon the capacity, scalability, reliability and security of its network infrastructure, including the capacity leased from its telecommunications network suppliers. In particular, the Company is dependent on WorldCom and Qwest and certain other telecommunications providers for its backbone capacity (including the Company's dedicated clear channel network and transit access to ISPs) and is therefore dependent on such companies to maintain the operational integrity of its backbone and interconnections. In addition, the Company relies on a number of public and private peering interconnections to deliver its services. If the carriers that operate the Internet exchange points ("IXPs") were to discontinue their support of the peering points and no alternative providers were to emerge, or such alternative providers were to increase the cost of utilizing the IXPs, the distribution of content through the IXPs, including content distributed by the Company, would be significantly constrained. Furthermore, as traffic through the IXPs increases, if commensurate increases in bandwidth are not added, the Company's ability to distribute content rapidly and reliably through these networks will be adversely affected. Many of the companies with which the Company maintains private peering interconnections are competitors of the Company. Currently, the Company does not pay a fee for its public and private peering interconnections. The Company and the operators of these public and private peering interconnections have mutually agreed not to charge each other a fee for the exchange of traffic between their respective networks, which is a standard industry practice. If these organizations were to refuse to continue to interconnect directly with the Company, or begin to impose additional costs (including fees) on the Company to maintain and/or increase these interconnections, the Company might be required to purchase transit access services from these ISPs in order to allow the Company's customers to reach the customers of these ISPs, which would increase the Company's costs and as a result, the Company business, results of operations and financial condition could be materially adversely affected. If the Company chose not to purchase such access, there would be a lack of communication between the Company's customers and the customers of such organization. In those cases where the Company currently purchases backup capacity from other organizations, if these organizations were to increase the pricing associated with such capacity, the Company might be required to identify alternative methods through which it can distribute its customers' content. If the Company were unable on a cost-effective basis to access alternative networks to distribute its customers' content or if it were unable to pass through any additional costs of utilizing these networks to its customers, the Company's business, results of operations and financial condition could be materially adversely affected. See "Business--Network Design."

DEPENDENCE ON THE INTERNET AND INTERNET INFRASTRUCTURE DEVELOPMENT

  The increased use of the Internet for retrieving, sharing and transferring information among businesses, consumers, suppliers and partners has only recently begun to develop, and the Company's success will depend in large part on continued growth in the use of the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and necessary increases in bandwidth availability, remain unresolved and are likely to affect the development of the market for the Company's services. The adoption of the Internet for information retrieval and exchange, commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communications, generally will require the acceptance of a new medium of conducting business and exchanging information. Demand and market acceptance of the Internet are subject to a high level of uncertainty and are dependent on a number of factors, including the growth in consumer access to and acceptance of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences and increases in user bandwidth. In addition, the rate of development and adoption of the Internet has been slower outside of the United States and the cost of bandwidth has been higher. If the Internet as a commercial or business medium fails to develop or develops more slowly than expected, the Company's business, results of operations and financial condition could be materially adversely affected. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by ISPs and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of the Company's services. Potentially increased performance provided by the services of the Company and others is ultimately limited by and reliant upon the speed and reliability of the networks operated by third parties. Consequently, the emergence and growth of the market for the Company's services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion. See "Business--Network Design."

RAPID TECHNOLOGICAL CHANGE; EVOLVING INDUSTRY STANDARDS

  The Company's future success will depend, in part, on its ability to offer services that incorporate leading technology, address the increasingly sophisticated and varied needs of its current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The market for the Company's services is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. There can be no assurance that future advances in technology will be beneficial to, or compatible with, the Company's business or that the Company will be able to incorporate such advances on a cost-effective and timely basis into its business. Moreover, technological advances may have the effect of encouraging certain of the Company's current or future customers to rely on in-house personnel and equipment to furnish the services currently provided by the Company. In addition, keeping pace with technological advances in the Company's industry may require substantial expenditures and lead time. For instance, certain networking hardware may not be immediately compatible with leading edge telecommunications infrastructure services which are not yet widely available and therefore may require the Company to make significant investments to achieve compatibility.

  The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products, services and architectures offered by various vendors. Although the Company often works with various vendors in testing newly developed products, there can be no assurance that such products will be compatible with the Company's infrastructure or that such products will adequately address changing customer needs. Although the Company currently intends to support emerging standards, there can be no assurance that industry standards will be established or, that if they become established, the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market. The failure of the Company to conform to the prevailing standard, or the failure of a common standard to emerge, could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, there can be no assurance that products, services or technologies developed by others will not render the Company's services uncompetitive or obsolete. See "Business-- Product Development."

SYSTEM SECURITY RISKS

  A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Certain of the Company's services rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Despite the Company's design and implementation of a variety of network security measures, there can be no assurance that unauthorized access, computer viruses, accidental or intentional actions and other disruptions will not occur. The Company's Internet Data Centers have in the past experienced and may in the future experience delays or interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Furthermore, such inappropriate use of the network by third parties could also potentially jeopardize the security of confidential information, such as credit card and bank account numbers, stored in the computer systems of the Company and its customers, which could result in liability to the Company and the loss of existing customers or the deterrence of potential customers. Although the Company intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that any such measures implemented by the Company will not be circumvented in the future. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive and the efforts to address such problems could result in interruptions, delays or cessation of service to the Company's customers, which could have a material adverse effect on the Company's business, results of operations and financial condition. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet, especially as a means of conducting commercial transactions. See "Business--Network Design."

DEPENDENCE ON THIRD-PARTY SUPPLIERS

  The Company is dependent on other companies to supply certain key components of its telecommunications infrastructure and system and network management solutions, including telecommunications services and networking equipment that, in the quantities and quality demanded by the Company, are available only from sole or limited sources. See "--Dependence Upon Network Infrastructure." The routers, switches and modems used in the Company's telecommunications infrastructure are currently supplied primarily by Cisco Systems Inc.

("Cisco"). The Company purchases these components pursuant to purchase orders placed from time to time, does not carry significant inventories of these components and has no guaranteed supply arrangements with these vendors. Any failure to obtain required products or services on a timely basis and at an acceptable cost would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, any failure of the Company's sole or limited source suppliers to provide products or components that comply with evolving Internet and telecommunications standards or that interoperate with other products or components used by the Company in its communications infrastructure could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the Company expects to be dependent for a time on third parties to deliver its services from and manage its international operations, including its site in London. See "--Risks Associated with International Operations" and "Business--Network Design."

  The Company has also licensed certain software from Computer Associates that allows the Company to monitor its customers' Internet operations and assist in resolving performance issues that arise from time to time. Under the agreement with Computer Associates, if the Company desires to offer a service that has a substantially similar functionality to that provided by Computer Associates' Unicenter(R) TNG(TM) family of software, or its ARCserve or InocuLAN products (the "CA Products"), the Company must generally utilize the CA Products, as long as they meet the Company's requirements. In addition, the Company is a beta test site for new versions of the CA Products and must, upon commercial deployment, replace existing software with new CA Products if they are substantially similar in functionality. During the term of the agreement, the Company is obligated to pay Computer Associates a royalty equal to one percent of the Company's gross revenues. Either party may terminate this agreement upon 60 days' prior written notice with no penalties. Should Computer Associates or the Company decide to terminate this agreement, the Company has the right to continue licensing software from Computer Associates at a forty percent discount from Computer Associates' prevailing standard prices for five years and the Company will no longer be obligated to pay a royalty to Computer Associates. See "Business--Relationship with Computer Associates."

MANAGEMENT OF GROWTH

  The Company is currently experiencing a period of rapid growth with respect to the building of its Internet Data Centers, expansion of its customer base and increase in the number of Company employees. This growth has placed, and if it continues, will place, a significant strain on the Company's financial, management, operational and other resources, including its ability to ensure customer satisfaction. In addition, the Company may be required to manage multiple relationships with a growing number of third parties as it seeks to complement its service offerings. There can be no assurance that the Company's management, personnel, systems, procedures and controls will be adequate to support the Company's existing and future operations. The Company's ability to manage its growth effectively will require it to continue to expand its operating and financial procedures and controls, to replace or upgrade its operational, financial and management information systems and to attract, train, motivate, manage and retain key employees. The Company has recently hired many key employees and officers, including its President, and as a result, the Company's entire management team has worked together for only a brief time. If the Company's executives are unable to manage growth effectively, the Company's business, results of operations and financial condition could be materially adversely affected. See "Management."

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

  The Company is not currently subject to direct federal, state or local government regulation, other than regulations applicable to businesses generally. There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Although sections of the Communications Decency Act of 1996 (the "CDA") that, among other things, proposed to impose criminal penalties on anyone distributing "indecent" material to minors over the Internet, were held to be unconstitutional by the U.S. Supreme Court, there can be no assurance that similar laws will not be proposed and adopted. The nature of such similar legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation similar to the CDA could subject the Company and/or its customers to potential liability, which in turn could have an adverse effect on the Company's business, results of operations and financial condition. The adoption of any such laws or regulations might decrease the growth of the Internet, which in turn could decrease the demand for the services of the Company or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the services of the Company or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. In addition, as the Company's services are available over the Internet in multiple states and foreign countries, and as the Company facilitates sales by its customers to end users located in such states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state or foreign country. The Company is qualified to do business in only a limited number of states, and failure by the Company to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the failure to qualify and could result in the inability of the Company to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Government Regulation."

RISKS ASSOCIATED WITH INFORMATION DISSEMINATED THROUGH THE COMPANY'S NETWORK

  The law relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against online services companies and Internet access providers under both United States and foreign law for defamation, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their networks. Several private lawsuits seeking to impose such liability upon online services companies and Internet access providers are currently pending. In addition, legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information. The imposition upon the Company and other Internet network providers of potential liability for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources, or to discontinue certain service or product offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. While the Company carries professional liability insurance, it may not be adequate to compensate or may not cover the Company in the event the Company becomes liable for information carried on or disseminated through its networks. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, results of operations and financial condition. Certain businesses, organizations and individuals have in the past sent unsolicited commercial e-mails from servers hosted at the Company's facilities to massive numbers of people, typically to advertise products or services. This practice, known as "spamming," can lead to complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. In addition, certain ISPs and other online services companies could deny network access to companies that allow undesired content or spamming to be transmitted through their networks. The Company has in the past received, and may in the future receive, letters from recipients of information transmitted by the Company's customers objecting to such transmission. Although the Company prohibits its customers by contract from spamming, there can be no assurance that its customers will not engage in this practice, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-- Government Regulation."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

  A component of the Company's strategy is to expand into international markets, and the Company recently opened a site in the London metropolitan area. If revenue generated by any current or future international site or Internet Data Center is not adequate to offset the expense of establishing and maintaining any such international operation, the Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to market, sell and deliver its services outside the United States successfully. In order to expand its international operations, the Company may, among other things, enter into joint ventures or outsourcing agreements with third parties, acquire rights to high-bandwidth transmission capability, acquire complementary businesses or operations, or establish and maintain new operations outside of the United States. In addition, the rate of development and adoption of the Internet has been slower outside of the United States, and the cost of bandwidth has been higher, which may adversely affect the Company's ability to expand its operations and may increase its cost of operations internationally. In addition to the uncertainty as to the Company's ability to expand into international markets, there are certain risks inherent in conducting business internationally, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing foreign operations, differing technology standards, employment laws and practices in foreign countries, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, imposition of currency exchange controls, seasonal reductions in business activity and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. Furthermore, certain foreign governments, such as Germany, have enforced laws and regulations related to content distributed over the Internet that are more strict than those currently in place in the United States. There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's current or future international operations and, consequently, on the Company's business, results of operations and financial condition. In addition, there can be no assurance that the Company will be able to obtain the necessary telecommunications infrastructure in a cost-effective manner or compete effectively in international markets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON KEY PERSONNEL

  The Company's success depends in significant part upon the continued services of its key technical, sales and senior management personnel. Although certain of the Company's executive officers participate in the Company's Executive Employment Policy, none of the Company's officers is a party to an employment agreement with the Company. Any officer or employee of the Company can terminate his or her relationship with the Company at any time. The Company's future success will also depend on its ability to attract, train, retain and motivate highly qualified technical, marketing, sales and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract and retain key personnel. The loss of the services of one or more of the Company's key employees or the Company's failure to attract additional qualified personnel could have a material adverse effect on the Company's business, results of operations and financial condition. The Company does not carry key-man life insurance for any of its employees. See "Business--Employees" and "Management."

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS

  The Company believes that its future growth depends, in part, upon the acquisition of complementary businesses, products, services or technologies. There can be no assurance that the Company will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. The Company may face competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the costs of completing and the time required to complete such acquisitions. Any such acquisitions will require the Company to manage and integrate such acquired businesses, products, services or technologies, coordinate (and possibly change) the diverse operating structures, policies and practices of the acquired entities and to integrate new employees into the Company's organization and culture. Failure to integrate and manage acquired businesses, products, services and technologies successfully could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, future acquisitions by the Company may result in the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expenses. These factors could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROTECTION AND ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

  The Company relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in its products and services. The Company currently has no patented technology that would preclude or inhibit competitors from entering the Company's market. The Company has entered into confidentiality and invention assignment agreements with its employees and contractors, and nondisclosure agreements with its suppliers, distributors and appropriate customers in order to limit access to and disclosure of its proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by the Company to protect its intellectual property will prove sufficient to prevent misappropriation of the Company's technology or to deter independent third-party development of similar technologies. The laws of certain foreign countries may not protect the Company's products, services or intellectual property rights to the same extent as do the laws of the United States. The Company also relies on certain technologies that it licenses from third parties, such as Computer Associates. See "--Dependence on Third-Party Suppliers." There can be no assurance that these third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of such technology could require the Company to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially adversely affect the Company's business, results of operations and financial condition.

  The Company has determined increasingly to develop or acquire additional proprietary intellectual property in addition to licensing technologies from third parties. There can be no assurance that third parties will not claim infringement by the Company with respect to current or future products or services, particularly if such products or services include more of its own proprietary technology. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of products and services and competitors in the Company's industry segment grows. Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company or at all. As a result, any such claim could have a material adverse effect upon the Company's business, results of operations and financial condition. See "Business-- Intellectual Property Rights."

YEAR 2000 RISKS

  Many currently installed computer systems are not capable of distinguishing 21st century dates from 20th century dates. As a result, in less than two years, computer systems or applications used by many companies in a wide variety of industries will experience operating difficulties unless the systems or applications are modified to process information related to the century change adequately. Significant uncertainty exists in the software and other industries concerning the scope and magnitude of problems associated with the century change. To the extent Year 2000 issues cause significant delay in, or cancellation of, decisions to purchase the Company's products or product support, due to the reallocation of resources to address Year 2000 issues or otherwise, the Company's business, results of operations and financial condition could be materially adversely affected.

  Products. Based on its assessment to date, the Company believes that the current versions of its products are either "Year 2000 compliant" or will not require substantial effort or cost to make them Year 2000 compliant. However, many of the Company's customers maintain their Internet operations on servers which may be impacted by Year 2000 complications. The failure of the Company's customers to ensure that their servers are Year 2000 compliant could have a material adverse effect on the Company's customers, which in turn could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the costs of defending and resolving Year 2000 related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, results of operations and financial condition.

  Operations. The Company has reviewed, and continues to review, its internal management information and other systems in order to identify and modify those products, services or systems that may not be Year 2000 compliant. Based on its assessment to date, the Company believes that its internal management information and other systems are either Year 2000 compliant or will not require substantial effort or cost to make them Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been material to date. There can be no assurance that the Company will identify and remedy any Year 2000 problems in a timely fashion, that remedial efforts in this regard will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, results of operations and financial condition. The Company faces additional risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business are not Year 2000 compliant. In the event that any such third parties cannot provide the Company with products, services or systems that are Year 2000 compliant on a timely basis (or in the event that Year 2000 issues prevent such third parties from delivering products, services or systems required by the Company on a timely basis), the Company's business, results of operations and financial condition could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BROAD MANAGEMENT DISCRETION IN ALLOCATION OF PROCEEDS

  The net proceeds to the Company from the sale of the Old Notes, after deducting the underwriting discount and estimated offering expenses, are estimated to be approximately $193.0 million. Approximately $42.4 million of the net proceeds from the sale of the Old Notes are being held in an Escrow Account for the benefit of the Holders of the Notes to fund when due the first four scheduled interest payments on the Notes. The Company expects to use the remaining net proceeds primarily (i) to fund accelerated expansion of the Company's Internet Data Centers and facilities, including capital expenditures and operating expenses associated with the initial operation of such Internet Data Centers and facilities, and expansion of the Company's network infrastructure, and (ii) for other general corporate purposes, including increased research and development and the possible acquisition of or investment in complementary businesses, products, services or technologies. Accordingly, the Company's management has broad discretion as to the allocation of the proceeds from the sale of the Old Notes. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."

ABILITY TO EFFECT REPURCHASE OF THE NOTES UPON CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company may be required to purchase all or a portion of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Prior to commencing such an offer to purchase, the Company may be required to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes, including under the Credit Facility, or (ii) obtain any consent required to make the repurchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, the Company will be unable to offer to purchase the Notes and that failure would constitute an Event of Default under the Indenture. There is no assurance that the Company will have sufficient funds available at the time of any Change of Control to repurchase the Notes. The events that require a repurchase upon a Change of Control under the Indenture may also constitute events of default under the Credit Facility or other indebtedness of the Company. See "Description of the Notes-- Repurchase at the Option of Holders."

BANKRUPTCY RELATED TO ESCROW AMOUNT

  The right of the Trustee (as defined) under the Indenture and the Escrow Agreement (as defined) to foreclose upon and sell Escrow Collateral (as defined) upon the occurrence of an Event of Default on the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy or reorganization case were to be commenced by or against the Company or one or more of its subsidiaries. Under applicable bankruptcy law, secured creditors such as the holders of the Notes are prohibited from foreclosing upon or disposing of a debtor's property without prior bankruptcy court approval. See "Description of Notes--Disbursement of Funds; Escrow Account."

CONTROL BY PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS

  As of September 30, 1998, the Company's executive officers, directors and greater than 5% stockholders (and their affiliates), in the aggregate, owned approximately 33.5% of the Company's outstanding Common Stock. As a result, such persons, acting together, will have the ability to significantly influence matters submitted to stockholders of the Company for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) as well as the management and affairs of the Company. See "Management."

LACK OF PUBLIC MARKET FOR THE NOTES; VOLATILITY

  The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. The New Notes will be new securities, and there is no existing trading market for the New Notes. Accordingly, there is no assurance regarding the future development of a trading market for the New Notes or the ability of the holders, or the price at which such holders may be able, to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the exchange tender price of the Old Notes. Prevailing market prices from time to time will depend on many factors, including then existing interest rates, the Company's operating results and cash flow and the market for similar securities.

  Consequently, even if a trading market for the New Notes does develop, there is no assurance as to the liquidity of that market. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or in the over-the-counter market.

  In addition, the liquidity of, and trading markets for, the New Notes may be adversely affected by declines in the market for high-yield securities generally. Such a decline may adversely affect liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                              RECENT EVENTS

  Third Quarter Results. On October 28, 1998, the Company reported revenues of $14.5 million for the quarter ended September 30, 1998 compared to $3.4 million for the quarter ended September 30, 1997. The Company's revenues for the nine months ended September 30, 1998 were $31.6 million compared to $7.5 million for the nine months ended September 30, 1997. These increases reflected the continuing increase in the number of customers, increases in revenues from existing customers and the opening of new Internet Data Centers.

  Net loss and EBITDA loss (loss before interest, taxes, depreciation, amortization and other non-cash charges) for the third quarter of 1998 were $17.7 million and $9.4 million, respectively, compared to a net loss and EBITDA loss of $6.6 million and $5.6 million, respectively, for the third quarter of 1997. Net loss and EBITDA loss for the nine months ended September 30, 1998 were $45.1 million and $29.5 million, respectively, compared to a net loss and EBITDA loss of $14.6 million and $12.5 million, respectively, for the nine months ended September 30, 1997. These increases in the level of losses reflect increases in both the three and nine month periods ended September 30, 1998 in cost of revenues to $16.4 million and $39.3 million, respectively; marketing and sales expenses to $6.9 million and $20.5 million, respectively; general and administrative expenses to $3.9 million and $9.5 million, respectively; and product development expenses to $953,000 and $2.3 million, respectively, reflecting the costs associated with opening and maintaining additional Internet Data Centers, including the hiring of additional employees. In addition, net interest expense increased to $4.0 million and $5.1 million for the three and nine month periods ended September 30, 1998, respectively, which reflected increased interest expenses associated with the $200 million of Notes issued by the Company on July 1, 1998 and increased borrowings under equipment loans and lease agreements to finance the construction of Internet Data Centers and working capital lines of credit to finance working capital for operations.

  As of September 30, 1998, the Company's cash and cash equivalents was $191.0 million and its working capital was $163.0 million. As of that date, the Company also had total bank borrowings, debt and capital lease obligations of $244.3 million. For the nine months ended September 30, 1998, the Company used net cash for operating activities of $31.2 million (primarily due to net losses) and net cash for investing activities of $26.5 million (primarily due to capital expenditures related to the construction of Internet Data Centers, leasehold improvements, furniture and fixtures and computers and other equipment) and generated net cash of $238.5 million from financing activities (primarily due to the Company's $200 million Note offering in July 1998). As of September 30, 1998, the Company had commitments under the capital leases and noncancellable operating leases of $12.7 million and $92.5 million, respectively, through 2010.

  Arca Systems Acquisition. On October 2, 1998, the Company entered into an Asset Purchase Agreement with CyberGuard Corporation under which it purchased substantially all of the assets, including all of Arca's customer agreements, and assumed certain liabilities of Arca Systems, Inc. ("Arca"), a wholly-owned subsidiary of CyberGuard Corporation. Arca is a provider of advanced network and system security consulting services and designs and develops security technology solutions for complex and sensitive information systems. The Company also hired Arca's 37 employees. Arca will operate as a wholly-owned subsidiary of the Company. The consideration paid to CyberGuard Corporation in connection with the purchase of assets, together with amounts paid to Arca employees in connection with their initial employment by the Company and expenses associated with these transactions, amounted to an aggregate of less than $8 million.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the issuance of the New Notes offered pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all respects to the New Notes except for certain transfer restrictions and registration rights. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

  The estimated net proceeds from the sale of the Old Notes, after deducting the underwriting discounts and estimated offering expenses, were approximately $193.0 million. Approximately $42.4 million of such net proceeds were invested in U.S. Government Securities (as defined) and held in an Escrow Account for the benefit of the Holders of the Notes to fund when due the first four scheduled interest payments on the Notes. The remaining net proceeds, together with borrowings under the Credit Agreement, will be used primarily (i) to fund accelerated expansion of the Company's Internet Data Centers and facilities, including capital expenditures and operating expenses associated with the initial operation of such Internet Data Centers and facilities, and expansion of the Company's network infrastructure, and (ii) for other general corporate purposes, including increased research and development and the possible acquisition of or investment in complementary businesses, products, services or technologies. In the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products and technologies. However, the Company has no present commitments or agreements with respect to any acquisition of any material businesses, products, services or technologies. Pending such uses, the Company has invested the net proceeds from the sale of the Old Notes in investment-grade, short-term, interest-bearing securities. See "Risk Factors--Broad Management Discretion in Allocation of Proceeds" and "--Bankruptcy Related to Escrow Amount."

                                CAPITALIZATION

  The following table sets forth the unaudited capitalization of the Company as of June 30, 1998 on an actual basis and as adjusted to reflect the receipt of the estimated net proceeds from the sale of the Old Notes and the application of the net proceeds therefrom.

                                                              JUNE 30, 1998
                                                           --------------------
                                                           ACTUAL   AS ADJUSTED
                                                           -------  -----------
                                                             (IN THOUSANDS)
Cash and cash equivalents................................. $60,720   $211,343
                                                           =======   ========
Restricted cash and investments...........................   1,938     44,315
                                                           =======   ========
Current portion of equipment loans, line of credit
 facility and capital lease
 obligations (1)..........................................  10,595     10,595
                                                           =======   ========
Debt (excluding current maturities) (1):
  Bank borrowings.........................................     --         --
  Equipment loans and line of credit facility.............  21,453     21,453
  Capital lease obligations...............................   8,461      8,461
  11 1/4% Senior Notes....................................     --     200,000
Stockholders' equity (2):
  Preferred stock, $0.001 par value: 5,000,000 shares
   authorized, no shares issued or outstanding............     --         --
  Common stock, $0.001 par value: 50,000,000 shares
   authorized, 19,477,098 shares issued and outstanding...      19         19
  Additional paid-in capital.............................. 115,160    115,160
  Notes receivable from stockholders......................     (53)       (53)
  Deferred stock compensation.............................  (1,641)    (1,641)
  Accumulated deficit..................................... (57,974)   (57,974)
                                                           -------   --------
  Total stockholders' equity..............................  55,511     55,511
                                                           -------   --------
    Total capitalization.................................. $85,425   $285,425
                                                           =======   ========

--------
(1) See Notes 3, 6 and 8 of Notes to Financial Statements.
(2) Does not include (i) 3,259,412 shares of Common Stock issuable upon the exercise of stock options outstanding under the Company's stock option plans as of June 30, 1998 with a weighted average per share exercise price of $6.69, (ii) 1,777,624 shares of Common Stock available for future grant as of June 30, 1998 under the Company's stock and option plans or (iii) 246,557 shares of Common Stock issuable upon the exercise of warrants outstanding as of June 30, 1998 with a weighted average per share exercise price of $7.94. See Notes 5 and 8 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with the Company's Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The statement of operations data for each of the years in the three-year period ended December 31, 1997, and the balance sheet data as of December 31, 1996 and 1997, are derived from financial statements of the Company that have been audited by KPMG Peat Marwick LLP, independent auditors, and are included elsewhere in this Prospectus. The statement of operations data for the six month periods ended June 30, 1997 and 1998 and the balance sheet data as of June 30, 1998 are derived from unaudited financial statements included elsewhere in this Prospectus. The balance sheet data as of December 31, 1994 and 1995 are derived from financial statements of the Company that have been audited by KPMG Peat Marwick LLP that are not included herein. The statement of operations data for the years ended December 31, 1993 and 1994 and the three months ended March 31, June 30, September 30 and December 31, 1997 and March 31 and June 30, 1998 and the balance sheet data as of December 31, 1993, are derived from unaudited financial statements that are not included herein. The unaudited financial statements have been prepared on substantially the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for such periods. Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

                                YEAR ENDED DECEMBER 31,      SIX MONTHS ENDED
                               ----------------------------  ------------------
                                                             JUNE 30,  JUNE 30,
                                 1995      1996      1997      1997      1998
                               --------  --------  --------  --------  --------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $  1,408  $  3,130  $ 12,408  $  4,062  $ 17,176
                               --------  --------  --------  --------  --------
Cost and expenses:
 Cost of revenues............     1,128     2,990    16,868     4,898    22,864
 Marketing and sales.........     1,056     2,734    12,702     4,376    13,580
 General and administrative..       427     1,056     5,983     2,079     5,657
 Product development.........        70       444     1,647       588     1,364
                               --------  --------  --------  --------  --------
 Total cost and expenses.....     2,681     7,224    37,200    11,941    43,465
                               --------  --------  --------  --------  --------
 Operating loss..............    (1,273)   (4,094)  (24,792)   (7,879)  (26,289)
 Net interest expense........        38        39       506       137     1,108
                               --------  --------  --------  --------  --------
 Net loss....................    (1,311)   (4,133)  (25,298)   (8,016)  (27,397)
 Cumulative dividends and
  accretion on redeemable
  convertible preferred
  stock......................       --        --     (1,413)      --     (2,014)
                               --------  --------  --------  --------  --------
Net loss attributable to
 common stockholders.........  $ (1,311) $ (4,133) $(26,711) $ (8,016) $(29,411)
                               ========  ========  ========  ========  ========
Basic and diluted net loss
 per share (1)...............  $  (1.00) $  (2.16) $ (13.85) $  (4.16) $  (2.57)
                               ========  ========  ========  ========  ========
Shares used in computing
 basic and diluted net loss
 per share (1)...............     1,315     1,914     1,928     1,927    11,460
                               ========  ========  ========  ========  ========
STATEMENT OF CASH FLOWS DATA:
Net cash used for operating
 activities..................  $   (453) $ (2,998) $(15,096) $ (5,493) $(16,670)
Net cash used for investing
 activities..................       (77)   (3,617)  (22,911)   (5,765)  (17,842)
Net cash provided by
 financing activities........       692    10,167    44,562    23.884    84,962
OTHER DATA:
EBITDA (2)...................  $ (1,208) $ (3,633) $(20,274) $ (6,917) $(20,062)
Depreciation and
 amortization................        65       461     3,429       962     4,689
Capital expenditures.........        69     3,499    22,489     5,765    17,842
Deficiency of earnings
 available to cover fixed
 charges (3).................    (1,311)   (4,133)  (25,298)   (8,016)  (27,397)

--------
(1) See Note 1 of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing per share data.
(2) Represents loss before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges ("EBITDA"). Although EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles, and, although EBITDA may not be comparable to other similarly titled information from other companies, the Company's management believes that EBITDA is an additional meaningful measure of performance and liquidity.
(3) Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense the Company believes to be representative of interest.

                                            THREE MONTHS ENDED
                          -----------------------------------------------------------
                          MAR. 31,  JUNE 30,  SEPT. 30,  DEC. 31,  MAR. 31,  JUNE 30,
                            1997      1997      1997       1997      1998      1998
                          --------  --------  ---------  --------  --------  --------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $  1,669  $  2,393  $  3,443   $  4,903  $  7,105  $ 10,071
                          --------  --------  --------   --------  --------  --------
Cost and expenses:
 Cost of revenues.......     1,899     2,999     4,644      7,326     9,881    12,983
 Marketing and sales....     1,630     2,746     3,291      5,035     6,417     7,163
 General and
  administrative........       916     1,163     1,447      2,457     2,657     3,000
 Product development....       203       385       512        547       645       719
                          --------  --------  --------   --------  --------  --------
  Total cost and
   expenses.............     4,648     7,293     9,894     15,365    19,600    23,865
                          --------  --------  --------   --------  --------  --------
 Operating loss.........    (2,979)   (4,900)   (6,451)   (10,462)  (12,495)  (13,794)
 Net interest expense...        56        81       105        264       826       282
                          --------  --------  --------   --------  --------  --------
  Net loss..............    (3,035)   (4,981)   (6,556)   (10,726)  (13,321)  (14,076)
 Cumulative dividends
  and accretion on
  redeemable convertible
  preferred stock.......       --        --       (823)      (590)   (2,014)      --
                          --------  --------  --------   --------  --------  --------
Net loss attributable to
 common stockholders....  $ (3,035) $ (4,981) $ (7,379)  $(11,316) $(15,335) $(14,076)
                          ========  ========  ========   ========  ========  ========
Basic and diluted net
 loss per share(1)......                                           $  (4.46) $  (0.73)
                                                                   ========  ========
Shares used in computing
 basic and diluted net
 loss per share(1)......                                              3,436    19,412
                                                                   ========  ========
STATEMENT OF CASH FLOWS
 DATA:
 Net cash used for
  operating activities..  $ (1,554) $ (3,519) $ (4,147)  $ (5,876) $ (7,760) $ (8,910)
 Net cash used for
  investing activities..    (2,802)   (3,383)   (8,841)    (7,885)   (7,146)  (10,696)
 Net cash provided by
  financing activities..     3,496    20,388       530     20,148    78,789     6,173
OTHER DATA:
 EBITDA(2)..............  $ (2,629) $ (4,288) $ (5,566)  $ (7,791) $ (9,617) $(10,445)
 Depreciation and
  amortization..........       350       612       800      1,667     1,975     2,714
 Capital expenditures...     2,606     3,159     9,010      7,714     7,225    10,617
 Deficiency of earnings
  available to cover
  fixed charges(3)......    (3,035)   (4,981)   (6,556)   (10,726)  (13,321)  (14,076)

                                                   YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                      1993           1994
                                                  -------------  ------------
                                                    (IN THOUSANDS, EXCEPT
                                                  RATIO AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(4):
Revenues......................................... $         266  $        977
Operating income.................................            19           143
Net income.......................................            19           144
Basic and diluted net income per share........... $        0.02  $       0.14
Shares used in computing basic and diluted net
 income per share................................         1,000         1,000
Ratio of earnings to fixed charges(3)............            11x           25x

--------
(1) See Note 1 of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing per share data.
(2) Represents loss before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges ("EBITDA"). Although EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles, and, although EBITDA may not be comparable to other similarly titled information from other companies, the Company's management believes that EBITDA is an additional meaningful measure of performance and liquidity.
(3) Earnings consist of income (loss) before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense the Company believes to be representative of interest.
(4) The Company is the successor to a Maryland corporation that was formed in August 1992 to provide computer consulting services. The Company began to offer Internet connectivity services to enterprises in October 1994 and server hosting services in late 1995. In August 1996, the Company opened its first dedicated Internet Data Center and refocused its business strategy on providing Internet system and network management solutions for enterprises with mission-critical Internet operations.

                                            DECEMBER 31,
                                 -------------------------------------  JUNE 30,
                                 1993  1994  1995     1996      1997      1998
                                 ----  ---- -------  -------  --------  --------
                                               (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents....... $ 2   $  1 $   163  $ 3,715  $ 10,270  $ 60,720
Restricted cash and
 investments....................   -      -       -      378     1,753     1,938
Working capital (deficiency)....  (5)    93  (1,170)   1,892    (3,707)   39,571
Total assets....................  32    320     840    8,289    40,973   113,040
Equipment loans, line of credit
 facility and capital lease
 obligations, less current
 portion........................   -      -     141    1,449    15,135    29,914
Total stockholders' equity
 (deficit)......................  25    169  (1,140)  (5,234)  (30,600)   55,511

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, those set forth under "Risk Factors."

OVERVIEW

  Exodus is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. The Company's solutions include server hosting, Internet connectivity, collaborative systems management and Internet technology services, which together provide the high performance, scalability and expertise that enterprises need to optimize Internet operations. The Company delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a redundant high-performance national Internet backbone ring.

  The Company is the successor to a Maryland corporation that was formed in August 1992 to provide computer consulting services. The Company began to offer Internet connectivity services to enterprises in October 1994 and server hosting services in late 1995. In August 1996, the Company opened its first dedicated Internet Data Center and refocused its business strategy on providing Internet system and network management solutions for enterprises with mission-critical Internet operations. Since refocusing its business strategy, the Company has derived most of its revenues (and substantially all of its growth in revenues) from customers for which it provides these services. Each of the Company's Internet Data Center customers initially purchases a subset of the Company's service offerings to address specific departmental or enterprise Internet computing needs, and some of these customers purchase additional services as the scale and complexity of their Internet operations increase. The Company sells its services under contracts that typically have terms of one year. Customers pay monthly fees for the services utilized, as well as one-time fees for installation and for any equipment that they choose to purchase from the Company. Beginning with the quarter ended March 31, 1998, the Company determined not to disclose separately the portions of total revenues and cost of revenues consisting of service revenues and equipment revenues, as equipment revenues had, for each quarterly period beginning in 1997, represented less than 10% of total revenues and the Company expected, and continues to expect, equipment revenues to remain less than 10% of total revenues going forward. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as the level of customer equipment demands, which could cause actual results to differ materially.

  The Company opened its first Internet Data Center in the San Francisco metropolitan area in August 1996. Since that time, the Company has opened seven additional domestic Internet Data Centers in the metropolitan areas of New York (March 1997), San Francisco (second site--August 1997; third site-- June 1998), Seattle (September 1997), Los Angeles (October 1997), Washington, D.C. (December 1997) and Boston (July 1998), and has a server hosting facility in London. See "Business--Facilities." These facilities serve as a base for the array of solutions offered by the Company, including server hosting, Internet connectivity, collaborative systems management and Internet technology services. The building of Internet Data Centers has required the Company to obtain substantial equity and debt financing. See "Risk Factors-- Substantial Leverage and Debt Service" and "--Liquidity and Capital Resources" below.

  The Company intends to expand domestically and internationally, including the expected opening of additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999. Prior to building an Internet Data Center in a new geographic region, the Company employs various means to evaluate the market opportunity in a given location, including the use of focus groups and market research on Internet usage statistics, the pre-selling of services into the proposed market and analysis of specific financial criteria. The Company typically requires at least six months to select the appropriate location for an Internet Data Center, construct the necessary facilities, install equipment and telecommunications infrastructure, and hire the operations and sales personnel needed to conduct business at that site. Expenditures related to an Internet Data Center commence well before the Internet Data Center opens, and it takes an extended period to approach break-even capacity utilization at each site. As a result, the Company expects that individual Internet Data Centers will experience losses in excess of one year from the time they are opened. The Company experiences further losses from sales personnel hired to test market the Company's services in markets where there is no, and may never be an, Internet Data Center. As a result, the Company expects to make investments in expanding the Company's business rapidly into new geographic regions which, while potentially increasing the Company's revenues in the long term, will lead to significant losses for the foreseeable future. See "Risk Factors--Risks Associated with Accelerated Business Expansion" for risks related to the foregoing forward-looking statements.

  Since the Company began to offer server hosting services in 1995, it has experienced operating losses and negative cash flows from operations in each quarterly and annual period. As of September 30, 1998, the Company had an accumulated deficit of approximately $75.6 million. The revenue and income potential of the Company's business and market is unproven, and the Company's limited operating history makes an evaluation of the Company and its prospects difficult. Currently, the Company anticipates making significant investments in new Internet Data Centers, product development and sales and marketing programs and personnel and therefore believes that it will continue to experience net losses on a quarterly and annual basis for the foreseeable future. The Company and its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the new and rapidly evolving market for Internet system and network management solutions. To address these risks, among other things, the Company must market its brand name effectively, provide scalable, reliable and cost-effective services, continue to grow its infrastructure to accommodate new Internet Data Centers and increased bandwidth use of its network, expand its channels of distribution, retain and motivate qualified personnel and continue to respond to competitive developments. Failure of the Company's products and services to achieve market acceptance would have a material adverse effect on the Company's business, results of operations and financial condition. There can be no assurance that the Company will ever achieve profitability on a quarterly or an annual basis or will sustain profitability if achieved. See "Risk Factors--Limited Operating History; History of Losses" for risks related to the foregoing forward-looking statements.

QUARTERLY RESULTS OF OPERATIONS

  The following table sets forth certain statement of operations data as a percentage of total revenues for the three months ended March 31, June 30, September 30 and December 31, 1997 and March 31 and June 30, 1998. This information has been derived from the Company's unaudited financial statements, which, in management's opinion, have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the quarters presented. This information should be read in conjunction with the Financial Statements and Notes thereto included elsewhere in this Prospectus. The operating results in any quarter are not necessarily indicative of the results for any future period.

                                           THREE MONTHS ENDED
                         -----------------------------------------------------------
                         MAR. 31,  JUNE 30,  SEPT. 30,  DEC. 31,  MAR. 31,  JUNE 30,
                           1997      1997      1997       1997      1998      1998
                         --------  --------  ---------  --------  --------  --------
Revenues................   100.0%    100.0%    100.0%     100.0%    100.0%    100.0%
                          ------    ------    ------     ------    ------    ------
Cost and expenses:
  Cost of revenues......   113.8     125.3     134.9      149.4     139.1     128.9
  Marketing and sales...    97.7     114.8      95.6      102.7      90.3      71.1
  General and
   administrative.......    54.9      48.6      42.0       50.1      37.4      29.8
  Product development...    12.1      16.0      14.8       11.2       9.1       7.1
                          ------    ------    ------     ------    ------    ------
    Total cost and
     expenses...........   278.5     304.7     287.3      313.4     275.9     236.9
                          ------    ------    ------     ------    ------    ------
Operating loss..........  (178.5)   (204.7)   (187.3)    (213.4)   (175.9)   (136.9)
Net interest expense....     3.4       3.4       3.1        5.4      11.6       2.8
                          ------    ------    ------     ------    ------    ------
    Net loss............  (181.9)%  (208.1)%  (190.4)%   (218.8)%  (187.5)%  (139.7)%
                          ======    ======    ======     ======    ======    ======

 Revenues

  The Company's revenues consist of service revenues and equipment revenues. Service revenues consist of monthly fees for server hosting, Internet connectivity, collaborative systems management and Internet technology services and one-time fees for installation. Service revenues (other than installation fees) are generally billed and recognized ratably over the term of the contract, generally one year. Installation fees are typically recognized at the time that installation occurs. Equipment revenues consist of sales to customers of third-party equipment, as an accommodation to facilitate their purchase of services; thus, the Company's equipment revenues have varied from quarter to quarter depending on particular customer needs. Revenues from equipment sales are recognized at the time the equipment is shipped to the customer or placed into service at an Internet Data Center. The Company's customers generally do not have the right to return equipment purchased from the Company, although the Company may elect from time to time to accept such a return.

  The Company's revenues increased sequentially each quarter with an overall increase from $1.7 million in the quarter ended March 31, 1997 to $10.1 million in the quarter ended June 30, 1998. This growth in revenues resulted primarily from the growth in the Company's service revenues due to increases in the number of customers, increases in revenues per customer and the opening of new Internet Data Centers. During 1997 and the first half of 1998, more than 90% of the Company's total revenues were derived from service revenues, and the Company expects that it will continue to derive substantially all of its revenues from service revenues in the foreseeable future. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as the level of customer equipment demands, which could cause actual results to differ materially.

 Cost of Revenues

  Cost of revenues consists of cost of service revenues and cost of equipment revenues. The Company's cost of service revenues is comprised primarily of the Company's costs for its nationwide backbone network and local telco loops, salaries and benefits for the Company's customer service and operations personnel (including its network engineers, backbone engineers, network management and systems personnel and installers), and depreciation, rent, repairs and utilities related to the Company's Internet Data Centers. Cost of equipment revenues represents the cost to the Company of third-party equipment sold to customers.

  The Company's cost of revenues increased sequentially each of the last six quarters, with an overall increase from $1.9 million in the quarter ended March 31, 1997 to $13.0 million in the quarter ended June 30, 1998. Cost of revenues as a percentage of revenues increased sequentially each quarter through the quarter ended December 31, 1997 then declined somewhat in the quarters ended March 31 and June 30, 1998, with an overall increase during the periods presented from 113.8% in the quarter ended March 31, 1997 to 128.9% in the quarter ended June 30, 1998. The overall increase in cost of revenues in absolute dollars and as a percentage of revenues was primarily the result of wages, depreciation and other costs associated with opening additional Internet Data Centers, and the increased costs for the Company's network infrastructure. The decrease in cost of revenues as a percentage of revenues in the quarters ended March 31 and June 30, 1998 from the prior quarters resulted from revenue growing faster than the Company's associated costs. Cost of service revenues for each quarter represented in excess of 90% of cost of revenues, and the Company expects that cost of service revenues will constitute substantially all of its cost of revenues in the foreseeable future. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as the level of customer equipment demands, which could cause actual results to differ materially. The Company expects that its cost of revenues as a percentage of revenues may remain above 100% through most of the first half of 1999. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as the level of revenues achieved by the Company. See "Risk Factors--Potential Fluctuations in Operating Results."

 Marketing and Sales

  The Company's marketing and sales expenses are comprised primarily of salaries and benefits for the Company's marketing and sales personnel, printing and advertising costs, consultants' fees and travel and entertainment expenses. Marketing and sales expenses have increased sequentially in each of the last six quarters as a result of increased marketing and sales personnel, increased marketing program expenses and other marketing efforts. Marketing and sales expenses as a percentage of total revenues fluctuated from quarter to quarter primarily due to increases in headcount and the timing of advertising and other promotional activities such as trade shows. The Company expects that marketing and sales expenses will continue to increase in absolute dollars during the remainder of 1998 but will continue the decline as a percentage of total revenues experienced in the quarters ended March 31 and June 30, 1998 as recurring revenues from existing customers, which tend to have lower marketing and sales expenses associated with them, become a higher percentage of total revenues. However, the foregoing forward-looking statement is subject to risks and uncertainties such as risks associated with the Company's achievement of anticipated levels of revenues and expenses and competition. See "Risk Factors--Competition," "--Dependence on New Market" and "--Uncertainty of Acceptance of Services."

 General and Administrative

  The Company's general and administrative expenses consist primarily of salaries and benefits for the Company's administrative and management information systems personnel and fees paid for professional services and recruiting. General and administrative expenses have increased primarily as a result of additional personnel, recruiting fees, professional fees and consulting costs. General and administrative expenses as a percentage of total revenues increased during the quarters ended March 31 and June 30, 1997 due to increased professional services and recruiting fees and increased during the quarter ended December 31, 1997 primarily as a result of $656,000 of amortization of deferred compensation expense and $278,000 of professional services and recruiting fees. General and administrative expenses for the quarters ended March 31 and June 30, 1998 decreased significantly as a percentage of total revenues from the prior quarter due to faster growing revenues and improved operating efficiencies and, with respect to the quarter ended March 31, 1998, lower stock compensation expenses. The Company expects that general and administrative expenses will continue to increase in absolute dollars but will continue to decline as a percentage of total revenues as existing overhead is spread over more substantial operations. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as risks associated with the Company's achievement of anticipated levels of revenues and expenses, which may cause actual results to differ materially. See "Risk Factors-- Potential Fluctuations in Operating Results."

 Product Development

  The Company's product development expenses consist primarily of salaries and benefits for the Company's product development personnel and fees paid to consultants, all of whom focus their efforts primarily on the integration of best-of-breed products and services developed by leading technology vendors with the Company's services and the development of the Company's proprietary technologies. Product development expenses have increased in absolute dollars every quarter since March 31, 1997 as a result of continuing efforts to integrate and enhance best-of-breed third-party technologies to support the Company's service offerings. Product development expenses as a percentage of total revenues decreased during 1997 and the first two quarters of 1998 generally due to revenues growing faster than product development expenses. However, from March 31, 1997 to June 30, 1997, product development expenses increased as a percentage of total revenues due to an acceleration in the costs of product development employees and consultants at a higher rate than revenues. The Company expects that product development expenses will continue to increase in absolute dollars as the Company makes additional investments in developing proprietary technology, particularly related to its collaborative systems management services, but will decline as a percentage of total revenues as existing costs are spread over a larger revenue base. However, the foregoing forward-looking statement is subject to risks and uncertainties, such as risks associated with the Company's achievement of anticipated levels of revenues and expenses, which may cause actual results to differ materially. See "Risk Factors--Potential Fluctuations in Operating Results."

 Stock Compensation Expense

  In the quarters ended September 30 and December 31, 1997, the Company recorded aggregate deferred stock compensation of approximately $3.5 million in connection with the grant of certain stock options from March through December 1997, which amount is generally being amortized over the 50 month vesting period of such options. This amortization is being recorded in a manner consistent with Financial Accounting Standards Board ("FASB") Interpretation No. 28. The Company also recorded stock compensation of approximately $261,000 in connection with stock grants in the quarter ended June 30, 1998. Of the total deferred stock compensation, approximately $85,000 was amortized in the quarter ended September 30, 1997, approximately $1.0 million was amortized in the quarter ended December 31, 1997, approximately $378,000 was amortized in the quarter ended March 31, 1998 and approximately $374,000 was amortized in the quarter ended June 30, 1998. The Company expects amortization of approximately $600,000 during the remainder of 1998, $700,000 during 1999, $300,000 during 2000 and $100,000 during 2001 related to these options. These amortization amounts are allocated among the expense categories discussed above. See Note 5 of Notes to Financial Statements.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997 AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998

  The following table sets forth certain statement of operations data as a percentage of total revenues for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998. The information for the years ended December 31, 1995, 1996 and 1997 has been derived from the Company's audited financial statements included in this Prospectus. The information for the six month periods ended June 30, 1997 and 1998 has been derived from the Company's unaudited financial statements included in this Prospectus, which, in management's opinion, have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the quarters presented. This information should be read in conjunction with the Financial Statements and Notes thereto included herein. The operating results in any quarter are not necessarily indicative of the results to be expected for any future period.

                                    YEAR ENDED            SIX MONTHS ENDED
                                   DECEMBER 31,               JUNE 30,
                                -----------------------   -------------------
                                1995     1996     1997      1997       1998
                                -----   ------   ------   --------   --------
Revenues....................... 100.0%   100.0%   100.0%     100.0%     100.0%
                                -----   ------   ------   --------   --------
Cost and expenses:
  Cost of revenues.............  80.1     95.5    135.9      120.6      133.1
  Marketing and sales..........  75.0     87.3    102.4      107.7       79.1
  General and administrative...  30.3     33.8     48.2       51.2       32.9
  Product development..........   5.0     14.2     13.3       14.5        7.9
                                -----   ------   ------   --------   --------
    Total cost and expenses.... 190.4    230.8    299.8      294.0      253.0
                                -----   ------   ------   --------   --------
Operating loss................. (90.4)  (130.8)  (199.8)    (194.0)    (153.0)
Net interest expense...........   2.7      1.2      4.1        3.4        6.5
                                -----   ------   ------   --------   --------
    Net loss................... (93.1)% (132.0)% (203.9)%   (197.4)%   (159.5)%
                                =====   ======   ======   ========   ========

 Revenues

  The Company's revenues increased 122% from $1.4 million in 1995 to $3.1 million in 1996 and increased an additional 296% to $12.4 million in 1997. Service revenues increased 130% from $1.1 million in 1995 to $2.5 million in 1996. The growth in the Company's service revenues from 1995 to 1996 resulted primarily from an increase in the number of customers to which the Company provided Internet connectivity and to a lesser extent from an increase in service revenues per Internet connectivity customer. Service revenues increased 372% from $2.5 million in 1996 to $11.6 million in 1997. This growth in service revenues was primarily the result of opening the Company's first two Internet Data Centers in August 1996 and March 1997, increases in the number of new customers, substantially all of which were Internet Data Center customers, and increases in revenues per customer. Service revenue as a percentage of total revenues increased from 75.9% in 1995 to 78.4% in 1996 and to 93.4% in 1997. The Company sells third-party equipment to its customers as an accommodation to facilitate their purchase of services. The Company's equipment revenues increased 99% from $340,000 in 1995 to $676,000 in 1996 and increased an additional 21% to $820,000 in 1997.

  The Company's revenues increased 323% to $17.2 million for the six months ended June 30, 1998 from $4.1 million in the same period of the prior year. This growth in revenues resulted primarily from increases in the number of customers, increases in revenues from existing customers and the opening of new Internet Data Centers.

 Cost of Revenues

  Cost of service revenues increased from $846,000 in 1995 to $2.5 million in 1996 and to $16.2 million in 1997. The Company's cost of service revenues as a percentage of service revenues increased from 79% in 1995 to 103% in 1996 and to 140% in 1997. The increases in cost of service revenues in absolute dollars and as a percentage of service revenues were due to increased costs associated with the build-out and operation of the Company's increasing number of Internet Data Centers, including increased costs for its network backbone and local telco loops, salaries and benefits for its customer service and operations personnel, depreciation and rent. Costs for the Company's network backbone and local telco loops increased by approximately $834,000 from 1995 to 1996 and by approximately $3.8 million from 1996 to 1997. Salaries and benefits for its customer service and operations personnel increased by approximately $341,000 from 1995 to 1996 and by approximately $3.5 million from 1996 to 1997. Depreciation increased by approximately $346,000 from 1995 to 1996 and by approximately $3.0 million from 1996 to 1997. Rent expense increased by approximately $36,000 from 1995 to 1996 and by approximately $945,000 from 1996 to 1997. Cost of equipment revenues increased from $282,000 in 1995 to $452,000 in 1996 and to $640,000 in 1997. Cost of equipment revenues varies primarily as a result of equipment revenues and, to a lesser extent, the mix of equipment purchased by customers.

  The Company's cost of revenues increased 367% to $22.9 million for the six months ended June 30, 1998 from $4.9 million in the same period of the prior year. Cost of revenues as a percentage of revenues increased to 133% for the six months ended June 30, 1998 from 121% in the same period of the prior year. These increases in cost of revenues in absolute dollars and as a percentage of revenues were primarily the result of costs associated with the opening of additional Internet Data Centers, including the hiring of additional employees, and the Company's expansion and increased capacity of its nationwide backbone network.

 Marketing and Sales

  The Company's marketing and sales expenses increased from $1.1 million in 1995 to $2.7 million in 1996 and to $12.7 million in 1997. These increases were primarily the result of hiring additional marketing and sales personnel and expanding marketing programs in connection with the Company's expansion of its operations, including the number and scope of its Internet system and network management solutions. Salaries and benefits for its sales and marketing personnel increased by approximately $649,000 from 1995 to 1996 and by approximately $6.1 million from 1996 to 1997, and costs associated with tradeshows and advertising increased by approximately $328,000 from 1995 to 1996 and by approximately $977,000 from 1996 to 1997.

  The Company's marketing and sales expenses increased 210% to $13.6 million (including a one-time non-cash charge of $525,000 related to a warrant issued to At Home Corporation in the first quarter of 1998 in connection with a distribution relationship) for the six months ended June 30, 1998 from $4.4 million in the same period of the prior year. Marketing and sales expenses increased as a result of additional marketing and sales personnel, increased travel and entertainment expenses, increased trade shows and marketing events and increased public relations expenses. Marketing and sales expenses as a percentage of revenues decreased to 79% for the six months ended June 30, 1998 from 108% in the same period of the prior year. This decline was due primarily to increased recurring revenues from existing customers, which tend to have lower marketing and sales associated with them, as well as the Company's general significant increase in revenues between the comparison periods.

 General and Administrative

  The Company's general and administrative expenses increased from $427,000 in 1995 to $1.1 million in 1996 and to $6.0 million in 1997. These increases were primarily the result of increased hiring of general and administrative personnel, costs for consultants and professional services providers, fees paid for recruiting and amortization of deferred compensation. Salaries and benefits for general and administrative personnel increased by approximately $202,000 from 1995 to 1996 and by approximately $2.0 million from 1996 to 1997. Costs for consultants and professional services providers increased by approximately $57,000 from 1995 to 1996 and by approximately $1.1 million from 1996 to 1997. Recruiting fees increased by approximately $193,000 from 1995 to 1996 and by approximately $968,000 from 1996 to 1997. These increased expenses reflected the Company's need for additional general and administrative personnel to handle the expansion of the Company's operations. The amortization of deferred compensation included in general and administrative expenses was $741,000 in 1997, and there was no such expense recorded in 1995 or 1996. See "--Stock Compensation Expense" below.

  The Company's general and administrative expenses increased 172% to $5.7 million for the six months ended June 30, 1998 from $2.1 million in the same period of the prior year. General and administrative expenses increased primarily as a result of additional personnel and increased professional and recruiting services. General and administrative expenses as a percentage of revenues decreased to 33% for the six months ended June 30, 1998 from 51% in the same period of the prior year. This decline was due primarily to the Company's significant increase in revenues between the comparison periods.

 Product Development

  The Company's product development expenses increased from $70,000 in 1995 to $444,000 in 1996 and to $1.6 million in 1997. The Company's product development expenses grew between the comparison periods primarily because of the addition of product development personnel to support the Company's expanded service offerings.

  The Company's product development expenses increased 132% to $1.4 million for the six months ended June 30, 1998 from $588,000 in the same period of the prior year. Product development expenses increased as a result of additional personnel and the increase in fees paid to consultants. Product development expenses as a percentage of revenues decreased to 8% for the six months ended June 30, 1998 from 15% in the same period of the prior year. This decline was due primarily to the Company's significant increase in revenues between the comparison periods.

 Net Interest Expense

  The Company's net interest expense increased from $38,000 in 1995 to $39,000 in 1996 and to $506,000 in 1997. The increases in net interest expense between the comparison periods were primarily the result of substantially increased borrowings as the Company entered into equipment loans and lease agreements to finance the construction of its Internet Data Centers.

  The Company's net interest expense increased to $1.1 million for the six months ended June 30, 1998 from $137,000 in the same period of the prior year. The increase in net interest expense between the comparison periods was primarily the result of substantially increased borrowings as the Company entered into equipment loans and lease agreements to finance the construction and expansion of its Internet Data Centers and working capital lines of credit to finance working capital for its operations. The Company expects that net interest expense will increase substantially as the Company begins to incur interest payment obligations on the Notes and as the Company enters into additional equipment leases and loans and obtains additional borrowings.

 Stock Compensation Expense

  During 1997, the Company recorded deferred stock compensation of approximately $3.5 million in connection with the grant of certain stock options from March through December 1997, which amount is generally being amortized over the 50 month vesting period of such options. Of this amount, approximately $1.1 million was amortized in 1997. The Company had stock compensation expense of $1.0 million for the six months ended June 30, 1998 and had no such expense in the same period of the prior year. This amortization is being recorded in a manner consistent with FASB Interpretation No. 28. See Note 5 of Notes to Financial Statements.

 EBITDA

  The Company's loss before interest, taxes, depreciation, amortization and other non-cash charges ("EBITDA") was $1.2 million in 1995, $3.6 million in 1996 and $20.3 million in 1997. EBITDA losses increased from $6.9 million for the six months ended June 30, 1997 to $20.1 million for the six months ended June 30, 1998. The increases in the level of EBITDA losses between the comparison periods was primarily due to increased expenditures needed to support the Company's growth in operations, including salaries and benefits for additional employees, network costs, rent, utilities and other costs related to the increase in the number of Company's Internet Data Centers as well as increased marketing and sales expenses, consulting fees and professional services. Although EBITDA should not be used as an alternative to operating loss or net cash provided by (used for) operating activities, investing activities or financing activities, each as measured under generally accepted accounting principles, the Company's management believes that EBITDA is an additional meaningful measure of performance and liquidity.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception and through June 30, 1998, the Company has financed its operations primarily through private sales of preferred stock, its initial public offering in March 1998 and through various types of equipment loans and lease lines and working capital lines of credit. At June 30, 1998, the principal source of liquidity for the Company was $60.7 million of cash and cash equivalents. As of that date, the Company also had equipment loans and lease lines and working capital lines of credit under which it could borrow up to an additional aggregate of $10.4 million for purchases of equipment and for working capital. On July 1, 1998, the Company incurred an additional $200 million of indebtedness in connection with the issuance of the Old Notes. See
Note 8 of Notes to Financial Statements and "Description of Notes." In addition, the Company expects to enter into the Credit Facility, under which the Company will be permitted to borrow up to approximately $25.0 million or up to approximately $50.0 million upon meeting certain financial tests. However, there can be no assurance as to whether, or on what terms, the Company will obtain the Credit Facility. See "Description of New Credit Facility."

  Since the Company began to offer server hosting services in 1995, the Company has had significant negative cash flows from operating activities. Net cash used for operating activities in 1995, 1996 and 1997 was $453,000, $3.0 million and $15.1 million, respectively. Net cash used for operating activities for the six months ended June 30, 1998 was $16.7 million. Net cash used for operating activities in each of these periods was primarily due to net losses, offset in part by increases in accounts payable and accrued expenses and depreciation and amortization.

  Net cash used for investing activities in 1995, 1996 and 1997 was $77,000, $3.6 million and $22.9 million, respectively. Net cash used for investing activities in the six months ended June 30, 1998 was $17.8 million. Net cash used for investing activities in each of these periods was due to capital expenditures for the continued construction of Internet Data Centers, leasehold improvements, furniture and fixtures, and computers and other equipment. Cash provided by financing activities in 1995, 1996 and 1997 was $692,000, $10.2 million and $44.6 million, respectively. Of this cash, $9.4 million in 1996 and $23.3 million in 1997 resulted from the issuance of Preferred Stock, net of issuance costs, and related warrants, and $490,000, $719,000 and $17.0 million in 1995, 1996 and 1997 resulted from debt, bank borrowings and sale-leaseback financings offset by payments thereon and required restricted deposits. Cash provided by financing activities for the six months ended June 30, 1998 was $85.0 million, primarily due to the proceeds from the Company's initial public offering.

  As of June 30, 1998, the Company had commitments under capital leases and under noncancellable operating leases of $11.8 million and $31.9 million, respectively, through 2010. The Company intends to make significant capital expenditures during the next 12 months, primarily for property and equipment, in particular equipment needed for existing and future Internet Data Centers, as well as office equipment, computers and telephones. The Company expects to finance such capital expenditures primarily through existing and future equipment loans and lease lines, net proceeds from the sale of the Old Notes and borrowings under the expected Credit Facility. The Company expects to meet its working capital and capital expenditure requirements over the next 12 months with existing cash and cash equivalents and short-term investments including the proceeds from the sale of the Old Notes, borrowings under the expected Credit Facility, cash from sales of services and proceeds from existing and future working capital lines of credit. The Company may enter into additional equipment loans and capital leases. The Company may also seek to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that the Company will be successful in generating sufficient cash flows from operations or raising capital in sufficient amounts on terms acceptable to it. See "Risk Factors--Risks Associated with Accelerated Business Expansion."

FACTORS AFFECTING RESULTS OF OPERATIONS

  The Company expects to experience significant fluctuations in its future quarterly and annual results of operations due to a variety of factors, many of which are outside the Company's control including: demand for and market acceptance of the Company's services and enhancements; introductions of services or enhancements by the Company and its competitors; capacity utilization of its Internet Data Centers; reliable continuity of service and network availability; the ability to increase bandwidth as necessary; the timing of customer installations; providing customer discounts and credits; the mix of services sold by the Company; customer retention and satisfaction; the timing and success of marketing efforts and service introductions by the Company; the timing and magnitude of capital expenditures, including construction costs relating to the expansion of operations; the timely expansion of existing Internet Data Centers and completion of new Internet Data Centers; costs related to the acquisition of backbone capacity; the introduction by third parties of new Internet and networking technologies; increased competition in the Company's markets; changes in the pricing policies of the Company and its competitors; fluctuations in bandwidth used by customers; the retention of key personnel; economic conditions specific to the Internet industry; and other general economic factors. In addition, a relatively large portion of the Company's expenses are fixed in the short-term, particularly with respect to telecommunications, depreciation, real estate and interest expenses and personnel, and therefore the Company's results of operations are particularly sensitive to fluctuations in revenues. Also, if the Company's agreement with Computer Associates were to terminate and the Company continued to require Computer Associates' software, the license fees paid by the Company could increase fixed costs significantly. Furthermore, if the Company were to become unable to continue leveraging third party products in the Company's services offerings, the Company's product development costs could increase significantly. Although the Company has not encountered significant difficulties in collecting upon accounts receivable in the past, many of the Company's customers are in an emerging stage, and there can be no assurance that the Company will be able to collect receivables on a timely basis.

  The market for Internet system and network management solutions has only recently begun to develop, is evolving rapidly and likely will be characterized by an increasing number of market entrants. There is significant uncertainty regarding whether this market ultimately will prove to be viable or, if it becomes viable, that it will grow. In order to be successful in this emerging market, the Company must be able to differentiate itself from its competition through its service offerings, such as its recently introduced collaborative systems management and Internet technology services. There can be no assurance that the Company will be successful in differentiating itself or achieving market acceptance of its services, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these services. If the Company incurs increased costs or is unable, for technical or other reasons, to develop and introduce new services or enhancements of existing services in a timely manner, or if new products or services do not achieve market acceptance in a timely manner or at all, the Company's business, results of operations and financial condition could be materially adversely affected. See "Risk Factors-- Dependence on New Market; Uncertainty of Acceptance of Services."

  A component of the Company's strategy is to expand into international markets, and the Company recently opened a server hosting facility in the London metropolitan area. There can be no assurance that the Company will be able to market, sell and deliver its services outside the United States successfully. In order to expand its international operations, the Company may, among other things, enter into joint ventures or outsourcing agreements with third parties, acquire rights to high-bandwidth transmission capability, or acquire complementary business or operations or establish and maintain new operations outside the United States. In addition to the uncertainty as to the Company's ability to expand into international markets, there are certain risks inherent in conducting business internationally, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing foreign operations, differing technology standards, employment laws and practices in foreign countries, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, imposition of currency exchange controls, seasonal reductions in business activity and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. In addition, there can be no assurance that the Company will be able to obtain the necessary telecommunications infrastructure in a cost-effective manner or compete effectively in international markets. See "Risk Factors--Risks Associated with International Operations."

  Based on its assessment to date, the Company believes that the current versions of its products are either "Year 2000 compliant" or will not require substantial effort or cost to make them Year 2000 compliant. However, many of the Company's customers maintain their Internet operations on servers which may be impacted by Year 2000 complications. The failure of the Company's customers to ensure that their servers are Year 2000 compliant could have a material adverse effect on the Company's customers, which in turn could have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the costs of defending and resolving Year 2000 related disputes, and any liability of the Company for Year 2000-related damages, including consequential damages, could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has reviewed, and continues to review, its internal management information and other systems in order to identify and modify those products, services or systems that may not be Year 2000 compliant. Based on its assessment to date, the Company believes that its internal management information and other systems are either Year 2000 compliant or will not require substantial effort or cost to make them Year 2000 compliant. The total cost of these Year 2000 compliance activities has not been material to date. There can be no assurance that the Company will identify and remedy any significant Year 2000 problems in a timely fashion, that remedial efforts in this regard will not involve significant time and expense, or that such problems will not have a material adverse effect on the Company's business, results of operations and financial condition. The Company faces additional risk to the extent that suppliers of products, services and systems purchased by the Company and others with whom the Company transacts business are not Year 2000 compliant. In the event that any such third parties cannot provide the Company with products, services or systems that are Year 2000 compliant on a timely basis (or in the event that Year 2000 issues prevent such third parties from delivering products, services or systems required by the Company on a timely basis), the Company's business, results of operations and financial condition could be materially adversely affected. See "Risk Factors--Year 2000 Risks."

  The Company believes that its future growth depends, in part, upon the acquisition of complementary businesses, products, services or technologies. These can be no assurance that the Company will successfully identify, acquire on favorable terms or integrate such businesses, products, services or technologies. The Company may face competition for acquisition opportunities, which may inhibit the Company's ability to consummate suitable acquisitions and increase the costs of completing and the time required to complete such acquisitions. Any such acquisitions will require the Company to manage and integrate such acquired businesses, products, services or technologies and coordinate (and possibly change) the diverse operating structures, policies and practices of the acquired entities and to integrate new employees into the Company's organization and culture. Failure to integrate and manage acquired businesses, products, services and technologies successfully could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, future acquisitions by the Company may result in the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Risks Associated with Potential Acquisitions."

RECENT ACCOUNTING PRONOUNCEMENTS

  Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting of Comprehensive Income. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in equity during a period except those resulting from the issuance of shares of stock and distributions to stockholders. To date, there have not been material differences between net loss and comprehensive loss.

                                   BUSINESS

THE COMPANY

  Exodus is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. The Company's solutions include server hosting, Internet connectivity, collaborative systems management and Internet technology services, which together provide the high performance, scalability and expertise that enterprises need to optimize their Internet operations. The Company delivers its services from geographically distributed, state-of-the-art Internet Data Centers that are connected through a redundant high performance dedicated backbone ring. The Company's tailored solutions are designed to be seamlessly integrated with existing enterprise systems architectures and enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. As of September 30, 1998, the Company had over 600 Internet Data Center customers (including installed and uninstalled customers under contract) and managed over 4,000 customer servers. The Company's customers range from pioneering Internet-based businesses to Fortune 500 enterprises and include companies such as Computer Associates International, Inc., DoubleClick Inc., GeoCities, Hotmail Corporation (a subsidiary of Microsoft Corporation), Inktomi Corporation, National Semiconductor Corporation, PC World Communications, Inc., software.net, SportsLine USA, Inc. and USAToday Information Network.

  The Company's Internet system and network management solutions are based on a core set of server hosting and Internet connectivity services, which are enhanced by a growing number of collaborative systems management and Internet technology services. The Company's server hosting and Internet connectivity services, through its Internet Data Centers, national backbone ring of multiple high speed clear DS-3 lines, OC-3 lines and public and private network peering interconnections, provide the foundation for high performance, availability, scalability and reliability of customers' Internet operations. The Company is currently in the process of upgrading its backbone in order to accommodate expected traffic growth. The Company's collaborative systems management services, including performance monitoring and site management reports, enable customers and the Company to manage customers' Internet operations jointly, proactively and continuously. Finally, the Company's Internet technology services, which include security and content distribution, integrate best-of-breed technologies of leading vendors with the Company's expertise and proprietary technology to provide customers with scalable, secure and high performing Internet applications. The Company's portfolio of layered services optimizes the development, deployment and proactive management of enterprises' mission-critical Internet operations.

  The Company began offering server hosting services in late 1995, opened its first dedicated Internet Data Center in August 1996 and introduced its collaborative systems management and Internet technology services in 1997. The Company currently operates eight Internet Data Centers, consisting of approximately 200,000 gross square feet, located in six metropolitan areas:
Boston, Los Angeles, New York, San Francisco, Seattle and Washington, D.C. The Company also has a server hosting facility in the London metropolitan area. The Company intends to expand domestically and internationally, including the expected opening of additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999.

INDUSTRY BACKGROUND

  Use of the Internet, including intranets and extranets, has grown rapidly in recent years, driven by a number of factors, including the large and growing installed base of advanced personal computers, improvements in network architectures, increasing numbers of network-enabled applications, the emergence of compelling content and commerce-enabling technologies and easier, faster and cheaper access. International Data Corporation estimated that by the end of 1997 the number of World Wide Web users worldwide would be approximately 50 million and will continue to grow to approximately 129 million by the end of 2000. As a result of this growing use, the Internet has become an important new global communications and commerce medium and represents an enormous opportunity for enterprises to interact in new and different ways with a large number of customers, employees, suppliers and partners.

  Enterprises are responding to this opportunity by rapidly increasing their investments in Internet sites and services. In the last several years, many enterprises that focus solely on delivering services over the Internet have emerged, and, more recently, mainstream businesses have begun to implement Internet sites and commerce applications. This projected increase in commercial Internet use should drive rapid growth in revenues from Internet commerce which, according to International Data Corporation, are expected to increase from approximately $10 billion in 1997 to approximately $120 billion in 2000.

  As use of the Internet grows, enterprises are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based businesses have developed Internet products and services in areas such as finance, banking, entertainment, education and advertising. In addition, mainstream businesses have begun to use the Internet for an expanding variety of applications, ranging from corporate publicity and advertising, to sales, distribution, customer service, employee training and communication with business partners. These Internet operations are mission-critical for virtually all Internet-based businesses and are becoming increasingly mission-critical for many mainstream enterprises. Loss of the availability of mission-critical Internet sites often results in losses in revenue and impairment of customer goodwill. As a result, to ensure the reliability of their mission-critical Internet operations, enterprises are requiring that these operations have 24x7 performance, scalability and expert management.

  The proliferation of Internet services offered and the growth in mission-critical Internet applications are driving an increase in the complexity of commercial Internet sites. In order to ensure the quality, reliability, availability and redundancy of these Internet operations, corporate IT departments must make substantial investments in developing Internet expertise and infrastructure. They need geographically distributed state-of-the-art facilities and networks that are monitored and managed 24x7 by experts in Internet technology, can be upgraded to reflect changing technologies and can be scaled as the needs of enterprises evolve. However, such a continuing significant investment of resources is often an inefficient use of enterprises' overall resources. As a result, corporate IT departments are increasingly seeking collaborative outsourcing arrangements that can increase performance, provide continuous operation of their Internet solutions and reduce Internet operating expenses. Forrester Research, Inc. ("Forrester") estimates that Internet hosting revenues will increase from approximately $200 million in 1997 to almost $8 billion by the year 2000. Furthermore, Forrester estimates that the broader market for distributed infrastructure services, which includes Internet hosting as well as wide area network ("WAN") management, network design and end-user support, will grow from approximately $36 billion in 1997 to approximately $89 billion in 2000.

  A variety of companies, such as regional ISPs, national ISPs and large IT outsourcing firms, offer products and services that attempt to address enterprises' Internet outsourcing needs. However, the solutions offered by these companies fail to address certain elements required to ensure that customers' mission-critical Internet operations are reliable, scalable and high performing. For example, regional ISPs lack the geographically-distributed data centers necessary to deliver content using replication or caching technologies, which are becoming increasingly important as Internet usage and bandwidth demands increase. National ISPs focus on providing Internet access and generally have not developed sophisticated and reliable server management capabilities. In addition, the Company believes that they often oversubscribe their networks, resulting in poor performance and an inability to handle effectively customers' sharp increases in bandwidth demand. The Company believes that neither the regional nor the national ISPs have developed the systems and application management, monitoring and customer service capabilities required to support mission-critical Internet operations. Finally, large IT outsourcing firms tend to focus on large enterprises that want to outsource their entire IT infrastructure, not just their Internet operations. These vendors often lack the network infrastructure and Internet expertise required to provide mission-critical Internet system and network management services. As a result, Exodus believes a significant opportunity exists for a highly focused company to provide a combination of server hosting, Internet connectivity, collaborative systems management and Internet technology services that will enable reliable, high performance of enterprises' mission-critical Internet operations.

THE EXODUS SOLUTION

  Exodus is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. The Company's server hosting, Internet connectivity, collaborative systems management and Internet technology services are designed to provide enterprises with the high performance, scalability and expertise necessary to optimize their Internet operations. The Company's tailored solutions are designed to be seamlessly integrated with existing enterprise systems architectures and enable customers to outsource the monitoring, administration and optimization of their equipment, applications and overall Internet operations. The Company believes that its solutions enable customers to deploy and expand Internet operations rapidly and cost-effectively, especially when compared to in-house solutions. The Exodus solution provides the following key advantages to its customers:

  High Performance. The Company supports enterprises' business objectives by ensuring that their Internet sites perform effectively. The Company's solutions provide the availability and reliability that customers need to be able to depend on the Internet for mission-critical operations. The Company's solutions are designed to maximize performance through features such as geographically distributed Internet Data Centers, redundant and high speed network design, content distribution technologies, security and 24x7 monitoring, diagnosis and problem resolution.

  Scalability. The Company's solutions are designed to be flexible and scalable, ensuring customers a consistently high level of performance as their Internet operations expand. The Company can quickly scale the amount of hosting space, power, bandwidth or managed services that a customer receives, all in a way transparent to the end-user. The Company believes that the scalability of its solutions is a significant advantage over in-house solutions.

  Internet System and Network Management Expertise. By leveraging the knowledge gained from supporting many leading-edge Internet operations, the Company has developed a specialized Internet system and network management expertise that is difficult for any single customer to replicate in-house. Customers gain access to the Company's experience in network, system, application and security management.

  Collaborative and Proactive Management. The Company believes that enterprises value Internet service relationships that are collaborative and proactive. Therefore, the Company has developed a collaborative systems management approach that provides customers with detailed monitoring, reporting and management tools that can be accessed through the Internet to control customers' Internet hardware, network, software and application environments. This approach focuses on identifying and resolving potential problems before they impact an Internet site's availability or performance. Through the Company's system and network management framework, customers are able to manage both mission-critical Internet operations housed at the Company's Internet Data Centers and in-house IT applications. The Company believes that this provides an important advantage to enterprises that seek to outsource a portion of their Internet operations and to link the management of the outsourced operations with in-house operations.

  Cost-Effective Solution. The Company's customers benefit from leveraging the significant capital, operating and labor investments that the Company has made to support distributed, mission-critical Internet operations. Most enterprises today do not have the infrastructure that mission-critical Internet operations require, including data centers located adjacent to major Internet connection points, 24x7 operations and specialized Internet technology expertise. The Company believes that its solutions to optimize enterprises' Internet operations are significantly more cost-effective than most in-house solutions.

THE EXODUS STRATEGY

  The Company's objective is to become the leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations. To achieve this objective, the Company's strategy includes the following key elements:

  Extend Market Leadership. The Company has played a leading role in creating and defining the market for Internet system and network management solutions and plans to establish itself as the brand name and leader in this market. The Company believes that its highly focused approach to serving this market provides it with an advantage over competitors that also serve the entry-level hosting market or the stand-alone Internet access market. The Company plans to extend its leadership in the market for Internet system and network management solutions both by aggressively continuing to expand its base of over 600 Internet Data Center customers (including installed and uninstalled customers under contract) and by capitalizing on the growth of its customers' needs for these solutions.

  Focus on Collaborative Systems Management and Internet Technology
Services. The Company believes that developing new services to manage enterprises' mission-critical Internet operations jointly, proactively and continuously will offer a compelling value proposition to its customers. The Company has invested and is continuing to invest in services that will ensure high availability and performance of customers' Internet-based applications, including systems administration, disaster recovery, security and systems and network management. As part of this strategy, the Company intends to continue to develop relationships with providers of leading Internet technologies and, where appropriate, to develop or acquire proprietary technologies in order to enhance its service offerings and meet its customers' evolving needs. The Company also intends to expand the consulting services it offers to its customers in order to provide enhanced support in planning customers' strategies for managing mission-critical Internet operations and in transitioning such operations to the Company's Internet Data Centers.

  Accelerate Domestic Expansion and Establish Global Presence. The Company intends to accelerate its program of building Internet Data Centers and to expand direct sales coverage in the United States, and is also actively evaluating a wide range of international opportunities. The Company believes that having a number of widely distributed and networked Internet Data Centers improves network performance and enhances overall site redundancy. In addition, the Company's experience indicates that locating an Internet Data Center within a geographic region can significantly enhance its ability to attract new customers in that region. The Company intends to expand domestically and internationally. The Company recently opened a server hosting facility in the London metropolitan area, an additional Internet Data Center in the San Francisco metropolitan area and a new Internet Data Center in the Boston metropolitan area and expects to open additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999.

  Leverage Expertise to Address New Market Opportunities. The Company intends to leverage its significant achievements with pioneering Internet-based businesses to address broader customer markets, such as e-commerce and extranets. For example, mainstream corporations are increasingly establishing extranets with suppliers and customers. However, many of these enterprises lack the infrastructure and Internet expertise required to operate mission-critical Internet applications effectively and are looking for collaborative systems management assistance. The Company believes that its Internet system and network management solutions can support the business needs of these mainstream corporations by enabling them to deploy their mission-critical Internet operations successfully.

  Establish Strategic Relationships for Technology and Distribution. The Company is establishing strategic relationships for technology and distribution. The Company believes that establishing relationships with technology developers enables it to leverage these enterprises' research and development expertise cost-effectively. These relationships allow the Company to gain more rapid access to new technologies and to provide value-added integrated solutions for its customers. For example, the Company has worked closely with Computer Associates to develop certain of the Company's collaborative systems management services using Computer Associates' Unicenter(R) TNG(TM) technology. The Company's product development personnel will continue to develop vendor relationships and technology-based relationships, such as those with Cisco, Raptor Systems, Inc., VeriFone, Inc. and CheckPoint Software Technologies Limited, to enhance the Company's solutions. In addition, the Company currently has distribution relationships with a number of companies including @Work, a division of At Home Corporation, Computer Associates, GE Capital Services, Poppe Tyson, Inc. and SAVVIS

Communications, Inc. and believes it can expand its customer base by establishing additional distribution relationships with content developers, system integrators, system vendors, consulting companies and ISPs.

SERVICES

  The Company's services are designed to provide enterprises with the high performance, scalability and expertise they need to optimize their mission-critical Internet operations. The Company creates tailored solutions for its customers based on their unique business and technical requirements, modifying the services as customers' needs evolve. The services are delivered from geographically distributed, state-of-the-art Internet Data Centers and include server hosting, Internet connectivity, collaborative systems management and Internet technology services. The server hosting and Internet connectivity services provide the foundation for high performance, availability, scalability and reliability of customers' Internet operations. The collaborative systems management services enable customers and the Company to manage customers' Internet operations jointly, proactively and continuously. The Internet technology services integrate and enhance best-of-breed technologies of leading vendors to support the Company's expertise to build scalable, secure and high performing Internet applications. The Company also offers consulting services and intends to expand such services to assist its customers in planning their strategies for managing mission-critical Internet operations and transitioning such operations to the Company's Internet Data Centers. These services can be layered to allow customers to outsource an increasing portion of the management of their Internet operations. Customers pay monthly fees for the services utilized, as well as one-time fees for installation and for any equipment purchased from the Company.

 Server Hosting

  The Company provides a broad range of server hosting services tailored to meet the unique demands of sophisticated, multi-vendor mission-critical Internet operations. The Company supports all leading Internet hardware and software systems vendor platforms, including those from Compaq Computer Corporation, Dell Computer Corporation, Hewlett-Packard Company, IBM, Microsoft Corporation, Silicon Graphics, Inc., Sun Microsystems, Inc. and The Santa Cruz Operation, Inc. This multi-vendor flexibility enables the customer to retain complete control over the technical solution and enables its Internet operations to be integrated into its existing IT technical architecture. Because mission-critical Internet operations are typically very dynamic and often require immediate hardware and software upgrades to maintain targeted service levels, customers have unlimited 24x7 access to the Internet Data Centers. Additional space and electrical power can be added as needed, ensuring that the customer has access to additional server hosting services.

  Customers can select from shared rack facilities, highly secure cabinets or enclosed cage facilities based upon their business and technical requirements. Most server hosting facilities include dedicated electrical power circuits to ensure that each customer's electrical power requirements are met. Each Internet Data Center is constructed based upon the requirements of high-availability mission-critical computing with uninterruptible power supply and back-up generators, fire suppression, raised floors, HVAC, separate cooling zones, seismically braced racks, 24x7 operations and high levels of physical security.

  The following chart summarizes the key features of the Company's current server hosting services:

SERVICE                          DESCRIPTION                               BENEFITS
-------                          -----------                               --------
CyberRack            19" x 23" quarter, half or full rack . Entry-level service providing economical solution for customers
                                                            that do not need dedicated
                                                            environments

                                                          . Secured environment that is
                                                            shared by multiple customers

CyberCabinet         19" x 23" full rack                  . Dedicated, locked cabinet
                                                          . Provides a single rack with the
                                                            security of a dedicated environment

                                                          . Dedicated power circuits

Virtual Data Center  7' x 4' or 7' x 8' cage              . Dedicated, locked cage
                     or customized to order               . Provides flexibility in designing and
                                                            configuring Internet servers,
                                                            including space for multiple racks
                                                            and other customer computing
                                                            products

                                                          . Provides ventilation for heat
                                                            generating equipment

                                                          . Dedicated power circuits

ExodusVault          8' x 8' or 8' x 12' vault or         . Dedicated, enclosed security area
                     customized to order                  . Provides additional security for
                                                            sensitive Internet transactions by
                                                            financial institutions and on-line
                                                            merchants

                                                          . Includes biometric identification
                                                            for entry and exist, motion and
                                                            temperature detectors tiles bolted
                                                            to the floor, cameras, high impact
                                                            glass and secured data and electrical
                                                            lines

                                                          . Separate, dedicated power circuits

 Internet Connectivity

  The Company's Internet connectivity services are designed to deliver the scalability, high availability and performance required by high-volume, mission-critical Internet operations. Since enterprises' mission-critical Internet operations often experience network traffic spikes due to promotions or events, the Company has a policy of undersubscribing its network by provisioning significant excess capacity. In addition, customers can purchase spare capacity and pay only for the bandwidth that is used.

  To meet customers' requirements of near 100% availability, the Company's network is designed to minimize the likelihood of any single point of failure. Each Internet Data Center has multiple physical fiber paths into the facility. The Company maintains multiple network links from multiple vendors into each Internet connection point and regularly checks that its fiber backbone is traversing physically-separated paths. Customers also enhance their Internet site's availability by physically duplicating their site within multiple Internet Data Centers and then synchronizing applications and content via the Company's private fiber backbone network. This network architecture optimizes the availability of a customer's site, even in the event of a link failure.

  The Company's Internet connectivity services are also designed to consistently deliver low-latency and peak network performance. The Company's backbone engineering personnel continuously monitor traffic patterns and congestion points throughout the Internet and dynamically reroute traffic flows to optimize end-user response times. The Company also provides peak network performance by maintaining what it believes is one of the largest number of direct public and private network peering interconnections in the industry. The Company's network includes private peering interconnections with over eight national ISPs and public peering interconnections with over 120 ISPs, including many of the largest providers.

  For customers seeking a direct communications link to the site of another customer that is located at the same Internet Data Center, the Company offers highly secure, fast and efficient cross-connections.

 Collaborative Systems Management

  The Company's collaborative systems management services support mission-critical Internet operations by providing the customer with detailed monitoring, reporting and management tools to control their hardware, network, software and application environments. Through the Company's system and network management framework, customers are able to manage both mission-critical Internet operations housed at the Company's Internet Data Centers and in-house IT applications. The Company believes that this provides an important advantage to enterprises that seek to outsource a portion of their Internet operations and to link the management of the outsourced operations with in-house operations. The Company's proactive service methodology focuses on identifying and resolving potential problems before they ever impact an Internet site's availability or performance. The Company's sophisticated Internet system and network management solutions enable the Company to identify and to begin to resolve hardware, software, network and application problems, frequently before the customer is even aware that a problem exists. The Company offers the services summarized in the following chart:

  SERVICE                    DESCRIPTION                       BENEFIT
  -------                    -----------                       -------
                     . 24x7 proactive               . Maximizes availability
SystemHealth Basic     monitoring of Internet         of customers' mission-
Monitoring Service     server process                 critical Internet
                     . 24x7 rebooting of              operations by
                       servers                        proactively
                     . Monthly and daily              identifying potential
                       reports available via          problems
                       the Web                      . Allows customers to
                                                      leverage Exodus'
                                                      systems expertise

SystemHealth Pro     . System Health Basic          . Includes advantages of
Monitoring Service     Monitoring service             SystemHealth Basic
                       plus an Exodus system          Monitoring Service
                       administrator leads            plus offloads problem
                       problem resolution if          resolution to Exodus
                       problem arises
                     . Automated process
                       restarts

DatabaseHealth Basic . 24x7 proactive               . Maximizes availability
Monitoring Service     monitoring of SQL              of customers' database
                       server processes               resources by
                     . Automated customer             proactively
                       notification of                identifying potential
                       database problems              problems
                     . Monthly and daily
                       reports available via
                       the Web

DatabaseHealth Pro   . DatabaseHealth Basic         . Includes advantages of
Monitoring Service     Monitoring service             DatabaseHealth Basic
                       plus an Exodus system          Monitoring Service
                       administrator leads            plus offloads problem
                       problem resolution if          resolution to Exodus
                       problem arises
                     . Automated process
                       restarts
                     . Problem resolution

  SERVICE                    DESCRIPTION                       BENEFIT
  -------                    -----------                       -------
                     . Bandwidth usage              . Assists in capacity
Site Management        reports                        planning and
Reports              . Graphic and tabular            management of network
                       statistics                     resources
                     . Information delivered
                       to customers via the
                       Internet on an hourly,
                       daily and semi-monthly
                       basis

Internet Disaster    . Tape management              . Maximizes the
Recovery               services to restore            availability of
                       sites after a system           customers'
                       failure                        applications
                     . Distributed load             . Provides additional
                       balancing services to          redundancy in the
                       seamlessly re-route            event of Web site
                       user traffic to an             failure
                       alternate site in the
                       event of a failure

Internet Systems     . Assigned project             . Assures a smooth
Integration            manager responsible            transition to an
                       for developing a               Exodus Internet Data
                       migration plan,                Center
                       managing the site's          . Provides for ongoing
                       installation and               support
                       providing ongoing
                       account support
                     . Company acts as value-
                       added reseller of
                       Cisco products,
                       primarily routers,
                       hubs and switching
                       equipment, in
                       connection with server
                       hosting services

  In addition, the following chart summarizes the key features of an additional collaborative systems management service being developed by the Company and expected to be available in the second half of 1998:

  SERVICE                    DESCRIPTION                       BENEFIT
  -------                    -----------                       -------
HeadsUp Site Monitor . Will provide an                .Will allow customers to
                       integrated platform             view the status of their
                       for delivering key              entire Internet
                       customer information            operations located at
                     . Will perform real-time          Exodus through the
                       monitoring of URLs,             Internet via a single
                       bandwidth, server               integrated console
                       performance and                .Will proactively alert
                       Internet Data Center            customers with updates
                       activities                      on any internal or
                                                       external network event
                                                       that might impact their
                                                       site

 Internet Technology

  The Company's Internet technology services are developed by integrating best-of-breed technologies of leading vendors with its own Internet expertise and its own proprietary technologies. Customers may select any or all of the Company's available Internet technology services, depending on their needs. The following chart summarizes the key features of the Internet technology services currently offered by the Company:

  SERVICE                   DESCRIPTION                        BENEFIT
  -------                   -----------                        -------
Exodus SAFE (Secure  . Full range of                   . Enhances site security
Access from Exodus)    perimeter firewall                and integrity
                       security, penetration
                       testing, automated
                       intrusion detection,
                       site security auditing
                       and consulting
                       services
                     . Potential intruders
                       identified and blocked
                       from customer's site
                     . Site's security probed
                       and tested 24x7 and
                       audit reports
                       generated on potential
                       security risks
                     . Proactive agendas
                       developed before site
                       integrity is comprised

Exodus Multipath     . Site requests                  . Increases availability
Site                   intelligently balanced           and performance for
                       across multiple                  multi-server mission-
                       servers located within           critical Internet
                       a single Internet Data           sites
                       Center based on server
                       utilization,
                       availability and
                       response times

Exodus Multipath IDC . Intelligent routing            . Maximizes availability
                       services that                    and performance for
                       geographically                   Internet sites located
                       distribute end-user              across multiple
                       requests                         Internet Data Centers
                     . Traffic routed based           . Optimizes end-user
                       upon server                      response time
                       performance and                . Provides sophisticated
                       availability, Internet           Internet site
                       traffic patterns and             redundancy
                       the geographic
                       locations of the
                       requesters

Exodus NetHost       . Turnkey infrastructure         . Cost-effective
                       services for                     solution for one-time
                       delivering high-                 events such as
                       performance cybercast            software releases and
                       events                           concerts
                     . Includes high-
                       bandwidth
                       connectivity, high
                       performance UNIX and
                       NT servers and
                       specialized systems
                       administration and
                       management before and
                       during the event

CUSTOMERS

  The Company has established a diversified base of customers in a wide range of industries, including finance, entertainment, high technology, education, healthcare and publishing. As of September 30, 1998, the Company had over 600 Internet Data Center customers (including installed and uninstalled customers under contract). The following is a representative list of the Company's Internet Data Center customers, each of which are expected to generate annualized revenues for the Company in excess of $67,000 based upon the monthly recurring charges for such customers in July 1998. Based upon such expected annualized revenues and assuming no addition of new customers, the following customers would represent in the aggregate approximately 38% of the Company's total expected annualized revenues, and none of such customers individually would represent in excess of 10% of such total expected annualized revenues.

AdKnowledge (formerly    Hearst New Media &            The Santa Cruz
 FocaLink)                Technology                    Operation, Inc.
Applied Materials, Inc.  Hotmail Corporation (a        Sierra On-Line, Inc.
Blizzard Entertainment    subsidiary of Microsoft      software.net
BMG Entertainment         Corporation)                 Sony Online Ventures,
Computer Associates      Inktomi Corporation            Inc.
 International, Inc.     Internet Profiles             Synopsys, Inc.
CondeNet Inc.             Corporation ("I/Pro")        Tripod, Inc.
DoubleClick Inc.         Juno Online Services, L.P.    United Media
E-Loan                   Mpath Interactive, Inc.       USA Today
Eidos Interactive, Inc.  National Semiconductor        Visto Corporation
GeoCities                 Corporation                   (formerly RoamPage,
GolfWeb, Inc.            Oracle Corporation             Inc.)
                         PC World Communications, Inc  Web Communications
                         Poppe Tyson, inc.             WhoWhere? Inc.

  The Company's contracts with its customers generally cover the provision of services by the Company for a one year period and may contain, among other things, certain service level warranties. Service agreements entered into with customers prior to August 1997 typically included service level warranties which provided that, if the Company failed to provide Internet Data Center services to a customer for more than 24 consecutive hours, such customer's account would be credited for the charges the customer paid for services it did not receive during such period. Between August 1997 and July 1998, the Company's service agreements typically included service level warranties which provide that, if the Company fails to provide Internet Data Center services to a customer for more than two consecutive hours, such customer's account would be credited for one day of service and, if for more than eight consecutive hours, one week of service, with each customer limited to one credit per month. Since July 1998, the Company's service agreements have typically included service level warranties which provide that, if the Company fails to provide Internet Data Center services to a customer for more than 15 minutes, such customer's account would be credited for one day of service, up to a maximum of seven days in any month. In addition, the Company provides additional credits for packet loss and transmission latency. Certain customers have received more favorable terms than those described above. To date, only a limited number of customers have been entitled to these warranties to receive a credit for a period of free service. See "Risk Factors--Risk of System Failure." As the Company did not open its first dedicated Internet Data Center until August 1996, the Company has had Internet Data Center customers for only a short period of time. Accordingly, most of the Company's customers are within the first year of their service contracts with the Company. The Company has had limited experience with customers whose initial one year service contract terms have been completed and whose contracts are therefore eligible for renewal. However, of the Internet Data Center customers whose initial one year service contracts have become eligible for renewal, substantially all have elected to renew.

  The following examples illustrate how the Company's customers use its server hosting, Internet connectivity, collaborative systems management and Internet technology services.

 GeoCities

  In 1997, GeoCities, one of the largest and fastest growing communities on the Internet, selected the Company to co-locate its Internet servers and administer its rapidly growing Internet computing requirements. GeoCities is one of the most frequently visited sites on the Internet measuring over 850 million page views each month according to I/PRO's April 1998 report. The Relevant Knowledge April 1998 report ranks GeoCities sixth in reach, with over 14 million unique visitors. GeoCities relied upon the Company's advanced professional service capabilities to plan and manage the successful migration of the GeoCities site into Exodus' Internet Data Center facilities. This migration posed unique challenges, including minimizing downtime for Geocities' then one million "homesteaders" (users), physically migrating more than 45 Internet servers and shifting in real-time the network routing of more than 80 Mbps of sustained Internet traffic. The Company currently provides GeoCities and its more than 1.1 million users with reliable connectivity, scalable bandwidth and 24x7 monitoring, systems administration and disaster recovery services.

 Hotmail Corporation

  In 1996, Hotmail Corporation ("Hotmail"), a leading provider of globally accessible, free Web-based electronic mail, engaged the Company to host its Internet servers to gain access to greater bandwidth and redundancy to support Hotmail's growing customer base. Hotmail's primary challenge was to find a company that could support the exponential growth in subscribers they were experiencing. Hotmail selected the Company, based upon the scalability and high performance of the Company's Internet Data Centers and network solutions, as well as on the Company's reputation for high-quality customer service. Since Hotmail has co-located their Internet operations with the Company, their subscriber base had grown from 400,000 to over 10 million as of June 1998, growing at a rate of 90,000 new subscribers each weekday at that time. As of June 1998, Hotmail was processing on average 10 million e-mail messages per day.

 National Semiconductor Corporation

  In 1997, National Semiconductor Corporation ("National"), a global semiconductor manufacturer, selected the Company for its application management expertise. National depends on the Company to support its Internet, extranet and intranet sites. National depends on a Java-based e-commerce application on its Internet site to sell components. This application reduces the time it takes for customers to determine which components they need, and National views it as a competitive advantage. National's Internet site serves a broad array of additional functions, and use of it has grown significantly in the last 18 months to a few hundred thousand hits per day. In supporting National's Internet operations, Exodus provides the systems administration, hardware maintenance and tape back-up necessary to manage these applications and to keep them available to internal employees and 1.2 million customers worldwide.

 Hearst New Media & Technology

  In 1997, Hearst New Media & Technology ("Hearst"), a unit of the Hearst Corporation, decided to co-locate Internet hosting for its Web sites, including "HomeArts.com," a leading site for women on the Web, to the Company's Internet Data Center located in the New York metropolitan area. Hearst chose the Company for its 24-hour per day monitoring services and its array of systems management services. Hearst's objective was to improve network performance, monitoring and systems management capabilities, allowing the Hearst team to focus on further refinement and expansion of the site. The Company now monitors Hearst's systems through its Unicenter(R) TNG(TM)-based services and sends Hearst frequent Web-based reports that track the status of over 40 domains.

SALES, DISTRIBUTION AND MARKETING

  The Company's sales, distribution and marketing objective is to achieve broad market penetration by targeting enterprises that depend upon the Internet for mission-critical operations. As of September 30, 1998, the Company had 154 employees engaged in sales, distribution and marketing.

  The Company sells its services to enterprises directly through its sales force and indirectly through its channel partners. The Company is actively seeking to increase its sales and distribution capabilities and coverage in the United States and to expand internationally as new Internet Data Centers are installed outside of the United States. Currently, most of the Company's sales are derived through the efforts of its sales force. The Company's sales force is organized into three separate groups, consisting of field sales, strategic accounts and telesales, each of which is further divided into four geographical regions within the United States. Sales engineers and client integration engineers support the Company's sales force, providing pre- and post-sales support to ensure that customer services are implemented properly and efficiently.

  The Company's sales force is also developing an indirect sales channel for the Company's products by targeting content developers, system integrators, system vendors, consulting companies and ISPs. The Company currently has distribution relationships with a number of companies, including @Work, a division of At Home Corporation, Computer Associates, GE Capital Services Corporation, SAVVIS Communications, Inc. and Poppe Tyson, Inc. and intends to expand its distribution relationships in the future. The Company's channel partners typically receive referral fees for bringing customers to the Company.

  The Company's marketing organization is responsible for product management, public relations and marketing communications. Product management includes defining the product roadmap and bringing to market the portfolio of services and programs that will enable the Company to meet its business objectives. These activities include product strategy and definition, pricing, competitive analysis, product launches, channel program management and product lifecycle project management. The Company stimulates product demand through a broad range of marketing communications and public relations event sponsorship and management of the Company's Web site. Public relations focuses on cultivating industry analyst and media relationships with the goal of securing broad media coverage and public recognition of the Company's leadership position in the market for Internet system and network management solutions.

CUSTOMER SERVICE

  The Company offers superior customer service by understanding the technical requirements and business objectives of its customers and fulfilling their needs proactively on an individual basis. By working closely with its customers, the Company is able to optimize the performance of its customers' Internet operations, avoid downtime, resolve quickly any problems that may arise and make appropriate adjustments in services as customer needs change over time. As the Company works with its customers over time, it solicits their feedback to ensure that it is offering the appropriate types and quality of service. The Company uses advanced software tools to aid in its customer monitoring and service efforts. Many customer service employees have been specifically trained and, as appropriate, certified by the vendors of the Company's software tools, including Sun Microsystems, Inc., Microsoft Corporation, Oracle Corporation and Computer Associates.

  Customer service begins before a sale, when the Company provides technical support for complex orders. During the installation phase, the Company assigns a transition team and a project manager, who also retains responsibility for the account after installation, to assist the new customer with the installation process. In addition, the Company provides system integration services between the customer's Web site and legacy systems. After installation, the primary customer support area is each Internet Data Center's Network Control Center, which is operated 24x7 by engineers who answer customer calls, monitor site and network operations and activate teams to solve problems that arise. To solve complex problems, the Company draws on the collective expertise at all of its Internet Data Centers, creating a nationwide engineering pool. The Company's customer service personnel are also available to assist customers whose operations require specialized procedures.

  Finally, the Company employs network engineers who collaborate with a customer to design and maintain the LAN environment within the Internet Data Center and integrate the customer's home LAN and WAN with its Internet site. The network engineers are trained on NT and Solaris and other UNIX platforms as well as Cisco routers and switches, and they serve as the second level of support for customer issues that cannot be resolved by the Network Control Center. The Company also employs a group of backbone engineers who are responsible for designing the network that connects the Company's Internet Data Centers. This group constantly monitors the network design and effectiveness to optimize performance for customers, rerouting and redesigning traffic as conditions require.

  As of September 30, 1998, the Company had 156 employees dedicated to customer service and network and backbone engineering.

NETWORK DESIGN

  The Company's high performance server network is designed to provide the highest possible availability in order to enable its customers to achieve reliable Internet operations. It is comprised of the Company's six Internet Data Centers interconnected by a high-performance network backbone ring and connected to the Internet through public peering interconnections and private peering interconnections. Within each Internet Data Center, a virtual LAN environment provides redundant, high-speed internal connectivity.

  The Company's Internet Data Centers are located near most of the major Internet exchange points ("IXPs") and are connected to their local IXPs by multiple DS-3 or OC-3c links, provisioned by Teleport Communications Group Inc., MFS Communications Company, Inc., Brooks Fiber Properties, Inc. and Regional Bell Operating Companies. These links to the local exchange points, combined with private exchanges with ISPs, connect the customers' traffic to the Internet. In order to provide for high redundancy, performance and capacity, and to perform real-time content replication or caching across its Internet Data Centers, the Company has multiple clear channel DS-3 links and OC-3c links interconnecting the Internet Data Centers. The Company has engineered its backbone with a geographically diverse fiber path to provide high availability, even in the event of a link failure. The Company is currently in the process of upgrading its backbone in order to accommodate expected traffic growth. For customers with servers located at multiple Internet Data Centers, the Company provides dynamic response time and load balancing technologies for optimal routing of traffic.

  Within each Internet Data Center, the Company deploys a virtual LAN environment to increase reliability and performance and provides customers with redundant connectivity to the Exodus backbone and the Internet. DS-3 and OC-3c lines are strategically placed on different routers to avoid any single points of failure. The Company uses a combination of public and private peering interconnections to achieve fast and reliable delivery of content. It has private peering interconnections with eight national ISPs, public peering interconnections with over 120 ISPs, including many of the largest providers, and a presence at each of the major U.S. IXPs. The Company will continue to work with ISPs to establish direct private peering interconnections at each of its Internet Data Centers to provide low latency content delivery. This broad combination of private and public peering interconnections provides customers with the reliability and redundancy that they need to ensure their content reaches its intended destination. The Company has a general policy of keeping significant unutilized network capacity for its LAN, WAN and public and private peering links to allow for spikes in demand or line outages.

  If the carriers that operate the IXPs were to discontinue their support of the peering points and no alternative providers were to emerge, or such alternative providers were to increase the cost of utilizing the IXPs, the distribution of content through the IXPs, including content distributed by the Company, would be significantly constrained. Furthermore, as traffic through the IXPs increases, if commensurate increases in bandwidth are not added, the Company's ability to distribute content rapidly and reliably through these networks will be adversely affected. Many of the companies with which the Company maintains private peering interconnections are competitors of the Company. Currently, the Company does not pay a fee for its public and private peering interconnections. If these organizations were to refuse to continue to interconnect directly with the Company, or begin to impose additional costs (including fees) on the Company to maintain and/or increase these interconnections, the Company might be required to purchase transit access services from these ISPs in order to allow the Company's customers to reach the customers of these ISPs, which would increase the Company's costs and as a result, the Company's business, results of operations and financial condition could be materially adversely affected. If the Company chose not to purchase such access, there would be a lack of communication between the Company's customers and the customers of such organization. In those cases where the Company currently purchases backup capacity from other organizations, if these organizations were to increase the pricing associated with their such capacity, the Company might be required to identify alternative methods through which it can distribute its customers' content. See "Risk Factors-- Dependence Upon Network Infrastructure."

  The Company is dependent on other companies to supply certain key components of its telecommunications infrastructure and system and network management solutions, including telecommunications services and networking equipment that, in the quantities and quality demanded by the Company, are available only from sole or limited sources. In particular, the Company is dependent on WorldCom and Qwest and certain other telecommunications providers for its backbone capacity (including the Company's dedicated clear channel network and transit access to ISPs) and is therefore dependent on such companies to maintain the operational integrity of its backbone and interconnections. The routers, switches and modems used in the Company's telecommunications infrastructure are currently supplied primarily by Cisco. The Company purchases these components pursuant to purchase orders placed from time to time, does not carry significant inventories of these components and has no guaranteed supply arrangements with these vendors. Any failure to obtain required products or services on a timely basis and at an acceptable cost would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, any failure of the Company's sole or limited source suppliers to provide products or components that comply with evolving Internet and telecommunications standards or that interoperate with other products or components used by the Company in its communications infrastructure could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Dependence Upon Network Infrastructure" and""--Dependence on Third-Party Suppliers."

  The Company must continue to expand and adapt its network infrastructure (both its network and its interconnections to other networks) as the number of users and the amount of information they wish to transport increase and to meet changing customer requirements. The expansion and adaptation of the Company's telecommunications infrastructure will require substantial financial, operational and management resources as the Company negotiates telecommunications capacity with its existing and other network infrastructure suppliers. Due to the limited deployment of the Company's services to date, the ability of the Company's network to connect and manage a substantially larger number of customers at high transmission speeds is as yet unknown, and the Company faces risks related to the network's ability to be scaled up to its expected customer levels while maintaining superior performance. In addition, as the Company upgrades its telecommunications infrastructure to increase bandwidth available to its customers, it is likely to encounter a certain level of equipment or software incompatibility which may cause delays in implementation. See "Risk Factors--Unproven Network Scalability."

  The Company's operations are dependent upon its ability to protect its network infrastructure and customers' equipment against damage from human error, power loss, fire, earthquakes, floods, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Despite precautions taken and planned to be taken by the Company, the occurrence of a natural disaster or other unanticipated problems at one or more of the Company's Internet Data Centers could result in interruptions in the services provided by the Company or significant damage to customer equipment. In addition, failure of any of the Company's telecommunications providers, such as WorldCom or Qwest, to provide the data communications capacity required by the Company, as a result of human error, a natural disaster or other operational disruption, could result in interruptions in the Company's services. See "Risk Factors--Risk of System Failure."

  The increased use of the Internet for retrieving, sharing and transferring information among businesses, consumers, suppliers and partners has only recently begun to develop, and the Company's success will depend in large part on continued growth in the use of the Internet. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of access, quality of service and necessary increases in bandwidth availability, remain unresolved and are likely to affect the development of the market for the Company's services. The recent growth in the use of the Internet has caused frequent periods of performance degradation, requiring the upgrade of routers and switches, telecommunications links and other components forming the infrastructure of the Internet by ISPs and other organizations with links to the Internet. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of the Company's services. Potentially increased performance provided by the services of the Company and others is ultimately limited by and reliant upon the speed and reliability of the networks operated by third parties. Consequently, the emergence and growth of the market for the Company's services is dependent on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion. See "Risk Factors--Dependence on the Internet and Internet Infrastructure Development."

  A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. Certain of the Company's services rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. Despite the Company's design and implementation of a variety of network security measures, there can be no assurance that unauthorized access, computer viruses, accidental or intentional actions and other disruptions will not occur. See "Risk Factors--System Security Risks."

PRODUCT DEVELOPMENT

  The Company's product development group is primarily responsible for evaluating and integrating best-of-breed technologies with the Company's service offerings to support its customers' mission-critical Internet operations. The Company is also developing proprietary technologies which are expected to be integrated with such best-of-breed technologies. The Company believes that establishing relationships with technology enterprises enables it to leverage these enterprises' research and development expertise. These relationships allow the Company to gain quicker access to new technologies and to provide value-added integrated solutions for its customers. For example, the Company has worked very closely with Computer Associates, including having dedicated Computer Associates engineers located at the Company, to develop certain of the Company's collaborative systems management services using Computer Associates' Unicenter TNG technology. See""--Relationship with Computer Associates." The Company's product development personnel will continue to develop strategic relationships, such as the one with Computer Associates, and vendor and technology-based relationships, such as those it has with Raptor Systems, Inc., VeriFone, Inc. and Checkpoint Software Technologies Limited, to enhance the Company's services through the integration of leading technologies. To the extent that the Company is unable to obtain the technology necessary to meet its customers' needs from a third party, the Company may need to develop the technology itself. As of September 30, 1998, the Company employed 17 persons in product development.

  The Company's future success will depend, in part, on its ability to offer services that incorporate leading technology, address the increasingly sophisticated and varied needs of its current and prospective customers and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The market for the Company's services is characterized by rapidly changing and unproven technology, evolving industry standards, changes in customer needs, emerging competition and frequent new service introductions. There can be no assurance that future advances in technology will be beneficial to, or compatible with, the Company's business or that the Company will be able to incorporate such advances on a cost-effective and timely basis into its business. Moreover, technological advances may have the effect of encouraging certain of the Company's current or future customers to rely on in-house personnel and equipment to furnish the services currently provided by the Company. In addition, keeping pace with technological advances in the Company's industry may require substantial expenditures and lead time.

  The Company incurred $70,000, $444,000, $1.6 million and $1.4 million in product development expenses during the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively.

RELATIONSHIP WITH COMPUTER ASSOCIATES

  The Company has a strategic relationship with Computer Associates encompassing sales, marketing, operations and engineering. Under the terms of the Company's agreement with Computer Associates, the Company is deploying the Unicenter(R) TNG(TM) systems, network and application management software products (including the Cheyenne ARCserve(R) product) to manage the Company's customer service operations and to monitor its customers' Internet solutions. The Unicenter technology is the Company's primary enterprise management tool and is the technology on which many of the Company's value-added services are and will be based. To facilitate the Company's deployment of Unicenter(R) TNG(TM), Computer Associates has located dedicated software engineers at the Company. By becoming one of the leading Unicenter(R) TNG(TM) implementations, the Company has also become a primary reference account for Computer Associates' extensive sales force, which has also created opportunities for the Company to market its services actively into large enterprises.

  Under the agreement with Computer Associates, if the Company desires to offer a service that has a substantially similar functionality to that provided by Computer Associates' Unicenter(R) TNG(TM) family of software, or its ARCserve or InocuLAN products (the "CA Products"), the Company must generally utilize the CA Products as long as they meet the Company's requirements. In addition, the Company is a beta test site for new versions of the CA Products and must, upon commercial deployment, replace existing software with new CA Products if they are substantially similar in functionality. During the term of the agreement, the Company is obligated to pay Computer Associates a royalty equal to one percent of the Company's gross revenues. Either party may terminate this agreement upon 60 days' prior written notice with no penalties. Should Computer Associates or the Company decide to terminate this agreement, the Company has the right to continue licensing software from Computer Associates at a forty percent discount from Computer Associates' prevailing standard prices for five years and the Company will no longer be obligated to pay a royalty to Computer Associates. In connection with this agreement, the Company agreed to host Computer Associates' hosting servers at prices below the Company's standard rates.

COMPETITION

  The market served by the Company is intensely competitive, and such competition is increasing. There are few substantial barriers to entry, and the Company expects that it will face additional competition from existing competitors and new market entrants in the future. The principal competitive factors in this market include Internet system engineering expertise, customer service, network capability, reliability, quality of service and scalability, broad geographic presence, brand name, technical expertise and functionality, the variety of services offered, the ability to maintain and expand distribution channels, customer support, price, the timing of introductions of new services, network security, financial resources and conformity with industry standards. There can be no assurance that the Company will have the resources or expertise to compete successfully in the future.

  The Company's current and potential competitors in the market include: (i) providers of server hosting services; (ii) national and regional ISPs; (iii) global, regional and local telecommunications companies and RBOCs; and (iv) large IT outsourcing firms. The Company's competitors may operate in one or more of these areas and include companies such as certain subsidiaries of GTE Corporation and WorldCom, IBM and certain business units of GlobalCenter, which was recently acquired by Frontier Corporation.

  Many of the Company's competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than the Company. As a result, certain of these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies than can the Company. In addition, these competitors have entered and will likely continue to enter into joint ventures or consortiums to provide additional services competitive with those provided by the Company.

  Certain of the Company's competitors may be able to provide customers with additional benefits in connection with the Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to the Company's. There can be no assurance that the Company will be able to offset the effects of any such price reductions. In addition, the Company believes that the businesses in which the Company competes are likely to encounter consolidation in the near future, which could result in increased price and other competition that could have a material adverse effect on the Company's business, results of operations and financial condition.

INTELLECTUAL PROPERTY RIGHTS

  The Company currently relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect certain proprietary rights in its products and services. The Company currently has no patented technology that would preclude or inhibit competitors from entering the Company's market. The Company has entered into confidentiality and invention assignment agreements with its employees and contractors, and nondisclosure agreements with its suppliers, distributors and appropriate customers in order to limit access to and disclosure of its proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by the Company to protect its intellectual property will prove sufficient to prevent misappropriation of the Company's technology or to deter independent third-party development of similar technologies. The laws of certain foreign countries may not protect the Company's products, services or intellectual property rights to the same extent as do the laws of the United States. The Company also relies on certain technologies that it licenses from third parties, such as Computer Associates. See "Risk Factors--Dependence on Third-Party Suppliers." There can be no assurance that these third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of such technology could require the Company to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially adversely affect the Company's business, results of operations and financial condition.

  The Company has determined increasingly to develop or acquire additional proprietary intellectual property in addition to licensing technology from third parties. There can be no assurance that third parties will not claim infringement by the Company with respect to current or future products or services, particularly if such products or services include more of its own proprietary technology. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of products and competitors in the Company's industry segment grows. Any such claim, whether meritorious or not, could be time consuming, result in costly litigation, cause product installation delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company or at all. As a result, any such claim could have a material adverse effect upon the Company's business, results of operations and financial condition.

GOVERNMENT REGULATION

  The Company is not currently subject to direct federal, state or local government regulation, other than regulations applicable to businesses generally. There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. The adoption of any such laws or regulations might decrease the growth of the Internet, which in turn could decrease the demand for the services of the Company or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, as the Company's services are available over the Internet in multiple states and foreign countries, and as the Company facilitates sales by its customers to end users located in such states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state or foreign country. The Company is qualified to do business in only a limited number of states, and failure by the Company to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the failure to qualify and could result in the inability of the Company to enforce contracts in such jurisdictions. See "Risk Factors--Governmental Regulation and Legal Uncertainties."

  The law relating to the liability of online services companies and Internet access providers for information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against online services companies and Internet access providers under both United States and foreign law for defamation, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their networks. Several private lawsuits seeking to impose such liability upon online services companies and Internet access providers are currently pending. Certain businesses, organizations and individuals have in the past sent unsolicited commercial e-mails from servers hosted at the Company's facilities to massive numbers of people, typically to advertise products or services. This practice, known as "spamming," can lead to complaints against service providers that enable such activities, particularly where recipients view the materials received as offensive. In addition, certain ISPs and other online services companies could deny network access to companies that allow undesired content or spamming to be transmitted through their networks. The Company has in the past received, and may in the future receive, letters from recipients of information transmitted by the Company's customers objecting to such transmission. Although the Company prohibits its customers by contract from spamming, there can be no assurance that its customers will not engage in this practice, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Risks Associated With Information Disseminated Through the Company's Network."

EMPLOYEES

  As of September 30, 1998, the Company had 386 employees, including 154 employees in sales, distribution and marketing, 17 employees in product development, 156 employees in customer service and network and backbone engineering and 59 employees in finance and administration. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. The competition for such personnel is intense, and there can be no assurance that the Company will be able to identify, attract and retain such personnel in the future. None of the Company's employees is represented by a labor union, and management believes that its employee relations are good. See "Risk Factors--Dependence on Key Personnel" and "--Management of Growth."

FACILITIES

  The Company's executive offices are located in Santa Clara, California and consist of approximately 36,000 square feet that are leased pursuant to an agreement that expires in 2002. The Company leases the facilities for its current Internet Data Centers in the following metropolitan areas and specific cities, which cover an aggregate of approximately 200,000 gross square feet and expire in the years indicated below:

                                                                                 LEASE
       METROPOLITAN AREA               CITY AND STATE                          EXPIRATION
       -----------------               ---------------                         ----------
       San Francisco                   Santa Clara, CA                            2001
                                       Santa Clara, CA                            2002
                                       Santa Clara, CA                            2009
       New York                        Jersey City, NJ                            2007
       Seattle                         Seattle, WA                                2007
       Los Angeles                     Irvine, CA                                 2007
       Washington, D.C.                Herndon, VA                                2004
       Boston                          Waltham, MA                                2008

  Most of the Company's leases provide for a renewal option upon the expiration of the initial term. The Company currently maintains sales offices in unutilized space in its Internet Data Centers. The Company intends to expand domestically and internationally, including the expected addition of additional Internet Data Centers in the Washington, D.C. and Seattle metropolitan areas and new Internet Data Centers in the Chicago metropolitan area in the first quarter of 1999 and the London metropolitan area in the second quarter of 1999. The Company has recently entered into leases for the space needed for the additional site in the Washington, D.C. metropolitan area which covers approximately 88,000 square feet and expires in 2008.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information regarding the executive officers and directors of the Company:

         NAME            AGE                      POSITION
         ----            ---                      --------
K.B. Chandrasekhar......  38 Chairman of the Board of Directors
Ellen M. Hancock........  55 Chief Executive Officer, President and Director
Richard S. Stoltz.......  54 Chief Operating Officer and Chief Financial Officer
Sam S. Mohamad..........  39 Vice President, Worldwide Sales
Louis J. Muggeo.........  47 Vice President, Customer Support and Services
Robert V. Sanford III...  50 Vice President, Operations
James J. McInerney......  46 Vice President, Engineering
Susan R. Farber.........  47 Vice President, Marketing and Strategy
Frederick W.W.
 Bolander(1)............  37 Director
John R. Dougery(2)......  58 Director
Mark Dubovoy(3).........  51 Director
Max D. Hopper...........  64 Director
Peter A. Howley(1)......  58 Director
Daniel C. Lynch.........  57 Director
Thadeus J.
 Mocarski(1)(3).........  36 Director
Kanwal S. Rekhi(2)......  52 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Finance Committee.

  Each director will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each officer serves at the discretion of the Board of Directors (the "Board").

  K.B. CHANDRASEKHAR has served as Chairman of the Board of Directors of the Company since its incorporation in California in February 1995, as President from such incorporation until March 1998 and as Chief Executive Officer from such incorporation until September 1998. From 1992 to May 1995, he served as President and a director of Fouress, Inc., a network software design and development firm and the Company's predecessor, which he co-founded. Mr. Chandrasekhar holds a B.S. degree in physics from Madras University and a B.Tech. degree in electronics and communications from the Madras Institute of Technology.

  ELLEN M. HANCOCK has served as President of the Company since March 1998 and Chief Executive Officer of the Company since September 1998 and has been a director of the Company since April 1998. She has also served as the acting Vice President, Marketing from July 1998 to October 1998. From July 1996 to July 1997, she served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. From September 1995 to May 1996, Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation. From 1966 to February 1995, she served in various staff, managerial and executive positions at International Business Machines Corporation, most recently as Senior Vice President and Group Executive. Mrs. Hancock is also a director of Colgate-Palmolive Company, Siemens Business Communications, Inc. and Aetna Inc. She holds a B.A. degree in mathematics from The College of New Rochelle and an M.A. degree in mathematics from Fordham University.

  RICHARD S. STOLTZ has served as Chief Operating Officer and Chief Financial Officer of the Company since October 1995 and was a director of the Company from January 1996 to October 1996. From February 1994 to

September 1995, he was an independent consultant specializing in financial and management information system issues. From 1992 to January 1994, Mr. Stoltz served as Vice President of Finance, Treasurer and Chief Financial Officer of Radius Inc., a computer hardware company. Mr. Stoltz holds a B.S.B.A. degree in marketing and an M.B.A. from The American University.

  SAM S. MOHAMAD has served as Vice President, Worldwide Sales of the Company since February 1997. From March 1996 to January 1997, he served as Vice President of Sales and Marketing of Genuity, Inc., a provider of data center products and services. From 1987 to February 1996, Mr. Mohamad held various positions at Oracle Corporation, most recently as Vice President of Direct Sales and Marketing.

  LOUIS J. MUGGEO has served as Vice President, Customer Support and Services of the Company since February 1998. From May 1993 to February 1998, he served in various positions at Sybase, Inc., a client/server relational database management software company, most recently as Vice President/General Manager for Western Area Field Services. From 1990 to May 1993, Mr. Muggeo served in various positions at ViewStar Corporation (now Mosaix, Inc.), a document management and workflow software company, most recently as Director, Education Services.

  ROBERT V. SANFORD III has served as Vice President, Operations of the Company since April 1997. From February 1994 to April 1997, he was an independent consultant specializing in management information system issues, and from October 1992 to February 1994, he served as Director of IS at Radius Inc. Mr. Sanford holds a B.A. degree in business administration from California State University, San Bernardino.

  JAMES J. MCINERNEY has served as Vice President, Engineering of the Company since October 1998. From November 1995 to October 1998, he served as Vice President of Software Engineering at Synopsys, Inc., a provider of software tools for electronic design automation. From 1974 to October 1995, Mr. McInerney served in various research, managerial and executive positions at International Business Machines Corporation, most recently as Director, Intelligent Communication Services. He holds B.S. and M.S. degrees in mathematics from Polytechnic University in New York.

  SUSAN R. FARBER has served as Vice President, Marketing and Strategy of the Company since November 1998. From April 1998 to October 1998, she served as Chief Operating Officer of Fusion Telecommunications. From July 1996 to April 1998, Ms. Farber served as Vice President, Business Markets, for GTE. From 1994 to July 1996, she served as Consultant, International Technology Practice for Heidrick & Struggles. From 1993 to 1994, Ms. Farber served as Vice President, Marketing for Nielsen Europe. Ms. Farber holds a B.A. degree from Georgetown University and an M.B.A. from George Washington University.

  FREDERICK W. W. BOLANDER has served as a director of the Company since October 1996. He has been associated with Apex Investment Partners, a venture capital firm, in various capacities since October 1994 and has been a general partner of the firm since April 1996. From May 1993 to September 1993, Mr. Bolander was a consultant to the African Communications Group, a venture capital and project management firm, and from September 1985 to September 1992, Mr. Bolander held the position of manager for AT&T Corporation. Mr. Bolander is also a director of Concord Communications, Inc. Mr. Bolander holds B.S. and M.S. degrees in electrical engineering from the University of Michigan and an M.B.A. from Harvard University.

  JOHN R. DOUGERY has served as a director of the Company since February 1996. He has been President of Dougery Ventures, a venture capital firm, since January 1998. Prior to that he was a general partner of Dougery & Wilder, a venture capital from 1981 to December 1997. Mr. Dougery is also a director of Printronix, Inc. Mr. Dougery holds an A.B. degree in mathematics from the University of California, Berkeley and an M.B.A. from Stanford University.

  MARK DUBOVOY has served as a director of the Company since October 1996. He was a founder and has served as a general partner of Information Technology Ventures since September 1994. Prior to that time, he was a general partner of Grace/Horn Ventures from 1991 to August 1994. Mr. Dubovoy holds a B.S. degree in physics from the National University of Mexico and an M.A. degree and Ph.D. in physics from the University of California, Berkeley.

  MAX D. HOPPER has served as a director of the Company since January 1998. Mr. Hopper has been the Chief Executive Officer of Max D. Hopper Associates, Inc., an IS management consulting firm, since January 1995. From 1985 to January 1995, he served in various positions at American Airlines, a subsidiary of AMR Corporation, most recently as Senior Vice President, Information Systems and Chairman of the SABRE Group. Mr. Hopper is also a director of Gartner Group, Inc., USData Corporation, VTEL Corporation, Worldtalk Corporation, Metrocall, Inc. and Payless Cashways, Inc. From April 1996 to August 1997, he served as a director of BBN Corporation. From March 1995 to February 1998, he served as a director of Centura Software Corporation. From August 1994 to February 1998, he served as a director of Computer Language Research, Inc. He holds a B.S. degree in mathematics and an M.B.A. from the University of Houston.

  PETER A. HOWLEY has served as a director of the Company since September 1996. Mr. Howley has been a private consultant since May 1994. From 1985 until April 1994, he served as Chairman of the Board, Chief Executive Officer and President of Centex Telemanagement, Inc., a telecommunications management company, which was acquired. Mr. Howley is also a director of FaxSAV, Inc. and WorldPort Communications, Inc. Mr. Howley holds a B.I.E. degree and an M.B.A. from New York University.

  DANIEL C. LYNCH has served as director of the Company since January 1998. Mr. Lynch has been the owner of Lynch Enterprises, a venture capital firm, since August 1993. From April 1994 to August 1996, he was a director of UUNet Technologies, Inc., an Internet service provider. From 1991 to August 1993, he was the Chairman of the Board of Interop, a conference and trade show company, which he founded and which is now a division of ZD Comdex Forums. Mr. Lynch has also been Chairman of the Board of Directors of Cybercash, Inc. since August 1994 when he founded the Company. He holds a B.S. degree in mathematics from Loyola Marymount University and an M.A. degree in mathematics from the University of California, Los Angeles.

  THADEUS J. MOCARSKI has served as a director of the Company since June 1997. Mr. Mocarski has been an officer of various entities affiliated with Fleet Equity Partners since January 1994. Prior to joining Fleet Equity Partners, Mr. Mocarski was an attorney with the law firm of Edwards & Angell from 1989 to January 1994. Mr. Mocarski is also a director of Dobson Communications Corporation and Dobson Wireline Company. Mr. Mocarski holds a B.A. in economics and government from Colby College and a J.D. degree from the Washington College of Law.

  KANWAL S. REKHI has served as a director of the Company since December 1995. Mr. Rekhi has been the Chief Executive Officer of Cybermedia Inc., a consumer software company, since May 1998. He was retired from January 1995 to May 1998. He served as Executive Vice President and a director at Novell Inc., a network software company, from 1989 to December 1994. Mr. Rekhi is also a director of Cybermedia Inc. Mr. Rekhi holds a B.Tech. degree in electrical engineering from the Indian Institute of Technology, Bombay and an M.S. degree in electrical engineering from Michigan Technology Institute.

BOARD COMMITTEES

  The Audit Committee of the Board consists of Mr. Dougery and Mr. Rekhi. The Audit Committee reviews the Company's financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee of the Board consists of Mr. Bolander, Mr. Howley and Mr. Mocarski. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's employee benefit plans. The Finance Committee of the Board consists of Mr. Dubovoy and Mr. Mocarski. The Finance Committee reviews, evaluates and makes recommendations regarding future financing requirements of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Compensation Committee of the Board was at any time since the formation of the Company an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee of the Board.

DIRECTOR COMPENSATION

  Directors of the Company do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending meetings of the Board. In December 1995 and October 1996, Mr. Rekhi and Mr. Howley were granted warrants to acquire 16,666 shares of Common Stock and 19,841 shares of Series B1 Preferred Stock (which converted into shares of Common Stock at the closing of the Company's initial public offering), respectively, at an exercise price of $2.40 and $2.52 per share, respectively, in connection with their service on the Board. In addition, in October 1996, Mr. Howley was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $0.30 per share, in connection with his service on the Board. In November 1997, Mr. Rekhi exercised the Common Stock warrant in full. In October 1997, Mr. Howley exercised the warrant for Series B1 Preferred Stock in full and exercised the option for 13,000 of the shares of Common Stock subject thereto.

  In January 1998, the Board adopted, and in February 1998 the stockholders approved, the 1998 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 200,000 shares of the Company's Common Stock for issuance thereunder. Members of the Board who are not employees of the Company, or any parent or subsidiary of the Company, are eligible to participate in the Directors Plan. Each eligible director who was or becomes a member of the Board on or after the Company's initial public offering of Common Stock in March 1998 ("Effective Date") will automatically be granted an option for 20,000 shares (an "Initial Grant") on the earlier of the Effective Date or the date such director first becomes a director; provided that a director that was a member of the Board of Exodus Communications, Inc., a California corporation, is not eligible to receive an Initial Grant. Thus Messrs. Lynch and Hopper are the only current directors who received an Initial Grant, which were at an exercise price of $15.00 per share. At each annual meeting of stockholders thereafter, each eligible director will automatically be granted an additional option to purchase 5,000 shares (an "Annual Grant") if such director has served continuously as a member of the Board since the date of such director's Initial Grant (or since the Effective Date if such director did not receive an Initial Grant). Initial Grants will vest as to 33 1/3% of the total shares on each annual anniversary of the date of grant, provided the optionee continues as a member of the Board or as a consultant to the Company. Annual Grants will vest as to 25% of the total shares on each annual anniversary of the date of grant, provided the optionee continues as a member of the Board or as a consultant to the Company. Options will cease vesting once the individual ceases to provide services as a director or consultant. Following the individual's cessation of services to the Company, he or she will have seven months in which to exercise the options granted under the Directors Plan, twelve months if the cessation of services resulted from the individual's death or disability. The exercise price of all options granted under the Directors Plan will be the fair market value of the Common Stock on the date of grant. On May 19, 1998, the Company granted options to purchase 5,000 shares of the Company's Common Stock under the Company's 1998 Plan to each of Messrs. Bolander, Dougery, Dubovoy, Hopper, Howley, Lynch, Mocarski and Rekhi, at exercise prices of $30.688 per share, and otherwise subject to the terms and conditions of Annual Grants under the Directors Plan.

  In February 1998, the Company sold shares of Series D Preferred Stock convertible into 33,333 and 5,848 shares of Common Stock at a purchase price per share of $8.55 to Messrs. Lynch and Hopper, respectively.

EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the year ended December 31, 1997 by (i) the Company's chief executive officer and (ii) the four other most highly compensated executive officers other than the chief executive officer who were serving as executive officers as of December 31, 1997 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                       ANNUAL COMPENSATION             COMPENSATION AWARDS
                              --------------------------------------- ----------------------
                                                       OTHER ANNUAL         SECURITIES
NAME AND PRINCIPAL POSITIONS  SALARY ($)   BONUS ($) COMPENSATION ($) UNDERLYING OPTIONS (#)
----------------------------  ----------   --------- ---------------- ----------------------
K.B. Chandrasekhar......
 President and Chief
 Executive Officer (1)         $160,000     $75,000       $5,373(2)          250,002
Sam S. Mohamad..........
 Vice President, World-
 wide Sales                     273,626(3)   70,000          --              166,668
Richard S. Stoltz.......
 Chief Operating Officer
 and Chief Financial Of-
 ficer                          147,500      40,000          --               58,334
B.V. Jagadeesh..........
 Vice President, Engi-
 neering                        135,000      40,000          --               58,334
Robert V. Sanford III...
 Vice President, Opera-
 tions                          101,250      35,000          --               91,667

--------

(1) Mr. Chandrasekhar ceased serving as President of the Company in March 1998 and as Chief Executive Officer in September 1998 when Ellen M. Hancock was appointed to those positions. Mr. Chandrasekhar remains as Chairman of the Board of Directors.
(2) Represents a car allowance.
(3) Includes sales commissions of $130,542.

  As indicated in the table above, in March 1998 and September 1998, Ellen M. Hancock was appointed President and Chief Executive Officer, respectively, of the Company. She will be compensated at an initial base salary of $200,000 per year and is eligible for bonuses totalling up to $100,000 for 1998. See "-- Option Grants in 1997."

  The following table sets forth further information regarding option grants to each of the Named Executive Officers during 1997. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term using the price of $15.00 per share from the Company's initial public offering as the base value.

                             OPTION GRANTS IN 1997

                                                                               POTENTIAL REALIZABLE VALUE
                           NUMBER OF   PERCENTAGE OF                             AT ASSUMED ANNUAL RATES
                          SECURITIES   TOTAL OPTIONS                           OF STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO                                 FOR OPTION TERM (2)
                            OPTIONS      EMPLOYEES   EXERCISE PRICE EXPIRATION ----------------------------
          NAME           GRANTED(#)(1)    IN 1997     PER SHARE($)     DATE         5%            10%
          ----           ------------- ------------- -------------- ---------- ------------- --------------
K.B. Chandrasekhar......    41,667          2.6%         $0.30        6/26/07  $   1,005,567 $   1,608,602
                            83,334          5.2           0.75       10/15/07      1,973,634     3,179,704
                            83,334          5.2           0.75       10/15/07      1,973,634     3,179,704
                            41,667          2.6           0.75       10/15/07        986,817     1,589,852
Sam S. Mohamad..........    66,667          4.1           0.30        2/17/07      1,608,903     2,573,755
                             8,334          0.5           0.30        6/26/07        201,128       321,744
                            25,000          1.6           0.75       10/15/07        592,085       953,903
                            66,667          4.1           0.75       10/15/07      1,578,903     2,543,755
Richard S. Stoltz.......    14,584          0.9           0.30        6/26/07        351,962       563,032
                            43,750          2.7           0.75       10/15/07      1,036,150     1,669,331
B.V. Jagadeesh..........    14,584          0.9           0.30        6/26/07        351,962       563,032
                            43,750          2.7           0.75       10/15/07      1,036,150     1,669,331
Robert V. Sanford III...    75,000          4.7           0.30        2/17/07      1,810,006     2,895,460
                             4,167          0.3           0.30        6/26/07        100,564       160,872
                            12,500          0.8           0.75       10/15/07        296,043       476,952

--------
(1) These options generally are incentive stock options that were granted at fair market value and vest over a 50-month period so long as the individual is employed by the Company. With regard to Mr. Chandrasekhar, both options for 83,334 shares vest in full on the fifth anniversary of the date of grant, one of which accelerated to start vesting at 2% per month upon the closing of the Company's initial public offering in March 1998 and the other of which will accelerate to start vesting at 2% per month upon the hiring of certain additional executive management personnel. The potential realizable value is based on the term of the option at the time of grant, which is ten years for each of the options set forth in this table. All amounts have been calculated using the price of $15.00 per share from the Company's initial public offering as the base value and assumed annual rates of stock price appreciation of 5% and 10%.
(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

  In January 1998, Mr. Chandrasekhar was granted two options, each for 166,667 shares of Common Stock, at per share exercise prices of $9.00 and $18.00, respectively, that vest in full upon the third and fifth anniversaries of the date of grant, respectively. Both options will accelerate and become fully vested if the Company is acquired or sells all or substantially all of its assets or if Mr. Chandrasekhar is terminated other than for cause. In addition, in February 1998, Richard S. Stoltz and B.V. Jagadeesh were each granted options to purchase 60,000 shares of Common Stock at an exercise price of $7.65 per share, with vesting over a 50 month period. All of the above-described options expire ten years from the date of grant.

  In March 1998, Mrs. Hancock was granted an option for 721,981 shares of Common Stock at a per share exercise price of $9.00 that vests as to 12% of such shares in September 1998 and vests as to an additional 2% per month thereafter. The option expires ten years from the date of grant. In addition, she purchased 50,000 shares of Common Stock of the Company at a purchase price of $9.00 per share.

  The following table sets forth the number of shares acquired upon the exercise of stock options during 1997 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Executive Officers at December 31, 1997. Also reported are values of unexercised "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the price of $15.00 per share from the Company's initial public offering.

            AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END VALUES

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED                  OPTIONS AT YEAR-END          AT YEAR-END
                             ON         VALUE    ------------------------- ------------------------
NAME                     EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXECISABLE
----                     ----------- ----------- ----------- ------------- ----------- ------------
K.B. Chandrasekhar......      --          --       18,334       231,668     $265,385    $3,315,894
Sam S. Mohamad..........      --          --       18,668       148,000      272,319     2,136,450
Richard S. Stoltz.......   10,500      $1,181       2,334        45,500      184,329       653,494
B.V. Jagadeesh..........      --          --       12,834        45,500      184,329       653,494
Robert V. Sanford III...      --          --       31,333        60,334      460,160       881,720

  Executive Employment Policy. In December 1997, the Board adopted a form of Executive Employment Policy (the "Policy") to be entered into between the Company and each of its executive officers and certain other officers of the Company (together, the "Executives"). Pursuant to the Policy, in the event of a "Termination" (as defined in the Policy) resulting from a "Change of Control" (as defined in the Policy) of the Company, each Executive's base salary and medical benefits would continue as follows: Chief Executive Officer and President--18 months; Chief Operating Officer and Chief Financial Officer--12 months; Vice President, Worldwide Sales--12 months; certain other Vice Presidents--six months; and other Executives--three months. In addition, in the event of a Change in Control, each Executive's options would become exercisable with respect to 50% of such Executive's remaining unvested shares subject to such options. In the event of an "Involuntary Termination" (as defined in the Policy), base salary and medical benefits would generally continue for shorter time periods than those set forth above and the Executive's options would continue to vest during such period. An Executive that "Voluntarily Terminates" (as defined in the Policy) or is terminated for "Cause" (as defined in the Policy) would generally not receive any compensation, additional stock option vesting or other benefits after the date of termination. Pursuant to the Policy, during the term of any payments made to an Executive after termination, such Executive would not be permitted to manage, operate, control, participate in the management, operation or control of or be employed by any other person or entity that is engaged in providing services that are directly competitive with the services offered by the Company.

EMPLOYEE BENEFIT PLANS

  1997 Equity Incentive Plan. In January 1997, the Board adopted the 1997 Plan. In October 1997, the Board increased the number of shares of Common Stock reserved for issuance under the 1997 Plan to a total of 2,200,000. The stockholders approved the 1997 Plan and the share increase in October 1997. The 1997 Plan became effective in January 1997 and serves as the successor to the 1995 Stock Option Plan (the "1995 Plan"). Options granted under the 1995 Plan before its termination in January 1997 continue to remain outstanding in accordance with their terms, but no further options may be granted under the 1995 Plan. The 1997 Plan provides for the grant of stock options and the issuance of restricted stock by the Company to its employees, officers, directors and consultants. The 1997 Plan permits the grant of options that are either incentive stock options ("ISOs") (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonqualified stock options ("NQSOs"), on terms (including the exercise price, which may not be less than 85% of the fair market value of the Company's Common Stock, and the vesting schedule) determined by the Board, subject to certain statutory and other limitations in the 1997 Plan. In addition to, or in tandem with, stock options under the 1997 Plan, the Board may grant participants restricted stock awards to purchase the Company's Common Stock for not less than 85% of its fair market value at the time of grant. The other terms of such restricted stock awards may be determined by the Board.

  On the effective date of the Company's initial public offering, the 1997 Plan was terminated. Options granted under the 1997 Plan before its termination continue to remain outstanding in accordance with their terms, but no further options will be granted under the 1997 Plan.

  1998 Equity Incentive Plan. In January 1998, the Board adopted, and in February 1998 the stockholders approved, the 1998 Equity Incentive Plan (the "1998 Plan") to provide for the grant of stock options, restricted stock and stock bonuses to employees, officers, directors, consultants, independent contractors and advisors of the Company or any parent or subsidiary of the Company. The 1998 Plan is the successor to the 1997 Plan. Although the 1997 Plan terminates, options granted thereunder remain outstanding according to their terms. The total number of shares reserved and available for grant and issuance pursuant to the 1998 Plan is 1,500,000 plus shares that pour over from the 1997 Plan. The shares that pour over from the 1997 Plan are shares that (i) remain available for grant under the 1997 Plan on the effective date of the 1998 Plan, (ii) are subject to issuance upon exercise of an option granted under the 1997 Plan that cease to be subject to such option for any reason other than exercise of such option and (iii) are issued under awards granted under the 1997 Plan, but are repurchased by the Company at the price at which the shares were originally issued. Shares that are subject to (x) issuance upon exercise of an option granted under the 1998 Plan that cease to be subject to such option for any reason other than exercise, (y) awards granted under the 1998 Plan that are forfeited or are repurchased by the Company at the original issue price and (z) awards that otherwise terminate without shares being issued will again be available for grant and issuance in connection with future awards under the 1998 Plan.

  The 1998 Plan will terminate in January 2008, unless earlier terminated by the Board. No person will be eligible to receive more than 750,000 shares in any calendar year pursuant to equity awards under the 1998 Plan, other than a new employee who will be eligible to receive no more than 1,250,000 shares in the calendar year in which such employee commences employment. The 1998 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee has the authority to construe and interpret the 1998 Plan and any agreement made thereunder, grant equity awards and make all other determinations necessary or advisable for the administration of the 1998 Plan. The 1998 Plan permits the grant of ISOs and NQSOs. ISOs may be granted only to employees of the Company or of any parent or subsidiary of the Company. NQSOs, stock bonuses and restricted stock may be granted to all individuals eligible to receive grants under the 1998 Plan. The exercise price of ISOs must be at least equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the Company's Common Stock on the date of grant. The purchase price of restricted stock will be determined by the Compensation Committee. The maximum term of an option is ten years. Options typically vest over a four-year period. Vesting will stop if the optionee ceases to provide services to the Company or any parent or subsidiary of the Company, but options will generally remain exercisable for a period of three months following the termination of services. If the optionee's termination is for cause, his or her options will generally terminate immediately. If the optionee's termination is due to death or disability, the optionee or his or her estate will generally have twelve months in which to exercise. In the event of certain changes in control transactions, outstanding equity awards may be assumed or substituted by the successor corporation, if the successor corporation does not assume or substitute the awards, the awards will terminate prior to the effectiveness of the transaction.

  1998 Employee Stock Purchase Plan. In January 1998, the Board adopted and subsequently amended, and in February 1998 the stockholders approved, the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and reserved a total of 600,000 shares of the Company's Common Stock for issuance thereunder. The Purchase Plan became effective on the first business day on which price quotations for the Company's Common Stock were available on the Nasdaq National Market. The Purchase Plan permits eligible employees to acquire shares of the Company's Common Stock through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Except for the initial offering, each offering under the Purchase Plan will be for a period of 24 months (the "Offering Period") commencing on May 1 and November 1 of each year and ending on October 31 and April 30 of the second year thereafter. The first Offering Period began on the date on which price quotations for the Company's Common Stock were first available on the Nasdaq National Market and will end on April 30, 2000, unless otherwise determined by the Board. Except for the first Offering Period, each Offering Period will consist of four purchase periods, each six months in length ("Purchase Period"). The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least 15 days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected. Eligible employees may select a rate of payroll deduction between 2% and 10% of their base compensation, subject to certain limits set forth in the Purchase Plan. The purchase price for the Company's Common Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company's Common Stock on the first day of the applicable Offering Period or on the last day of the respective Purchase Period.

  401(k) Plan. The Company sponsors the Exodus Communications, Inc. 401(k) Plan (the "401(k) Plan"). Employees who complete three months of service with the Company are eligible to participate ("Participants"). Participants may contribute up to 20% of their current compensation, up to a statutorily prescribed annual limit, to the 401(k) Plan. Each Participant is fully vested in his or her salary reduction contributions. Participant contributions are held in trust as required by law. Individual Participants may direct the trustee to invest their accounts in authorized investment alternatives. The Company may make discretionary matching contributions to the 401(k) Plan, although it has not done so to date, in an amount equal to a percentage the Company from time to time may deem advisable of the Participant's salary reduction contributions. Salary reduction contributions in excess of 6% of the Participant's compensation are disregarded for purposes of the match. The Company may also make fully vested qualified non-elective contributions on behalf of employees who are not "highly compensated." In addition, the Company may make discretionary contributions, although it has not done so to date. Discretionary and matching contributions are subject to a vesting schedule. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code so that contributions to the 401(k) Plan, and income earned on such contributions, are not taxable to Participants until withdrawn or distributed from the 401(k) Plan.

                             CERTAIN TRANSACTIONS

  Since September 1, 1995, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect interest other than (i) compensation arrangements, which are described where required under "Management" and (ii) the transactions described below.

  For clarity of presentation, share numbers and per share prices for the transactions described below reflect the one-for-three reverse stock split for the Common Stock which occurred in February 1998 and an adjustment to reflect the conversion ratio of one-for-three for the Preferred Stock which was effected upon the closing of the Company's initial public offering.

  In October 1995, Richard S. Stoltz, the current Chief Operating Officer and Chief Financial Officer of the Company, and his wife purchased 250,000 shares of the Company's Common Stock for a purchase price of $60,000 pursuant to two promissory notes, of which $47,263 remains outstanding. Also in October 1995, Fred R. Sibayan, Jr., a former Vice President, Sales of the Company, purchased 150,000 shares of the Company's Common Stock for a purchase price of $36,000 pursuant to a promissory note, which has since been repaid in full. Of such shares, 43,334 shares were repurchased by the Company in connection with Mr. Sibayan's resignation in January 1997.

  In December 1995, Kanwal S. Rekhi, a director of the Company, loaned the Company $200,000 in exchange for a promissory note. In February 1996, as part of the financing described in the next paragraph, Mr. Rekhi converted the promissory note into 161,459 shares of Series A Preferred Stock.

  In February and March 1996, the Company sold shares of Series A Preferred Stock convertible into 2,599,481 shares of Common Stock to a group of entities and individuals for an aggregate purchase price of $3,219,994, which amount was paid in cash and through the conversion of debt. These transactions included sales to (i) Productivity Fund II, L.P. and Productivity Fund III, L.P. (the "Productivity Funds"), partnerships associated with First Analysis Corporation ("First Analysis"), a greater than 5% stockholder of the Company, of shares convertible into 565,107 shares of Common Stock, (ii) J.F. Shea & Co., Inc., a greater than 5% stockholder of the Company, of shares convertible into 484,378 shares of Common Stock, (iii) John R. Dougery, a director of the Company, and his wife and trusts for which Mr. Dougery or his wife is a trustee (the "Dougery Trusts"), of shares convertible into 201,823 shares of Common Stock, and (iv) the Rekhi Family Trust dated 12/15/89 (the "Rekhi Family Trust"), for which Kanwal S. Rekhi is a trustee, of shares convertible into 161,459 shares of Common Stock.

  In March 1996, the Rekhi Family Trust and two other trusts, for which Kanwal
S. Rekhi is a trustee, purchased an aggregate of 94,333 shares of the Company's Common Stock for an aggregate purchase price of $22,640.

  In April 1996, John R. Dougery purchased 40,000 shares of the Company's Common Stock for a purchase price of $9,600.

  In October 1996, the Company sold shares of Series B Preferred Stock convertible into 2,579,355 shares of Common Stock to a group of entities and individuals for an aggregate purchase price of $6,500,000, which amount was paid in cash. This included sales to (i) Apex Investment Fund III, L.P., which is affiliated with both Frederick W.W. Bolander, a director of the Company, and First Analysis, of shares convertible into 694,444 shares of Common Stock,
(ii) Information Technology Ventures, L.P. and ITV Affiliates Fund, L.P. (the "ITV Partnerships"), which are both associated with Mark Dubovoy, a director of the Company, and which comprise a greater than 5% stockholder group of the Company, of shares convertible into 694,444 shares of Common Stock, (iii) the Productivity Funds of shares convertible into 277,777 shares of Common Stock,
(iv) J.F. Shea & Co., Inc., of shares convertible into 158,730 shares of Common Stock, (v) John R. Dougery and his wife and the

Dougery Trusts of shares convertible into 39,680 shares of Common Stock and
(vi) Peter A. Howley, a director of the Company, of shares convertible into 39,682 shares of Common Stock.

  In March 1997, the Company obtained bridge loans of $2,473,866 pursuant to convertible promissory notes due in September 1997 (the "First Bridge Notes") from a group of entities and individuals, including (i) $517,895 from Apex Investment Fund III, L.P. and Apex Strategic Partners, L.L.C. (the "Apex Funds"), which are both associated with Frederick W.W. Bolander and First Analysis, (ii) $496,000 from J.F. Shea & Co., Inc., as Nominee 1996-II, (iii) $324,000 from the Productivity Funds, (iv) $268,000 from the ITV Partnerships,
(v) $96,000 from John R. Dougery and his wife and the Dougery Trusts, (vi) $62,001 from the Rekhi Family Trust and (vii) $49,986 from Peter A. Howley. The First Bridge Notes were unsecured and provided for automatic conversion into Preferred Stock upon the closing of the next Preferred Stock financing to occur prior to the September 1997 maturity date. In connection with obtaining these bridge loans, the Company also sold to the holders of the First Bridge Notes, for an aggregate purchase price of $1,039, five-year warrants, which were exercised before the closing of the Company's initial public offering in March 1998, to purchase shares of Series B Preferred Stock convertible into 41,240 shares of Common Stock at an exercise price of $2.52 per share, including warrants for shares convertible into 8,632, 8,267, 5,401, 4,466, 1,603, 1,034, and 833 shares of Common Stock to the Apex Funds, J.F. Shea & Co., Inc., as Nominee 1996-II, the Productivity Funds, the ITV Partnerships, John R. Dougery and his wife and the Dougery Trusts, the Rekhi Family Trust and Peter A. Howley, respectively.

  In June 1997, the Company obtained bridge loans of $1,500,000 pursuant to convertible promissory notes due in September 1997 (the "Second Bridge Notes") from a group of entities and individuals, including (i) $252,450 from the Apex Investment Fund III, L.P., (ii) $243,000 from the Productivity Funds, (iii) $207,463 from J.F. Shea & Co., Inc., as Nominee 1996-II, (iv) $201,000 from the ITV Partnerships, (v) $163,690 from the Rekhi Family Trust, (vi) $96,000 from John R. Dougery and his wife and the Dougery Trusts, and (vii) $12,000 from Peter A. Howley. The Second Bridge Notes were unsecured and provided for automatic conversion into Preferred Stock upon the closing of the next Preferred Stock financing to occur prior to the September 1997 maturity date. In connection with obtaining this bridge loan, the Company also sold to the holders of the Second Bridge Notes, for an aggregate purchase price of $630, five-year warrants, which were exercised before the closing of the Company's initial public offering in March 1998, to purchase shares of Series B Preferred Stock convertible into 25,008 shares of Common Stock at an exercise price of $2.52 per share, including warrants for shares convertible into 4,208, 4,050, 3,458, 3,348, 2,727, 1,603, and 200 shares of Common Stock, to
Apex Investment Fund III, L.P., the Productivity Funds, J.F. Shea & Co., Inc., as Nominee 1996-II, the ITV Partnerships, the Rekhi Family Trust, John R. Dougery and his wife and the Dougery Trusts and Peter A. Howley, respectively.

  In June 1997, the Company sold shares of Series C Preferred Stock convertible into 5,263,270 shares of Common Stock and five-year warrants to purchase shares of Series C Preferred Stock at an exercise price of $4.0869 per share, and convertible into 526,349 shares of Common Stock, at an aggregate purchase price of $21,510,574 (including $37 for the warrants), including $4,010,970 in principal and interest owed to the holders of the First Bridge Notes and the Second Bridge Notes. This included issuances to (i) Fleet Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners III, L.P. and Kennedy Plaza Partners, all of which are funds (the "Fleet Funds") associated with Thadeus J. Mocarski, a director of the Company, and which together comprise a greater than 5% stockholder group of the Company, of shares convertible into 1,835,120 shares of Common Stock and warrants to purchase shares convertible into 183,515 shares of Common Stock, (ii) Oak Investment Partners VII and Oak VII Affiliate Fund (the "Oak Partnerships"), a greater than 5% stockholder group of the Company, of shares convertible into 1,468,100 shares of Common Stock and warrants to purchase shares convertible into 146,811 shares of Common Stock, (iii) JK&B Capital L.P. and JK&B Capital II, L.P. (the "JK&B Partnerships"), then a greater than 5% stockholder group of the Company, of shares convertible into 611,705 shares and warrants to purchase shares convertible into 61,172 shares of Common Stock, (iv) the Apex Funds of shares convertible into 190,334 shares of Common Stock and warrants to purchase shares convertible into 19,035 shares of Common Stock, (v) J.F. Shea & Co., Inc., as Nominee 1996-II, of shares convertible into

173,884 shares of Common Stock and warrants to purchase shares convertible into 17,389 shares of Common Stock, (vi) the Productivity Funds of shares convertible into 139,945 shares of Common Stock and warrants to purchase shares convertible into 13,995 shares of Common Stock, (vii) the ITV Partnerships of shares convertible into 115,756 shares of Common Stock and warrants to purchase shares convertible into 11,574 shares of Common Stock,
(viii) the Rekhi Family Trust of shares convertible into 55,521 shares of Common Stock and warrants to purchase shares convertible into 5,552 shares of Common Stock, (ix) John R. Dougery and his wife and the Dougery Trusts of shares convertible into 47,367 shares of Common Stock and warrants to purchase shares convertible into 4,739 shares of Common Stock and (x) Peter A. Howley of shares convertible into 15,337 shares of Common Stock and warrants to purchase shares convertible into 1,534 shares of Common Stock. The warrants were exercised by the holders thereof prior to the closing of the Company's initial public offering in March 1998.

  In December 1997, the Company sold shares of Series D Preferred Stock convertible into 877,180 shares of Common Stock at an aggregate purchase price of $7,500,000 which amount was paid in cash. This included sales to (i) the Fleet Funds of shares convertible into 175,437 shares of Common Stock, (ii) the Oak Partnerships of shares convertible into 114,764 shares of Common Stock, (iii) the Apex Funds of shares convertible into 85,272 shares of Common Stock, (iv) J.F. Shea & Co., Inc. of shares convertible into 78,710 shares of Common Stock, (v) the Productivity Funds of shares convertible into 71,512 shares of Common Stock, (vi) the ITV Partnerships of shares convertible into 58,955 shares of Common Stock, (vii) the JK&B Partnerships of shares convertible into 47,818 shares of Common Stock, (viii) the Rekhi Family Trust and two other trusts, for which Mr. Rekhi is a trustee, of shares convertible into 36,221 shares of Common Stock, (ix) Dougery Ventures LLC, of which John
R. Dougery is President, and one of the Dougery Trusts of shares convertible into 31,331 shares of Common Stock and (x) Peter A. Howley of shares convertible into 7,203 shares of Common Stock.

  In February 1998, the Company sold shares of Series D Preferred Stock convertible into 33,333 and 5,848 shares of Common Stock at a purchase price per share of $8.55 to two directors of the Company, Daniel C. Lynch and Max D. Hopper, respectively.

  In February 1998, the Company reincorporated into Delaware. In connection with the reincorporation, the Company issued shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and options and warrants in exchange for shares, options and warrants, respectively, in the predecessor California entity. Each of the individuals and entities listed above received the number of shares of such class or series identified in the preceding paragraphs.

                            PRINCIPAL STOCKHOLDERS

  Except as otherwise noted, the following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1998 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the five most highly compensated executive officers of the Company in 1997 and (iv) all current executive officers and directors as a group.

                                             NUMBER OF         PERCENTAGE OF
                                              SHARES               SHARES
NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1) BENEFICIALLY OWNED
------------------------               --------------------- ------------------
Thadeus J. Mocarski
 Fleet Funds(2).......................       2,149,226              10.9%
First Analysis Corporation(3).........       2,034,426              10.3
Frederick W.W. Bolander
 Apex Funds(4)........................         979,953               5.0
Mark Dubovoy
 ITV Partnerships(5)..................         895,543               4.5
K.B. Chandrasekhar(6).................         819,496               4.1
B.V. Jagadeesh(7).....................         463,331               2.3
John R. Dougery(8)....................         373,127               1.9
Kanwal S. Rekhi(9)....................         355,430               1.8
Richard S. Stoltz(10).................         262,489               1.3
Peter A. Howley(11)...................         123,669                 *
Sam S. Mohamad(12)....................          43,666                 *
Daniel C. Lynch(13)...................          39,333                 *
Robert V. Sanford III(14).............           7,000                 *
Max D. Hopper(15).....................           5,848                 *
All current executive officers and
 directors as a group
 (17 persons)(16).....................       6,698,128              33.5

--------
  * Represents less than 1% of the Company's outstanding Common Stock.

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 30, 1998 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Represents 1,181,428 shares held by Fleet Venture Resources, Inc.; 506,357 shares held by Fleet Equity Partners VI, L.P.; 429,844 shares held by Chisholm Partners III, L.P.; and 31,597 shares held by Kennedy Plaza Partners. Mr. Mocarski, a director of the Company, is a Senior Vice President of each of (i) Fleet Venture Resources, Inc., (ii) Fleet Growth Resources II, Inc., a general partner of Fleet Equity Partners VI, L.P. and (iii) Silverado III, Corp., the general partner of Silverado III, L.P., the general partner of Chisholm Partners III, L.P. Mr. Mocarski is also a general partner of Kennedy Plaza Partners. Mr. Mocarski may be deemed to share investment and voting power in the aforementioned securities with Mr. Robert M. Van Degna and Mr. Habib Y. Gorgi in their capacities as Chairman and Chief Executive Officer, and President, respectively, of each of (i) Fleet Venture Resources, Inc., (ii) Fleet Growth Resources II, Inc. and (iii) Silverado III, Corp. and as managing general partners of Kennedy Plaza Partners. Messrs. Mocarski, Van Degna and Gorgi disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. The address of Mr. Mocarski and the Fleet

    Funds is c/o Fleet Equity Partners, Mail Stop: RI MO F12C, 50 Kennedy Plaza, Providence, Rhode Island 02903.

 (3) Represents 755,727 shares held by Productivity Fund III, L.P.; 298,746 shares held by Productivity Fund II, L.P.; and the shares held by the Apex Funds described in footnote (4). First Analysis Corporation ("First Analysis") is a general partner of the general partner of each of Apex Investment Fund III, L.P., Productivity Fund II, L.P. and Productivity Fund III, L.P. In addition, First Analysis is a managing member of Apex Management III, L.L.C., the manager of Apex Strategic Partners, L.L.C. First Analysis disclaims beneficial ownership of all shares directly owned by the funds except to the extent of its proportionate pecuniary interests therein. The address of First Analysis is 233 Wacker Drive, Suite 9500, Chicago, Illinois 60606.

 (4) Represents 937,955 shares held by Apex Investment Fund III, L.P.; and 41,998 shares held by Apex Strategic Partners, L.L.C. Mr. Bolander, a director of the Company, is a general partner of the general partner of Apex Investment Fund III, L.P. and a managing member of Apex Management III, L.L.C., the manager of Apex Strategic Partners, L.L.C. The address of Mr. Bolander and the Apex Funds is 233 Wacker Drive, Suite 9500, Chicago, Illinois 60606.

 (5) Includes 865,954 shares held by Information Technology Ventures, L.P.; and 22,589 shares held by ITV Affiliates Fund, L.P. Mr. Dubovoy, a director of the Company, is a principal member of ITV Management, LLC, the general partner of Information Technology Ventures, L.P. and ITV Affiliates Fund, L.P. The address of Mr. Dubovoy and the ITV Partnerships is 3000 Sand Hill Road, Building 1, Suite 280, Menlo Park, California 94025.

 (6) Includes 79,998 shares held by Mr. Chandrasekhar and his wife as trustees for three trusts for their minor children, 2,128 shares held by the K.B. Chandrasekhar Family Foundation, of which Mr. Chandrasekhar is a trustee, and 57,499 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Chandrasekhar is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The address of Mr. Chandrasekhar is 2650 San Tomas Expressway, Santa Clara, California 95051.

 (7) Includes 28,238 shares held by Mr. Jagadeesh and his wife as trustees for two trusts for their minor children and 37,667 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Jagadeesh is Vice President, Engineering of the Company.

 (8) Represents 219,804 shares held in the Dougery Revocable Trust, of which Mr. Dougery and his wife are the trustees; 111,774 shares held by Mr. Dougery as trustee of three trusts for his children; 26,150 shares held by Mr. Dougery's wife as trustee for a separate trust; and 15,399 shares held by Dougery Ventures LLC, of which Mr. Dougery is President. Mr. Dougery is a director of the Company.

 (9) Represents 290,208 shares held by Mr. Rekhi and his wife as trustees for the Rekhi Family Trust; 11,662 shares held by Mr. Rekhi as custodian for minor children; and 53,560 shares held by Mr. Rekhi, his wife and one other individual as trustees for two other trusts. Mr. Rekhi is a director of the Company.

(10) Represents 235,322 shares held by Mr. Stoltz and his wife and 27,167 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Stoltz is Chief Operating Officer and Chief Financial Officer of the Company.

(11) Includes 12,000 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Howley is a director of the Company.

(12) Includes 45,333 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Mohamad is Vice President, Worldwide Sales of the Company.


(13) Mr. Lynch is a director of the Company.

(14) Includes 3,667 shares subject to options exercisable within 60 days of September 30, 1998. Mr. Sanford is Vice President, Operations of the Company.

(15) Mr. Hopper is a director of the Company.

(16) Includes 137,638 shares and 42,379 shares subject to options exercisable within 60 days of September 30, 1998 held by executive officers not named in this table and the shares and options referenced in footnotes 2 and 5 through 15.

                    DESCRIPTION OF THE NEW CREDIT FACILITY

  The Company expects to enter into a credit arrangement with Goldman Sachs Credit Partners L.P. ("GSCP") and certain other lenders to provide a revolving credit facility (the "Credit Facility") of up to approximately $50.0 million, of which $25.0 million will be available initially and the balance will be available upon meeting certain financial tests. The Company expects that GSCP will act as arranger and syndication agent with respect to the Credit Facility. Loans to the Company will be guaranteed by any future subsidiaries of the Company. The Credit Facility is expected to be secured by a first priority lien on substantially all of the Company's assets (subject to certain exceptions) and the assets and stock of any future subsidiaries. The Credit Facility is subject to the satisfaction of certain material conditions precedent and the specific terms of the Credit Facility are subject to change pursuant to final loan documentation. There can be no assurance as to whether, or on what terms, the Company will obtain the Credit Facility.

  The Credit Facility will allow for the borrowings of revolving credit loans from time to time until the third anniversary of the closing of the Credit Facility, at which time any outstanding loans will convert into an amortizing term loan with a term of two years. The proceeds of the Credit Facility may be used to finance additional Internet Data Centers and for general corporate purposes. The ability of the Company to borrow under the Credit Facility will be subject to, among other things, compliance with covenants, including financial ratios and customary borrowing conditions.

  Loans under the Credit Facility will bear interest, at the Company's option, at (i) a Base Rate (as defined) plus a specified margin or (ii) the reserve adjusted Eurodollar Rate plus a specified margin which will vary based on the Company's ratio of total debt to annualized EBITDA and certain other conditions.

  The Credit Facility is expected to contain affirmative and negative covenants, including provisions that will restrict, among other things, the Company's (and any future subsidiaries') ability (i) to incur additional indebtedness; (ii) to incur liens on their property; (iii) to make certain investments; (iv) to engage in certain sales of assets; (v) to engage in acquisitions; (vi) to incur capital expenditures; (vii) to make certain restricted payments and (viii) to engage in certain transactions with affiliates. The Credit Facility is also expected to require that the Company maintain certain financial ratios, including (i) Total Debt and Total Senior Secured Debt to Total Capitalization; (ii) Annualized EBITDA; (iii) Maximum Leverage Ratio; (iv) Minimum Interest Coverage; (v) Minimum Fixed Charge Coverage Ratio; and (vi) Debt Service Coverage (all as defined). The Credit Facility will contain customary events of defaults.

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

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  The Old Notes were sold by the Company on July 1, 1998 to the Initial Purchasers pursuant to a Purchase Agreement dated June 26, 1998 by and among the Company and the Initial Purchasers. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept for exchange any and all Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on      , 1998; provided, however, that if the Company, in
its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $200,000,000 aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the Trustee. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by mailing written notice of such extension to the holders thereof as described below. During any extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be $1,000 in principal amount or any integral multiple thereof.

  The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

REGISTRATION COVENANT; EXCHANGE OFFER

  Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Notes notifies the Company prior to the 20th day following consummation of the Exchange Offer (A) that it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until the earliest of (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii)

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

following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
(iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

  The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the date of original issuance of the Old Notes (the "Closing Date"), (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 150 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises (but in no event less than 60 days after the Closing Date) and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises (but in no event less than 150 days after the Closing Date). If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (c) the Company fails to complete the Exchange Offer within 30 business days of the date of effectiveness of the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week such Registration Default continues per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week such Registration Default continues per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.25 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each Interest Payment Date to the Holders of the Notes by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

INTEREST ON EXCHANGE NOTES

  Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Old Note, from July 1, 1998. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old

Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after July 1, 1998. Interest on the Notes will be payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 1999.

PROCEDURES FOR TENDERING OLD NOTES

  To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under the heading "--Resale of New Notes."

  The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

  Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto (i) are signed by the registered Holder, unless such Holder has completed the box entitled "Special Exchange Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) are tendered for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes, with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

 Tender of Existing Notes Held Through DTC

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP, the DTC Automated Tender Offer Program. Accordingly, DTC participants may, in lieu of physically completing and signing the applicable Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an expressed acknowledgment from a participant in DTC that is tendering Old Notes which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the Company may enforce such agreement against such participant.

 Book-Entry Delivery Procedures

  Within two business days after the date hereof, the Exchange Agent will establish accounts with respect to the Old Notes at DTC (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility systems may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at such Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Old Notes pursuant to the Exchange Offer, however, requires receipt of a Book-Entry Confirmation prior to the Expiration Date. In addition, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or a mutually signed facsimile thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the Exchange Agent at its address set forth under "--Exchange Agent" below prior to the Expiration Date to receive New Notes for tendered Old Notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the Exchange Agent. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

 Guaranteed Delivery Procedures

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange

Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to such Holder without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other terms of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes if, in the sole judgment of the Company, the Exchange Offer would violate any law, statute, rule or regulation or an interpretation thereof of the Staff of the Commission. If the Company determines in its sole discretion that this condition is not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the rights of Holders to withdraw such Old Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five-to-ten business-day period.

EXCHANGE AGENT

  Chase Manhattan Bank & Trust Company, National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

  By Mail or by Hand:
  Chase Manhattan Bank & Trust Company, National Association, Exchange Agent Suite 2725
  101 California Street
  San Francisco, California 94111

  By Facsimile:
  415) 693-8850

  Confirm Facsimile by Telephone:
  (415) 954-9581

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is the aggregate principal amount of the Old Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


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

APPRAISAL RIGHTS

  HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

RESALE OF NEW NOTES

  The New Notes are being offered hereby to satisfy certain obligations of the Company contained in the Registration Rights Agreement. The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in the Exxon Capital No-Action Letter, the Morgan Stanley No-Action Letter, the Shearman & Sterling No-Action Letter, and other interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter addressing such matters and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder who (i) is an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), (ii) does not acquire such New Notes in the ordinary course of its business, (iii) intends to participate in the Exchange Offer for the purpose of distributing New Notes or (iv) is a broker-dealer who purchased such Old Notes directly from the Company, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes (a "Participating Broker-Dealer"), then such Participating Broker-Dealer may be deemed to statutory "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes. See "Plan of Distribution."

  Each Holder who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities (and not directly from the Company) and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company shall use its best efforts to keep the Exchange Offer

Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of New Notes by Participating Broker-Dealers, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending upon the earlier of 180 days after the Exchange Offer has been completed or such time as such Participating Broker-Dealers no longer own any Transfer Restricted Securities. See "Plan of Distribution." Any Participating Broker-Dealer who is an affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Any Old Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, Holders who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through The Portal Market. Because the Company anticipates that most Holders will elect to exchange such Old Notes for New Notes due to the absence of restrictions on the resale of New Notes (except for applicable restrictions on any Holder who is an affiliate of the Company or is a broker-dealer which acquired the Old Notes directly from the Company) under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited.

  As a result of the making of this Exchange Offer, the Company will have fulfilled certain of its obligations under the Registration Rights Agreement, and Holders who do not tender their Old Notes, except for certain instances involving the Initial Purchasers or Holders who are not eligible to participate in the Exchange Offer, will not have any further registration rights under the Registration Rights Agreement or otherwise or rights to receive Liquidated Damages (as defined) for failure to register. Accordingly, any Holder that does not exchange that Holder's Old Notes for New Notes will continue to hold the untendered Old Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company or any of its subsidiaries, (ii) inside the United States to a Qualified Institutional Buyer ("QIB") in a transaction complying with Rule 144A, (iii) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor") that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from such Trustee), (iv) outside the United States in compliance with Rule 904 under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. Each Accredited Investor that is not a QIB and that is an original purchaser of any of the Securities from the Initial Purchasers will be required to sign a letter confirming that such person is an Accredited Investor under the Securities Act and that such person acknowledges the transfer restrictions summarized herein.

                             DESCRIPTION OF NOTES

GENERAL

  As used below in this "Description of Notes" section, references to the "Notes" refer to the Old Notes and the New Notes, unless the context otherwise requires.

  The Old Notes were and the New Notes will be issued under an Indenture, dated as of July 1, 1998 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee" and "Escrow Agent"). The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (which is incorporated herein by reference), including the definitions of certain terms therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreement are available for review at the corporate office of the Trustee and may also be obtained from the Company upon request.

  The Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior unsecured debt of the Company and senior in right of payment to all existing and future subordinated debt (if any) of the Company.

  The Notes will be effectively subordinated to secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The Notes will also be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of the Company's subsidiaries, if any. Any right of the Company to receive assets of any of its subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors) except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any debt of such Subsidiary senior to that held by the Company. See "Risk Factors--Effective Subordination."

  As of June 30, 1998, there was approximately $40.5 million of indebtedness of the Company to which holders of Notes would have been effectively subordinated. The Indenture contains certain limitations on the ability of the Company and its subsidiaries to incur additional indebtedness. However, such limitations are subject to a number of exceptions, and there can be no assurances that the Company and its subsidiaries will not incur significant additional indebtedness in the future, including indebtedness to which the holders of the Notes would be effectively subordinated.

  Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries, which will not be subject to many of the restrictive covenants set forth in the Indenture.

  The Notes will not be entitled to any security, except as described under "--Disbursement of Funds; Escrow Account" and will not be entitled to the benefit of any guarantees except under the circumstances described under "-- Covenants--Limitation on Guarantees of Company Debt by Restricted
Subsidiaries."

PRINCIPAL, INTEREST AND MATURITY

  The Notes will mature on July 1, 2008 and will be limited to $200.0 million, together with any Additional Notes issued after the date of the Indenture. Each Note will bear interest at 11.25% per annum from July 1, 1998 or from the most recent interest payment date to which interest has been paid, payable semiannually on January 1 and July 1 of each year, commencing January 1, 1999, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the December 15 and June 15 immediately preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprising 12 30-day months.

  The Company has agreed to file and cause to become effective a registration statement relating to an exchange offer for the Notes, or, in lieu thereof, to file and cause to become effective a resale shelf registration for the Notes. If such exchange offer or shelf registration statement is not filed or is not declared effective, or if such exchange offer is not consummated, within the time periods set forth herein, special interest will accrue and be payable on the Notes. See "--Registration Covenant; Exchange Offer" above.

  Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided that at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar.

  No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

DISBURSEMENT OF FUNDS; ESCROW ACCOUNT

  Pursuant to the Indenture, the Company has deposited with the Escrow Agent approximately $42.4 million of the net proceeds from the offering of the Old Notes in an escrow account (the "Escrow Account") held by the Escrow Agent for the benefit of the Holders in accordance with an escrow agreement entered into, as of July 1, 1998, between the Company and the Escrow Agent (the "Escrow Agreement"). The Escrow Agreement provides, among other things, that funds may be disbursed from the Escrow Account for interest payments the Company makes on the Notes. All funds in the Escrow Account have been invested, pending disbursement, in U.S. Government Securities. The funds in the Escrow Account will be sufficient to pay, when due, the first four semi-annual interest payments on the Notes.

  Under the Escrow Agreement, the Company has granted to the Escrow Agent, for the benefit of the Holders, a first priority and exclusive security interest in the Escrow Account and the proceeds thereof (the "Escrow Collateral"). The Escrow Agreement provides that the Escrow Agent may foreclose on the Escrow Collateral upon acceleration of the maturity of the Notes. Under the terms of the Indenture, the proceeds of the Escrow Collateral will be applied, first, to amounts owing to the Escrow Agent in respect of fees and expenses of the Escrow Agent, and second, to the obligations of the Company to the holders under the Notes and the Indenture. The ability of holders to realize upon the Escrow Collateral may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

  Upon payment in full of the first four scheduled semi-annual interest payments, if no Default has occurred and is continuing, the Escrow Collateral, if any then remaining, will be released to the Company.

ISSUANCE OF ADDITIONAL NOTES

  The Company will have the right to issue Additional Notes on or prior to July 1, 1999, in an aggregate principal amount not to exceed $75.0 million, upon prior written notice to the Trustee; provided, that the

Company shall have deposited with the Escrow Agent funds sufficient to pay, when due, each interest payment accruing on the Additional Notes coming due on or prior to July 1, 2000.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  The Old Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes were also offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes").

  Notes will be issued only in full registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples thereof.

  The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (the "New Global Notes"). The New Global Notes will be deposited upon issuance with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the New Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the New Global Notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See "--Exchanges of Book-Entry New Notes for Certificated New Notes." In addition, the transfer of beneficial interests in the New Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depository Procedures

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the New Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the New Global Notes and
(ii) ownership of such interests in the New Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the New Global Notes).

  Holders of the New Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Euroclear and Cedel will hold interests in the New Global Notes on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. The depositaries, in turn, will hold such interests in the New Global Notes in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a New Global Note, including those held through Euroclear or Cedel, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel will also be subject to the procedures and requirements of such systems.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a New Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a New Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchanges of Book-Entry New Notes for Certificated New Notes."

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE NEW GLOBAL NOTES WILL NOT HAVE NEW NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of (and premium and Liquidated Damages, if any) and interest on a New Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the New Notes, including the New Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participants or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the New Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the New Global Notes, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

  DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the relevant security such as the New Global Notes as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interests in the New Global Notes will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the New Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counter party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant New Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a New Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in a New Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the New Global Notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default (as defined below) under the New Notes, DTC reserves the right to exchange the New Global Notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

  The information in this section concerning DTC, Euroclear and Cedel and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the New Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchanges of Book-Entry New Notes for Certificated New Notes

  A New Global Note is exchangeable for definitive New Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for such New Global Note and the Company thereupon fails to appoint a successor depository within 90 days of such notice, or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the New Notes in certificated form or
(iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In all cases, certificated New Notes delivered in exchange for any New Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

OPTIONAL REDEMPTION

  Except as described below, the Notes will not be redeemable at the Company's option prior to July 1, 2003.

  The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the immediately preceding Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning July 1 of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2003..............................................................  105.625%
   2004..............................................................  103.750%
   2005..............................................................  101.875%
   2006 and thereafter...............................................  100.000%

  In addition, at any time prior to July 1, 2001, the Company may redeem up to 35% of the aggregate outstanding principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) at a redemption price equal to 111.25% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the Notes remains outstanding immediately following such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 45 days after the related sale of Capital Stock and must consummate such redemption within 60 days of the closing of the sale of Capital Stock.

  If less than all the Notes are to be redeemed, selection of Notes for redemption will be made by the Trustee, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or in such manner as it shall deem fair and appropriate; provided that after such redemption in part, all Notes shall be in amounts of $1,000 or integral multiples thereof. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption and, unless the Company defaults in the payment of the redemption price, Notes or portions of them called for redemption will no longer be deemed outstanding.

SINKING FUND

  The Notes will not be entitled to the benefit of any sinking fund.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price in cash, in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, pursuant to the Offer to Purchase and in accordance with the other procedures set forth in the Indenture. Within 30 days following the Change of

Control, the Company will mail an Offer to Purchase to each Holder describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date specified in the Offer to Purchase. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to the Offer to Purchase.

  The terms of agreements governing Senior Loan Facility Debt will likely restrict the Company's ability to prepay debt, including the Notes, and also to provide that certain change of control events with respect to the Company would constitute an event of default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, likely constitute a default under the terms of agreements governing such Senior Loan Facility Debt. See "Risk Factors--Ability to Effect Repurchase of the Notes Upon Change of Control."

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to the Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Debt

  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (other than the Notes and Debt existing on the Closing
Date); provided that the Company may Incur Debt if, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Debt to EBITDA Ratio would be greater than zero and less than 6:1.

  Notwithstanding the foregoing limitation, the following Debt may be Incurred, each item to be given independent effect:

    (i) Permitted Senior Bank Debt;

    (ii) Debt owed (A) to the Company evidenced by a promissory note, or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt not permitted by this clause (ii);

    (iii) Debt of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds or letters of credit in the ordinary course of business, (B) under Permitted Interest Rate or Currency Protection Agreements, or (C) arising under, or arising from, agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company Incurred in connection with the disposition of any business, assets (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

    (iv) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of (each a "refinancing"),
  (a) the Notes, (b) Debt incurred pursuant to clauses (iii), (v), (vi),
  (viii) and (ix) of this paragraph and this clause (iv), in each case in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced (together with any accrued interest and any premium and other payment required to be made with respect to the Debt being refinanced or refunded, and any fees, costs, expenses, underwriting discounts or commissions and other payments paid or payable with respect to the Debt incurred pursuant to this clause (iv)); provided, however, that (A) Debt, the proceeds of which are used to refinance the Notes, or Debt which is pari passu with or subordinate in right of payment to the Notes, shall only be permitted if (x) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is Incurred by the Company and made pari passu to the Notes or subordinated to the Notes, and
  (y) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt is Incurred by the Company and is subordinated to the Notes in a manner that is at least as favorable to the Holders as that of the Debt refinanced; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, does not have a final maturity prior to the final maturity of the Debt being refinanced and has an Average Life longer than the Average Life of the Debt being refinanced; and (C) in the case of any refinancing of Debt Incurred by the Company, the refinancing of Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company;

    (v) Acquisition Debt of the Company or any Restricted Subsidiary;

    (vi) the New Notes issued in the Exchange Offer and Additional Notes issued under the Indenture;

    (vii) Debt of the Company not to exceed, at any time outstanding, two times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent that such Net Cash Proceeds have not been used pursuant to clause (C)(3) of the first paragraph or clauses (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described below to make a Restricted Payment; provided that such Debt does not have a final maturity prior to the final maturity of the Notes and has an Average Life longer than the Average Life of the Notes;

    (viii) Existing Debt of the Company;

    (ix) Debt of the Company or any Restricted Subsidiary Incurred to finance the purchase or other acquisition of any property, inventory, asset or business directly or indirectly, by the Company or any Restricted Subsidiary used in, or to be used in, the System and Network Management Business;

    (x) Subordinated Debt of the Company not to exceed $300.0 million in principal outstanding at any time; and

    (xi) other Debt of the Company or any Restricted Subsidiary not to exceed $50.0 million at any one time outstanding.

  For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, or is permitted in part under the first paragraph of this covenant and in part under one or more of the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt.

  For purposes of determining any particular amount of Debt under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.

 Limitation on Guarantees of Company Debt by Restricted Subsidiaries

  The Company may not permit any Restricted Subsidiary, directly or indirectly, to Guarantee, assume or in any other manner become liable for the payment of any Debt of the Company (other than Debt of the Company Incurred pursuant to clauses (i), (iii), (v), (ix) or (xi) of the second paragraph of "Limitations on Debt" or refinanced pursuant to clause (iv) of the second paragraph of "Limitation on Debt" of Debt originally incurred under clause
(iii), (v) or (ix) of the second paragraph of "Limitation on Debt") that is pari passu with or subordinate in right of payment to the Notes unless: (i)
(A) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary; and (B) with respect to any Guarantee of Debt of the Company that is subordinate in right of payment to the Notes, such Guarantee shall be subordinated to such Restricted Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Debt is subordinated to the Notes, and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until the Notes have been paid in full.

  Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee with respect to the Notes, except a discharge or release by or as a result of payment under such Guarantee.

 Limitation on Restricted Payments

  The Company will not, and will not permit any Restricted Subsidiary directly or indirectly to:

    (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock to Persons other than the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of such Capital Stock; (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, or (z) dividends in respect of Disqualified Stock);

    (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company;

    (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Debt of the Company that is subordinated in right of payment to the Notes; or

    (iv) make any Investment, other than a Permitted Investment, in any Person,

(such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A) a Default or Event of Default shall have occurred and be continuing;

    (B) the Company could not Incur at least $1.00 of Debt under the first paragraph of the "Limitation on Debt" covenant; or

    (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of: (1) cumulative Consolidated EBITDA since the date of original issuance of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available; minus (2) 1.5 times cumulative Consolidated Interest Expense of the Company since the date of original issuance of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available, plus (3) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Debt of the Company for cash subsequent to the Closing Date upon the conversion of such Debt into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the stated final maturity date of the Notes), in each case except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (vii) of the second paragraph under the "Limitation on Debt" covenant, plus (4) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  The foregoing provision shall not be violated by reason of:

    (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

    (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Debt that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, Debt Incurred under clause (iv) of the second paragraph of the "Limitation on Debt" covenant;

    (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Subsidiary of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for (including upon exercise of a conversion right), or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

    (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Debt of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

    (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company, and payments of cash in lieu of fractional shares;

    (vi) Investments in any Person; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of
  (a) $50.0 million, plus (b) the amount of Net Cash Proceeds received by the Company after the Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Debt pursuant to clause (vii) of the second paragraph of the "Limitation on Debt" covenant or to make Restricted Payments pursuant to clause (C)(3) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (c) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated EBITDA) or from such Person becoming a Restricted Subsidiary; provided that the net reduction in any Investment shall not exceed the amount of such Investment;

    (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company;

    (viii) the purchase, redemption or other acquisition or retirement of Common Stock of the Company or any option or other right to acquire shares of Common Stock of the Company (I) if such Common Stock, option or other right was issued pursuant to a plan or arrangement approved by the Company's Board of Directors, and such purchase, redemption or other acquisition or retirement, (x) occurs in accordance with the terms of such plan or arrangement, from former employees of the Company and its Subsidiaries or their estates or (y) is from an employee of the Company and the price paid by the Company to such employee is equal to the exercise or purchase price paid by such employee and (II) from employees of the Company or its Subsidiaries in an amount not to exceed $5.0 million in any fiscal year; provided that, in the case of clause (II), amounts not paid for any such purchase, redemption or other acquisition or retirement in any fiscal year may be accumulated and paid in any subsequent fiscal year;

    (ix) additional Restricted Payments not to exceed $50.0 million in the aggregate; or

    (x) the acquisition of Capital Stock of the Company by the Company in connection with the cashless exercise of any options, warrants or similar rights issued by the Company.

  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Debt referred to in clause (iii) or (iv) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Debt that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Debt.

 Limitation on Asset Sales

  The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as evidenced by a resolution of the Board of Directors), and (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or other Qualified Consideration.

  The Company or any Restricted Subsidiary may, within 365 days of the Asset Sale, invest the Net Cash Proceeds thereof (A) in property or assets used, or to be used, in the System and Network Management Business, or in a company engaged primarily in the System and Network Management Business (if and to the extent otherwise permitted under the Indenture), or (B) to repay Secured Debt of the Company or any Restricted Subsidiary. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale in the manner described in clauses (A) and (B) above shall constitute "Excess Proceeds."

  In the event that Excess Proceeds exceed $10.0 million, the Company shall make an Offer to Purchase that amount of Notes equal to the amount of Excess Proceeds at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes or Debt of a Restricted Subsidiary. Each Offer to Purchase shall be mailed within 30 days following the date that the Company shall become obligated to purchase Notes with any Excess Proceeds. Following the completion of an Offer to Purchase, the amount of Excess Proceeds shall be deemed to be reset at zero and, to the extent there are any remaining Excess Proceeds the Company may use such Excess Proceeds for any use which is not otherwise prohibited by the Indenture.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to such Offer to Purchase.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

    (a) pursuant to any agreement in effect on the date of original issuance of the Notes, and any amendments, extensions, refinancings, renewals or replacements of such agreements, provided that the amendments, encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

    (b) existing under or by reason of applicable law;

    (c) existing in connection with any Permitted Senior Bank Debt or any Debt incurred pursuant to clause (v) of the second paragraph of "Limitations on Debt;"

    (d) pursuant to an agreement existing prior to the date on which such Person became a Restricted Subsidiary and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

    (e) pursuant to an agreement entered into in connection with Debt Incurred under clause (iv) of the second paragraph of the "Limitation on Debt" covenant; provided, however, that the provisions contained in such agreement related to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject of the refinancing such clause (iv) of the second paragraph of the "Limitation on Debt" covenant;

    (f) restrictions contained in any agreement relating to a Lien of a Restricted Subsidiary or the Company otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such Lien;

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

    (g) customary nonassignment provisions entered into in the ordinary course of business in leases, licenses and other contracts to the extent such provisions restrict the transfer, sublicensing or any such license or subletting of any such lease or the assignment of rights under any such contract;

    (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into;

    (i) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract;

    (j) arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually, or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

    (k) such encumbrance or restriction is contained in the terms of any agreement pursuant to which such Debt was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Debt or agreement,
  (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings, and
  (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

 Limitation on Liens

  The Company may not, and may not permit any Restricted Subsidiary to, Incur or suffer to exist any Lien, on or with respect to any property or assets now owned or hereafter acquired to secure any Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with such Debt as to such property or assets for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Company which is subordinate in right of payment to the Notes, prior to such Debt as to such property or assets for so long as such Debt will be so secured.

  The foregoing restrictions shall not apply to:

    (i) Liens in existence on the date of original issuance of the Notes;

    (ii) Liens securing only the Notes and any Lien in favor of the Trustee for the benefit of the Holders arising under the provisions in the Indenture or the Escrow Agreement;

    (iii) Liens granted by a Restricted Subsidiary in favor of the Company or any Restricted Subsidiary;

    (iv) Liens to secure Permitted Senior Bank Debt;

    (v) Liens securing Purchase Money Secured Debt;

    (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of the financing of such acquisition);

    (vii) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary and not incurred in anticipation of becoming a Restricted Subsidiary;

    (viii) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under the Indenture; or

    (ix) Liens to secure Debt Incurred pursuant to clause (iv) of the second paragraph of the "Limitation on Debt" covenant; provided that such Lien does not extend to any property other than the property securing the Debt being refinanced pursuant to clause (iv) of the second paragraph of the "Limitation on Debt" covenant.

 Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries

  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or (iv) issuances or sales of Common Stock of a Restricted Subsidiary.

 Transactions with Affiliates and Related Persons

  The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) involving aggregate consideration in excess of $5.0 million, including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Company or such Restricted Subsidiary. For any transaction (or series of related transactions) that involves less than or equal to $10.0 million, the Chief Executive Officer, President or Chief Operating Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by an Officer's Certificate filed with the Trustee. For any transaction that involves in excess of $10.0 million, (a) a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria or (b) the Company shall obtain a written opinion of a nationally recognized investment banking or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary.

  The foregoing limitation does not apply, and shall not apply, to (i) any transaction solely between the Company and any Restricted Subsidiary or solely between any Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) licensing or sublicensing or the use of any intellectual property by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary; (v) any transaction entered into for the purpose of granting or altering registration rights with respect to any Capital Stock of the Company; (vi) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant or (vii) compensation, severance and employee benefit arrangements with any officer, director or employee of the Company or any Restricted Subsidiary, including under any stock option or stock incentive plans, in the ordinary course of business.

 Limitation on Sale-Leaseback Transactions

  The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the sale-leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction; (iii) the transaction is solely between the

Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount no less than the Net Cash Proceeds received from such sale in accordance with clause (A) or (B) of "--Limitation on Asset Sales."

 Provision of Financial Information

  Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, the Company is required by the terms of the Indenture to file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject to such provisions. The Indenture requires that the Company file such documents with the Commission on or prior to the respective dates (each a "Required Filing Date", collectively, the "Required Filing Dates") by which the Company would have been required to file such documents if it were subject to Section 13(a) or 15(d) of the Exchange Act. The Company is also required in any event (a) within 15 days of each Required Filing Date (i) to transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) to file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request to supply copies of such documents to any prospective Holder.

 Unrestricted Subsidiaries

  The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then, or thereafter becomes, a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt in a principal amount in excess of $10.0 million of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (b) the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to "Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may not designate a Subsidiary to be an Unrestricted Subsidiary if such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary a Restricted Subsidiary and shall be deemed to have made such designation if at such time the condition set forth in clause (a) in the definition of "Unrestricted Subsidiary" shall cease to be true.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

  The Company may not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into any other Person or permit any other Person to consolidate or merge with or into the Company or (ii) directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

    (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company shall be organized and validly existing under the laws of the United States of America, any State thereof or the

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  District of Columbia, and shall expressly assume, by a supplemental
  Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

    (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

    (3) except in the case of any such consolidation or merger of the Company with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; and

    (4) except in the case of any such consolidation or merger of the Company with or into, or any such transfer, sale, lease or other disposition of assets to, a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in the first paragraph under "Limitation on Debt" above.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquisition Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition, and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

  "Additional Notes" means Notes issued by the Company after the Closing Date subject to the terms and conditions of the Indenture in an aggregate principal amount not to exceed $75.0 million and any Notes of like terms and tenor issued in exchange therefor.

  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Asset Acquisition" means an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are to be used in the System and Network Management Business.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease, license or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary) (collectively a "transfer") of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) all or substantially all of the assets of such Person or any of its Restricted Subsidiaries, or (iii) any other property, assets or rights (including intellectual property rights) of such Person or any of its Restricted Subsidiaries outside of the ordinary

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

course of business; provided that "Asset Sale" shall not include (A) any transfer of all or substantially all of the assets of the Company in a transaction that is made in compliance with the requirements of provisions of the Indenture described under "--Mergers, Consolidations and Certain Sales of Assets," (B) any transfer by the Company to any Wholly Owned Restricted Subsidiary or by any Wholly Owned Restricted Subsidiary to any other Wholly Owned Subsidiary or to the Company in a manner that does not otherwise violate the terms of the Indenture, (C) transfers made in compliance with the requirements of provisions of the Indenture described under "Limitation on Restricted Payments," (D) transfers constituting the granting of a Permitted Lien, (E) exchanges of equipment used in the System and Network Management Business for other equipment to be used in the System and Network Management Business; provided any such exchange for equipment with a fair market value in excess of $2.0 million must be approved by the Company's Board of Directors, and (F) transfers of assets, property or other rights (including intellectual property rights) with a fair market value of less than $2.0 million.

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment, by (ii) the sum of all such principal payments.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of six months from the date of acquisition, (ii) certificates of deposit with maturities of not more than six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause
(ii) above, (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (v) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(iv) of this definition.

  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group");
(ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the applicable Indenture);
(iii) any Person or Group (other than Fleet National Bank or any of its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Company or any successor to all or substantially all of its assets; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Consolidated Debt to EBITDA Ratio" means the ratio of (a) the total consolidated Debt as of the date of calculation (the "Determination Date") to
(b) four times the Consolidated EBITDA for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated EBITDA for the Measurement Period immediately prior to the relevant Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated EBITDA) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and (iii) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (through an acquisition or the commencement of activities constituting such operating business) or (y) disposed of (by an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (it being understood that in calculating Consolidated EBITDA the exclusions set forth in clauses (a) through (f) of the definition of Consolidated Net Income shall apply to any Person acquired as if it were a Restricted Subsidiary).

  "Consolidated EBITDA" means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to the proviso therein; and (c) depreciation, amortization and any other non-cash items for such period, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of the Company and any Restricted Subsidiary, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Interest Rate or Currency Protection Agreement; (iv) interest on Debt guaranteed by the Company and its Restricted Subsidiaries, to the extent paid by the Company or any Restricted Subsidiary; and (v) the portion of any Capital Lease Obligation allocable to interest expense; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

  "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary of the Company by such Person during such period, (c) gains or losses on Asset Sales by the Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles and (f) the tax effect of any of the items described in clauses (a) through (e) above.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto), or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

  "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements), (v) every Capital Lease Obligation of such Person, (vi) all Disqualified Stock issued by such Person,
(vii) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person, (viii) every obligation under Interest Rate or Currency Protection Agreements of such Person and (ix) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any contingent Debt, shall be the maximum principal amount thereof, (b) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination. In no event shall "Debt" include any trade payable or accrued expenses arising in the ordinary course of business.

  "Disqualified Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof) or otherwise matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise, but other than as a result of the death or disability of the holder thereof or the termination of the employment

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

with the Company of the holder thereof) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final maturity of the Notes; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company or a Restricted Subsidiary to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if such provisions applicable to such Capital Stock are no more favorable to the holders of such stock than the corresponding provisions applicable to the Notes contained in the Indenture and such provisions applicable to such Capital Stock specifically provide that the Company and its Restricted Subsidiaries will not repurchase or redeem any such stock pursuant to such provisions prior to the repurchase of such Notes as are required to be repurchased pursuant to the Indenture upon an Asset Sale or a Change of Control.

  "Existing Debt" shall mean Debt of the Company and its Restricted Subsidiaries in existence on the Closing Date.

  "GAAP" means generally accepted accounting principles in the United States which are in effect on the date of original issuance of the Notes, consistently applied.

  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Internal Revenue Code" means the Internal Revenue Code of 1986 and any successor thereto.

  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person.

  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

  "Material Restricted Subsidiary" means, at any date of determination, any Restricted Subsidiary that represents more than 10% of the Company's total consolidated assets at the end of the most recent fiscal quarter for which financial information is available, or more than 10% of the Company's consolidated net sales or consolidated operating income for the most recent four quarters for which financial information is available.

  "Net Cash Proceeds" means (i) with respect to any Asset Sale by any Person, cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale, (B) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (C) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Sale and (D) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Sale will be treated for all purposes of the Indenture and the Notes as a new Asset Sale at the time of such reduction with Net Cash Proceeds equal to the amount of such reduction, (ii) with respect to the issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Disqualified Stock that has been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale, conversion or exchange and net of any Consolidated Interest Expense attributable to any debt securities paid to the holders thereof prior to the conversion or exchange and net of taxes paid or payable as a result thereof.

  "Note Register" shall mean the note registry maintained by the Registrar.

  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Offer Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

    (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

    (2) the Offer Expiration Date and the Purchase Date;

    (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

    (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

    (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral of $1,000 principal amount;

    (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

    (7) that interest on any Notes not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

    (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

    (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

    (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

    (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

    (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by, such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.


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

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby and not for purposes of speculation.

  "Permitted Investment" means (i) an Investment in the Company or a Wholly Owned Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Wholly Owned Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Wholly Owned Restricted Subsidiary; provided that such Person's primary business or the assets to be transferred or conveyed are related, ancillary or complementary to the System and Network Management Business; (ii) Cash Equivalents; (iii) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received (x) in satisfaction of judgments or (y) in connection with the sale or disposition of a Person, assets or business; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Agreements; (vii) Strategic Investments; (viii) loans or advances to officers or employees of the Company or any Restricted Subsidiary (other than loans or advances made pursuant to clause (ix) below) that do not in the aggregate exceed $10.0 million at any time outstanding; (ix) accounts receivable in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Company has determined that collection is not likely); and (x) loans or advances to Persons who own Debt or Capital Stock (other than any Affiliate of the Company or any Restricted Subsidiary) of any Person if such loans or advances are made as part of, or in connection with, a transaction pursuant to which such Person becomes a Restricted Subsidiary of the Company or any other Restricted Subsidiary or substantially all of the assets of such Person are acquired by the Company or any Restricted Subsidiary, in an aggregate amount not to exceed 20% of the total consideration paid in connection with such acquisition.

  "Permitted Lien" means any Lien on the assets of the Company or any Restricted Subsidiary permitted under the "Limitation on Liens" covenant.

  "Permitted Senior Bank Debt" means Debt Incurred by Company or any Restricted Subsidiary pursuant to the Senior Loan Facility, or one or more other senior commercial term loan and/or revolving credit facilities (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements, and any replacement, extension, renewal, refinancing or refunding thereof; provided that the aggregate principal amount of all Permitted Senior Bank Debt, at any one time outstanding, shall not exceed $100.0 million plus 85% of the Company's consolidated net accounts receivable.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Purchase Money Secured Debt" of any Person means Debt of such Person secured by a Lien on real or personal property of such Person which Debt (a) constitutes all or a part of the purchase price or construction cost of such property or (b) is Incurred prior to, at the time of or within 180 days after the acquisition or substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that (w) the Debt so incurred does not exceed 100% of the purchase price or construction cost of such property and related expenses, (x) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and proceeds thereof, (y) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with GAAP, and
(z) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

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

  "Qualified Consideration" shall mean: (i) cash; (ii) Cash Equivalents; (iii) assets that are used or useful in the System and Network Management Business;
(iv) any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within six months after the Asset Sale or (v) liabilities of the Company or a Restricted Subsidiary assumed by the transferee (or its designee) such that the Company or such Restricted Subsidiary has no further liability therefor, the amount of the liability to be determined in accordance with GAAP.

  "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

  "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

  "Secured Debt" means Permitted Senior Bank Debt, Purchase Money Secured Debt and other Debt secured by a Permitted Lien.

  "Senior Loan Facility" means the loan facility expected to be provided pursuant to a credit agreement to be entered into by and among the Company, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, certain lenders from time to time party thereto, and the administrative agent party thereto, and any credit agreements governing Debt Incurred to refund, replace or refinance borrowings or commitments then outstanding under or permitted to be Incurred or outstanding under such facility, and all promissory notes, guaranties, letters of credit, security agreements, pledge agreements, mortgages, deeds of trust and other instruments, documents or agreements executed pursuant to such credit agreements, in each case as the same may be amended, extended, renewed, supplemented, restated or otherwise modified from time to time.

  "Strategic Investment" means an Investment in any Person (other than an Unrestricted Subsidiary of the Company) whose primary business is related, ancillary or complementary to the System and Network Management Business, and such Investment is determined by the Board of Directors of the Company to promote or significantly benefit the businesses of the Company and its Restricted Subsidiaries on the date of such Investment.

  "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on, or otherwise due in respect of such Debt, may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt at the Maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final maturity date of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final maturity date of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control"); provided, however, that any Debt which would constitute Subordinated Debt but for provisions thereof giving holders thereof the right to require the Company or a Restricted Subsidiary to repurchase or redeem such Subordinated Debt upon the occurrence of an asset sale occurring prior to the final maturity of the Notes shall constitute Subordinated Debt if such provisions applicable to such Subordinated Debt are no more favorable to the holders of such Debt than the provisions applicable to the Notes contained in the covenant described under "Limitation on Asset Sales" and such provisions applicable to such Debt specifically provide that the Company and its Restricted Subsidiaries will not repurchase or redeem any such Debt pursuant to such provisions prior to the repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "Limitation on Asset Sales."

  "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries thereof, or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has the power to direct the policies, management and affairs thereof.

  "System and Network Management Business" means: (i) server and other hardware hosting, (ii) connectivity, data networking, telecommunications or content for computer or data networks or systems; (iii) management of computer or data networks or systems; (iv) technology services, equipment sales or leasing or software licensing for computer or data networks or systems (including Internet Protocol and any successor protocol(s) based networks); and (v) businesses reasonably related, complementary or incidental thereto.

  "U.S. Government Securities" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of a direct claim upon the instruments described above and money market mutual funds that invest solely in such securities.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) at such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

  The following will be Events of Default under the Indenture:

    (a) failure to pay principal of (or premium, if any, on) any Note when due (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (b) failure to pay interest on any Note when due, and such default continues for a period of 30 days;

    (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Asset Sales" when due and payable;

    (d) failure to perform or comply with the provisions described under "Merger, Consolidation and Certain Sales of Assets;"

    (e) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes and such failure continues for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

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

    (f) (i) any default by the Company or any Material Restricted Subsidiary in the payment of the principal, premium, if any, or interest has occurred with respect to amounts in excess of $10.0 million under any agreement, indenture or instrument evidencing Debt when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holders of such Debt shall have the right to accelerate such Debt, or (ii) any event of default as defined in any agreement, indenture or instrument of the Company or any Restricted Subsidiary evidencing Debt in excess of $10.0 million shall have occurred and the Debt thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

    (g) the rendering of a final judgment or judgments against the Company or any Material Restricted Subsidiary in an amount in excess of $10.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

    (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Material Restricted Subsidiary; and

    (i) the Company shall challenge the Lien on the Escrow Collateral under the Escrow Agreement prior to the time that the Escrow Collateral is to be released to the Company or the Escrow Agreement becomes, or the Company asserts that the Escrow Agreement is, invalid or unenforceable, otherwise than in accordance with its terms.

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  If an Event of Default (other than an Event of Default described in Clause
(h) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (h) above occurs, the principal of and any accrued interest on the Notes then outstanding will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "Modification and Waiver."

  No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

SATISFACTION AND DISCHARGE OF THE INDENTURE

  The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Company will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or (y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation.

DEFEASANCE

  At the option of the Company, (a) if applicable, the Company will be discharged from any and all obligations in respect of the outstanding Notes or
(b) if applicable, the Company may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (a) or (b) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of and premium, if any, and each installment of interest if any, on the outstanding Notes. With respect to clause (b), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things:

    (i) with respect to clause (a), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (b), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

    (ii) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company and any Restricted Subsidiary is bound;

    (iii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default, shall have occurred and be continuing;

    (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

    (v) certain other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, or premium or interest on, any Note, (c) change the place or currency of payment of principal of, or premium or interest on, any Note,
(d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or
(h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Sales" and the "Change of Control" covenants contained in the Indenture in a manner materially adverse to the Holders thereof.

  Notwithstanding the foregoing, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; provided that such action does not adversely affect the interests of the Holders of the Notes in any material respect, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to secure the Notes, to add to the covenants of the Company for the benefits of the Holders or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase.

GOVERNING LAW

  The Indenture and the Old Notes are, and the New Notes will be, governed by the laws of the State of New York.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such persons own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general discussion of certain U.S. federal income considerations relevant to holders of the Notes including certain U.S. federal income tax consequences of the exchange of Old Notes for New Notes pursuant to the Exchange Offer. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax, state tax, local tax, foreign tax or other tax consequences of acquiring or holding Notes. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities, banks, insurance companies, tax-exempt (employment, charitable or other) organizations, and persons holding Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell Notes under the constructive sale provisions of the Code) may be subject to special rules. The discussion also does not discuss any aspect of state, local or foreign law, or U.S. federal estate and gift tax law as applicable to U.S. Holders (as defined below). This discussion is limited to purchasers of Notes who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

  ALL PURCHASERS OF THE NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

U.S. HOLDERS

  As used herein, the term "U.S. Holder" means the beneficial holder of a Note that for United States federal income tax purposes is (i) a citizen or resident (as defined in Section 7701 (b) of the Code) of the United States,
(ii) a corporation, partnership or other entity formed under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in
Section 7701(a)(30) of the Code. A "Non-U.S. Holder" is any holder other than a U.S. Holder.

 Interest

  Stated interest on the Notes will generally be includable in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting.

 Sale, Exchange or Redemption

  Each U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption or other disposition of the Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Notes. Capital gain recognized by an individual U.S. Holder generally will be subject to a maximum United States Federal income tax rate of (i) 39.6% if the U.S. Holder held the asset for not more than one year before the disposition, (ii) 28% if the U.S. Holder held the asset for more than one year but not more than 18 months before the disposition, and (iii) 20% if the U.S. Holder held the asset for more than 18 months before the disposition. A holder's initial tax basis in a Note will be the amount paid therefor.

  The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not differ materially in either kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. A U.S. Holder's adjusted tax basis in the New Notes should be the same as such Holder's adjusted tax basis in the Old Notes. A U.S. Holder's holding period for the New Notes received pursuant to the Exchange Offer should include its holding period for the Old Notes surrendered therefor.

 Information Reporting and Backup Withholding

  A U.S. Holder of Notes may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments, and, under certain circumstances, principal payments on the Notes and proceeds from the sale, exchange or redemption of the Notes. These backup withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes a TIN as to which the IRS provides notification that it is an incorrect TIN, (iii) fails to report properly interest, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is correct and that such U.S. Holder is not subject to backup withholding. A U.S. Holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is creditable against the U.S. Holder's federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons, provided their exemptions from backup withholding are properly established.

  The Company will report to the U.S. Holders of Notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

  The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder. Non-U.S. Holders should consult their own tax advisors concerning the state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Notes.

  For purposes of U.S. federal income tax on interest discussed below, a Non-U.S. Holder (as defined above) includes a non-resident fiduciary of an estate or trust. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of a Note will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a trade or business within the U.S. of such Non-U.S. Holder or (ii) in the case of certain residents of certain countries which have an income tax treaty in force with the U.S., attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States as such terms are defined in the applicable treaty.

 Stated Interest

  Generally any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Generally interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the appropriate provisions of the Code,
(ii) the Non-U.S. Holder, under penalty of perjury, in general certifies that the Non-U.S. Holder is not a U.S. person and such certificate provides the Non-U.S. Holder's name and address, (iii) the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business, and (iv) the Notes are in registered form.

  The gross amount of payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such tax. Interest payments that are considered as U.S. trade or business income will be taxed at regular U.S. income tax rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income) at a 30% rate unless a U.S. income tax treaty applies to reduce or eliminate such tax. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed IRS Form 1001 or IRS Form 4224 (or such successor forms as the IRS designates), as applicable, prior to the payment of interest. Under recently issued U.S. Treasury Regulations that will generally be effective on and after January 1, 2000 (the "Withholding Regulations"), the required Forms 1001 and 4224 will be replaced by a new Form W-8. Under the Withholding Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to the Company. Special procedures are provided in the Withholding Regulations for payments through qualified intermediaries. Investors should consult their tax advisors regarding the effect, if any, of the Withholding Regulations.

 Sale, Exchange or Redemption of Notes

  Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States).

  The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not differ materially in either kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. A U.S. Holder's adjusted tax basis in the New Notes should be the same as such Holder's adjusted tax basis in the Old Notes. A U.S. Holder's holding period for the New Notes received pursuant to the Exchange Offer should include its holding period for the Old Notes surrendered therefor.

 Information Reporting and Backup Withholding

  The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception or because it is U.S. trade or business income. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances the Company will have to report to the IRS payments of principal.

  Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments made by the Company or any agent thereof to Non-U.S. Holders if the payee fails to make the appropriate certification that the holder is a non-U.S. person or if the Company or its paying agent has actual knowledge that the payee is a United States person.

  The payment of the proceeds from the disposition of Notes to or through a United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides certification as to its Non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a Non-U.S. Holder of the Notes to or through a foreign office of a broker will generally not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence in its files of the Non-U.S. Holder's foreign status and has no actual knowledge to the contrary or unless the Non-U.S. Holder otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge that the payee is a U.S. Holder. The Withholding Regulations alter the foregoing rules in certain respects. Investors should consult their tax advisors regarding the effect, if any, of the Withholding Regulations.

  Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures for claiming such refund or credit are followed.

  THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period ending upon the earlier of (i) 180 days after the Exchange Offer has been completed and (ii) the date on which broker-dealers no longer own any Transfer Restricted Securities, it will make available and provide promptly upon reasonable request this Prospectus (as amended or supplemented), in a form meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale.

  The Company will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Notes offered hereby will be passed upon on behalf of the Company by Fenwick & West LLP, Palo Alto, California.

                                    EXPERTS

  The financial statements of the Company as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

                          EXODUS COMMUNICATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of KPMG Peat Marwick LLP, Independent Auditors..................... F-2
Balance Sheets as of December 31, 1996 and 1997 and June 30, 1998
 (unaudited).............................................................. F-3
Statements of Operations for the years ended December 31, 1995, 1996 and
 1997 and the six months ended June 30, 1997 and 1998 (unaudited)......... F-4
Statements of Stockholders' (Deficit) Equity for the years ended December
 31, 1995, 1996 and 1997 and the six months ended June 30, 1998
 (unaudited).............................................................. F-5
Statements of Cash Flows for the years ended December 31, 1995, 1996 and
 1997 and the six months ended June 30, 1997 and 1998 (unaudited)......... F-6
Notes to Financial Statements............................................. F-7

             REPORT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Exodus Communications, Inc.:

  We have audited the accompanying balance sheets of Exodus Communications, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exodus Communications, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                      KPMG Peat Marwick LLP

Mountain View, California
February 13, 1998, except as to Note
 8 which is as of March 10, 1998

                          EXODUS COMMUNICATIONS, INC.

                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   DECEMBER 31,
                                                 -----------------   JUNE 30,
                                                  1996      1997       1998
                                                 -------  --------  -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents..................... $ 3,715  $ 10,270   $ 60,720
  Accounts receivable...........................     521     1,837      4,384
  Prepaid expenses and other current assets.....     121     1,377      2,082
                                                 -------  --------   --------
    Total current assets........................   4,357    13,484     67,186
  Property and equipment, net...................   3,410    25,170     43,105
  Restricted cash and investments...............     378     1,753      1,938
  Other assets..................................     144       566        811
                                                 -------  --------   --------
                                                 $ 8,289  $ 40,973   $113,040
                                                 =======  ========   ========
 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
    STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Bank borrowings............................... $   --   $  3,000   $    --
  Current portion of equipment loans and line of
   credit facility..............................     296     3,777      7,301
  Current portion of capital lease obligations..     224     1,143      3,294
  Accounts payable..............................   1,163     6,252     11,144
  Accrued expenses..............................     581     2,808      5,835
  Deferred revenue..............................     201       211         41
                                                 -------  --------   --------
    Total current liabilities...................   2,465    17,191     27,615
  Equipment loans and line of credit facility,
   less current portion.........................   1,000    12,693     21,453
  Capital lease obligations, less current
   portion......................................     449     2,442      8,461
                                                 -------  --------   --------
    Total liabilities...........................   3,914    32,326     57,529
                                                 -------  --------   --------
  Redeemable convertible preferred stock and
   warrants, $0.001 par value: 32,596,966,
   74,960,124 and no shares authorized as of
   December 31, 1996 and 1997, and June 30,
   1998, respectively; 15,536,578, 34,117,371
   and no shares issued and outstanding as of
   December 31, 1996 and 1997, and June 30,
   1998, respectively; aggregate liquidation
   preference of $9,720 and $39,640 as of
   December 31, 1996 and 1997, respectively.....   9,609    39,247        --
                                                 -------  --------   --------
Stockholders' (deficit) equity:
  Preferred stock, $0.001 par value: 5,000,000
   shares authorized and no shares issued or
   outstanding as of June 30, 1998..............     --        --         --
  Common stock, $0.001 par value: 41,200,000,
   53,281,579 and 50,000,000 shares authorized
   as of December 31, 1996 and 1997, and June
   30, 1998, respectively; 1,945,966, 2,067,253
   and 19,477,098 shares issued and outstanding
   as of December 31, 1996 and 1997, and June
   30, 1998, respectively.......................       2         2         19
  Additional paid-in capital....................     229     2,508    115,160
  Notes receivable from stockholders............    (186)     (140)       (53)
  Deferred stock compensation...................     --     (2,393)    (1,641)
  Accumulated deficit...........................  (5,279)  (30,577)   (57,974)
                                                 -------  --------   --------
    Total stockholders' (deficit) equity........  (5,234)  (30,600)    55,511
                                                 -------  --------   --------
                                                 $ 8,289  $ 40,973   $113,040
                                                 =======  ========   ========

                See accompanying notes to financial statements.

                          EXODUS COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                             SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,         JUNE 30,
                                 --------------------------  -----------------
                                  1995     1996      1997     1997      1998
                                 -------  -------  --------  -------  --------
                                                               (UNAUDITED)
Revenues........................   1,408    3,130    12,408  $ 4,062  $ 17,176
                                 -------  -------  --------  -------  --------
Cost and expenses:
  Cost of revenues..............   1,128    2,990    16,868    4,898    22,864
  Marketing and sales...........   1,056    2,734    12,702    4,376    13,580
  General and administrative....     427    1,056     5,983    2,079     5,657
  Product development...........      70      444     1,647      588     1,364
                                 -------  -------  --------  -------  --------
    Total cost and expenses.....   2,681    7,224    37,200   11,941    43,465
                                 -------  -------  --------  -------  --------
Operating loss..................  (1,273)  (4,094)  (24,792)  (7,879)  (26,289)
Net interest expense............      38       39       506      137     1,108
                                 -------  -------  --------  -------  --------
    Net loss....................  (1,311)  (4,133)  (25,298)  (8,016)  (27,397)
Cumulative dividends and
 accretion on redeemable
 convertible preferred stock....     --       --     (1,413)     --     (2,014)
                                 -------  -------  --------  -------  --------
Net loss attributable to common
 stockholders................... $(1,311) $(4,133) $(26,711) $(8,016) $(29,411)
                                 =======  =======  ========  =======  ========
Basic and diluted net loss per
 share.......................... $ (1.00) $ (2.16) $ (13.85) $ (4.16) $  (2.57)
                                 =======  =======  ========  =======  ========
Shares used in computing basic
 and diluted net loss per
 share..........................   1,315    1,914     1,928    1,927    11,460
                                 =======  =======  ========  =======  ========


                See accompanying notes to financial statements.

                          EXODUS COMMUNICATIONS, INC.

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                                 (IN THOUSANDS)

                                                       NOTES                                          TOTAL
                          COMMON STOCK   ADDITIONAL  RECEIVABLE                 RETAINED EARNINGS STOCKHOLDERS'
                          --------------  PAID-IN       FROM     DEFERRED STOCK   (ACCUMULATED      (DEFICIT)
                          SHARES  AMOUNT  CAPITAL   STOCKHOLDERS  COMPENSATION      DEFICIT)         EQUITY
                          ------  ------ ---------- ------------ -------------- ----------------- -------------
Balance as of December
 31, 1994...............   1,000   $  1   $      3     $ --         $   --          $    165        $    169
Sale of common stock to
 officers...............     734      1        175      (176)           --               --              --
Issuance of common stock
 in connection with
 stock purchase plan....      96    --          23       (21)           --               --                2
Repurchase of common
 stock..................      (9)   --          (2)      --             --               --               (2)
Repayment of notes
 receivable from
 stockholders...........     --     --         --          2            --               --                2
Net loss................     --     --         --        --             --            (1,311)         (1,311)
                          ------   ----   --------     -----        -------         --------        --------
Balance as of December
 31, 1995...............   1,821      2        199      (195)           --            (1,146)         (1,140)
Issuance of common
 stock..................     134    --          32       --             --               --               32
Issuance of common stock
 in connection with
 stock purchase plan....      11    --           3        (3)           --               --              --
Issuance of common stock
 in connection with
 exercise of stock
 options................       5    --           1       --             --               --                1
Repurchase of common
 stock..................     (25)   --          (6)        6            --               --              --
Repayment of notes
 receivable from
 stockholders...........     --     --         --          6            --               --                6
Net loss................     --     --         --        --             --            (4,133)         (4,133)
                          ------   ----   --------     -----        -------         --------        --------
Balances as of December
 31, 1996...............   1,946      2        229      (186)           --            (5,279)         (5,234)
Issuance of common stock
 in connection with
 exercise of stock
 options and warrants...     172    --         222       --             --               --              222
Repurchase of common
 stock..................     (51)   --         (12)       12            --               --              --
Repayment of notes
 receivable from
 stockholders...........     --     --         --         34            --               --               34
Deferred stock
 compensation related to
 stock option grants....     --     --       3,482       --          (3,482)             --              --
Amortization of deferred
 stock compensation.....     --     --         --        --           1,089              --            1,089
Accrual of cumulative
 dividends on Series C
 and D redeemable
 convertible preferred
 stock..................     --     --        (750)      --             --               --             (750)
Accretion on Series C
 and D redeemable
 convertible preferred
 stock..................     --     --        (663)      --             --               --             (663)
Net loss................     --     --         --        --             --           (25,298)        (25,298)
                          ------   ----   --------     -----        -------         --------        --------
Balances as of December
 31, 1997...............   2,067      2      2,508      (140)        (2,393)         (30,577)        (30,600)
Issuance of common stock
 in connection with
 exercise of stock
 options and warrants
 (unaudited)............     248    --         119       --             --               --              119
Issuance of common stock
 in conjunction with
 initial public offering
 (unaudited)............   5,125      5     69,886       --             --               --           69,891
Issuance of common stock
 to an officer for cash
 (unaudited)............      50    --         450       --             --               --              450
Issuance of common stock
 and common stock
 warrants (unaudited)...     --     --         786       --             --               --              786
Repayment of notes
 receivable from
 stockholders
 (unaudited)............     --     --         --         87            --               --               87
Conversion of redeemable
 convertible preferred
 stock into common stock
 (unaudited)............  11,987     12     43,425       --             --               --           43,437
Amortization of deferred
 stock compensation
 (unaudited)............     --     --         --        --             752              --              752
Accrual of cumulative
 dividends on Series C
 and D redeemable
 convertible preferred
 stock (unaudited)......     --     --        (462)      --             --               --             (462)
Accretion on Series C
 and D redeemable
 convertible preferred
 stock (unaudited)......     --     --      (1,552)      --             --               --           (1,552)
Net loss (unaudited)....     --     --         --        --             --           (27,397)        (27,397)
                          ------   ----   --------     -----        -------         --------        --------
Balances as of June 30,
 1998 (unaudited).......  19,477   $ 19   $115,160     $ (53)       $(1,641)        $(57,974)       $ 55,511
                          ======   ====   ========     =====        =======         ========        ========

                 See accompanying notes to financial statements

                          EXODUS COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                YEAR ENDED DECEMBER 31,          JUNE 30,
                              -----------------------------  ------------------
                                1995      1996      1997      1997      1998
                              --------  --------  ---------  -------  ---------
                                                                (UNAUDITED)
Cash flows from operating
 activities:
 Net loss...................  $ (1,311) $ (4,133) $ (25,298) $(8,016) $ (27,397)
 Adjustments to reconcile
  net loss to net cash used
  for operating activities:
 Depreciation and
  amortization..............        65       461      3,429      962      4,689
 Loss on disposal of
  property and equipment....       --        --         --       --         248
 Noncash common stock and
  warrant expense...........       --        --         --       --         786
 Amortization of deferred
  stock compensation........       --        --       1,089      --         752
 Amortization of debt
  issuance costs............       --        --         --       --         198
 Changes in operating
  assets and liabilities:
  Accounts receivable.......       (13)     (265)    (1,316)    (419)    (2,547)
  Prepaid expenses and
   other current assets.....       (50)      (71)      (326)    (394)    (1,148)
  Accounts payable..........       420       671      5,089    2,478      4,892
  Accrued expenses..........       201       373      2,227      (55)     3,027
  Deferred revenue..........       235       (34)        10      (49)      (170)
                              --------  --------  ---------  -------  ---------
   Net cash used for
    operating activities....      (453)   (2,998)   (15,096)  (5,493)   (16,670)
                              --------  --------  ---------  -------  ---------
Cash flows from investing
 activities:
 Capital expenditures.......       (69)   (3,499)   (22,489)  (5,765)   (17,842)
 Other assets...............        (8)     (118)      (422)     --         --
                              --------  --------  ---------  -------  ---------
   Net cash used for
    investing activities....       (77)   (3,617)   (22,911)  (5,765)   (17,842)
                              --------  --------  ---------  -------  ---------
Cash flows from financing
 activities:
 Proceeds from issuance of
  redeemable convertible
  preferred stock and
  warrants..................       --      9,409     23,320   17,449      2,176
 Proceeds from issuance of
  common stock..............       --         32        222       28     70,460
 Proceeds from issuance of
  bridge financing
  convertible notes.........       --        --       3,975    3,975        --
 Notes receivable from
  stockholders, net.........         2         7         34       (7)        87
 Bank borrowings, net.......       100      (100)     3,000      --      (3,000)
 Proceeds from sale-
  leaseback transactions....       --        552        932      932      4,035
 Payments on capital leases
  obligations...............       (47)     (154)      (720)    (570)      (895)
 Proceeds from debt.........       497     1,296     16,480    3,383     14,448
 Repayment of debt..........       (60)     (497)    (1,306)  (1,306)    (2,164)
 Restricted cash............       --       (378)    (1,375)     --        (185)
 Proceeds from note payable
  to stockholder............       200       --         --       --         --
                              --------  --------  ---------  -------  ---------
   Net cash provided by
    financing activities....       692    10,167     44,562   23,884     84,962
                              --------  --------  ---------  -------  ---------
Net increase in cash and
 cash equivalents...........       162     3,552      6,555   12,626     50,450
Cash and cash equivalents at
 beginning of period........         1       163      3,715    3,715     10,270
                              --------  --------  ---------  -------  ---------
Cash and cash equivalents at
 end of period..............  $    163  $  3,715  $  10,270  $16,341  $  60,720
                              ========  ========  =========  =======  =========
Supplemental disclosures of
 cash flow information:
 Cash paid -- interest......  $    --   $    --   $     699  $   175  $   1,016
                              ========  ========  =========  =======  =========
Non-cash investing and
 financing activities:
 Assets recorded under
  capital leases............  $    283  $     27  $   2,700  $   290  $   5,030
                              ========  ========  =========  =======  =========
 Conversion of note payable
  to stockholder to
  preferred stock...........  $    --   $    200  $     --   $   --   $     --
 Cumulative dividends and
  accretion on Series C and
  D redeemable convertible
  preferred stock...........  $    --   $    --   $   1,413  $   --   $   2,014
                              ========  ========  =========  =======  =========
 Deferred compensation on
  grants of stock options...  $    --   $    --   $   3,482  $   --   $     --
                              ========  ========  =========  =======  =========
 Warrants issued for
  financing commitments.....  $    --   $    --   $     730  $   --   $     --
                              ========  ========  =========  =======  =========
 Conversion of bridge
  financing convertible
  notes to redeemable
  convertible preferred
  stock.....................  $    --   $    --   $   3,975  $ 3,975  $     --
                              ========  ========  =========  =======  =========
 Conversion of redeemable
  convertible preferred
  stock to common stock.....  $    --   $    --   $     --   $   --   $  43,437
                              ========  ========  =========  =======  =========

                See accompanying notes to financial statements.

                          EXODUS COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)

(1) SUMMARY OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

 The Company

  Unless the context otherwise requires, the term "Company" or "Exodus" refers to Exodus Communications, Inc. and its California and Maryland predecessors. Exodus is a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues consist of monthly fees for server hosting, Internet connectivity, collaborative systems management and Internet technology services, equipment sales to customers and one-time fees for installation. Revenues (other than installation fees and equipment sales to customers) are generally billed and recognized ratably over the term of the contract, generally one year. Installation fees are typically recognized at the time that installation occurs, and equipment sales are typically recognized when the equipment is delivered to the customer or placed into service at the Internet Data Center.

 Financial Instruments and Concentration of Credit Risk

  The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, bank borrowings and debt approximates fair market value. Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable.

  The Company's customer base is primarily composed of businesses throughout the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses. To date, such losses have not been significant. The balance of the allowance for bad debts was $22,000, $15,000, $187,000 and $344,000 as of December 31, 1995, 1996 and
1997, and June 30, 1998, respectively. In 1995, revenues from a single customer comprised 24% of total revenues.

 Cash and Cash Equivalents

  Cash equivalents consist of highly liquid investments with original maturities of 90 days or less.

 Property and Equipment

  Property and equipment are stated at cost and depreciated on a straight-line basis over their respective estimated useful lives, which are generally three to five years. Equipment recorded under capital leases and leasehold improvements are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


 Software Development Costs

  The Company capitalizes software development costs incurred to develop certain of the Company's collaborative systems management services that are included in the Company's co-location services in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Costs are capitalized after technological feasibility is achieved; generally upon the development of a working model. To date, software development costs capitalizable under SFAS No. 86 have not been material.

 Income Taxes

  The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

 Stock-Based Compensation

  The Company uses the intrinsic value-based method to account for all of its employee stock-based compensation plans.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company evaluates its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

 Unaudited Interim Financial Statements

  The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the accompanying unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the Company's financial position as of June 30, 1998, and the results of its operations and its cash flows for the six month periods ended June 30, 1997 and 1998.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


 Net Loss Per Share

  Basic and diluted net loss per share has been computed by dividing the net loss attributable to common stockholders by the weighted average number shares of common stock outstanding during the period. Diluted net loss per share does not include the effect of the following common equivalent shares as the effect of their inclusion is antidilutive during each period (in thousands):

                                                               SIX MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,      JUNE 30,
                                      ------------------------ -----------------
                                       1995    1996     1997     1997    1998
                                      --------------- -------- -------- --------
                                                                 (UNAUDITED)
   Shares issuable under stock op-
    tions............................   125       292    1,709      832   3,259
   Shares issuable pursuant to
    warrants to purchase common and
    redeemable convertible preferred
    stock............................    85       637    2,813      870     247
   Shares of redeemable convertible
    preferred stock on an "as if
    converted" basis.................   --     15,537   34,117   10,444     --

 Recent Accounting Pronouncements

  Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, Reporting of Comprehensive Income. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in equity during a period except those resulting from the issuance of shares of stock and distributions to stockholders. To date, there have not been material differences between net loss and comprehensive loss for all periods presented.

(2) FINANCIAL STATEMENT COMPONENTS

 Property and Equipment

  Property and equipment consisted of the following (in thousands):

                                                      DECEMBER 31,
                                                     --------------  JUNE 30,
                                                      1996   1997      1998
                                                     ------ -------  --------
                                                                    (UNAUDITED)
   Data centers and related equipment..............  $2,278 $16,316   $33,332
   Furniture, fixtures, computer equipment and oth-
    er.............................................     690  12,815    14,504
   Construction in progress........................     974     --      3,729
                                                     ------ -------   -------
                                                      3,942  29,131    51,565
   Less accumulated depreciation and amortization..     532   3,961     8,460
                                                     ------ -------   -------
                                                     $3,410 $25,170   $43,105
                                                     ====== =======   =======

  Computer equipment and certain data center infrastructure are recorded under capital leases that aggregated $860,000, $4,492,000 and $13,557,000 as of December 31, 1996 and 1997 and June 30, 1998, respectively. Accumulated amortization on the assets recorded under capital leases aggregated $221,000, $722,000 and $1,561,000 as of December 31, 1996 and 1997, and June 30, 1998,
respectively.

                          EXODUS COMMUNICATIONS, INC.

                        DECEMBER 31, 1995, 1996 AND 1997
(INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                               1998 IS UNAUDITED)


 Accrued Expenses

  Accrued expenses consisted of the following (in thousands):

                                                       DECEMBER 31,
                                                       -------------  JUNE 30,
                                                       1996   1997      1998
                                                       ------------- -----------
                                                                     (UNAUDITED)
   Accrued payroll and related expenses............... $ 239 $ 1,183   $3,459
   Other..............................................   342   1,625    2,376
                                                       ----- -------   ------
                                                       $ 581 $ 2,808   $5,835
                                                       ===== =======   ======

 Net Interest Expense

  Net interest expense consisted of the following (in thousands):

                                                             SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,        JUNE 30,
                                  -------------------------  ------------------
                                   1995    1996      1997     1997      1998
                                  ------- -------  --------  -------- ---------
                                                                (UNAUDITED)
   Interest expense.............. $    38 $   107  $    699  $   165  $   2,039
   Interest income...............     --      (68)     (193)     (28)      (931)
                                  ------- -------  --------  -------  ---------
                                  $    38 $    39  $    506  $   137  $   1,108
                                  ======= =======  ========  =======  =========

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


(3) BANK BORROWINGS, EQUIPMENT LOANS, LINE OF CREDIT FACILITY AND DEBT

  During 1997, the Company had a $1,000,000 bank line of credit bearing interest at the bank's prime rate plus 1% (9.5% at December 31, 1997) and collateralized by accounts receivable. In December 1997, the line of credit was amended to increase the available line to $5,000,000 and $3,000,000 was outstanding as of December 31, 1997. In March 1998, the Company repaid the $3,000,000 outstanding under the line of credit and in May 1998, the available line was increased to $7,000,000. The line of credit expires in December 1998.

  A summary of equipment loans and line of credit facilities follows (in thousands):

                                                      DECEMBER 31,
                                                     --------------  JUNE 30,
                                                      1996   1997      1998
                                                     ------ ------- -----------
                                                                    (UNAUDITED)
$850,000 equipment term loan with a financial
 institution; prime rate plus 2.5% (11.0% as of
 December 31, 1997); principal and interest due
 monthly for 42 months.............................  $  267 $   178   $   134
$1,800,000 equipment line of credit facility;
 effective interest rate of approximately 16.4%;
 principal and interest due April 2000 through
 September 2000; collateralized by equipment (see
 Note 5)...........................................   1,029   1,393     1,164
$3,000,000 equipment line of credit facility-April
 1997; effective interest rate of approximately
 12.9%; principal and interest due monthly through
 July 2001; collateralized by equipment (see Note
 5)................................................     --    2,756     2,429
$6,500,000 equipment line of credit facility;
 effective interest rate of approximately 15.9%;
 principal and interest due monthly through July
 2001; collateralized by equipment (see Note 5)....     --    6,312     5,428
$3,000,000 equipment line of credit facility-August
 1997; effective interest rate of approximately
 16.2%; principal and interest due monthly through
 May 2001; collateralized by equipment (see Note
 5)................................................     --    2,787     2,477
$5,000,000 equipment line of credit facility;
 effective interest rate of 16.4%; principal and
 interest due monthly through July 2001;
 collateralized by equipment (see Note 5)..........     --    3,044     3,500
$10,000,000 equipment line of credit facility;
 effective interest rate of approximately 13.8%,
 principal and interest due monthly through July
 2002; collateralized by equipment.................     --      --      5,622
$8,000,000 line of credit facility; interest rate
 of 12.95%; principal and interest due monthly
 through January 2000; collateralized by all of the
 Company's assets (see Note 5).....................     --      --      8,000
                                                     ------ -------   -------
                                                      1,296  16,470    28,754
Less current portion...............................     296   3,777     7,301
                                                     ------ -------   -------
Equipment loans and line of credit facility, less
 current portion...................................  $1,000 $12,693   $21,453
                                                     ====== =======   =======

  Aggregate maturities for equipment loans and line of credit facility outstanding as of December 31, 1997, for fiscal 1998, 1999, 2000 and 2001 are $3,777,000, $4,478,000, $4,979,000 and $3,236,000, respectively.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


 Debt Offering

  On July 1, 1998, the Company issued $200,000,000 of 11 1/4% Senior Notes due 2008 for aggregate net proceeds of approximately $193,000,000 (net of discounts to the initial purchasers and estimated offering expenses). The Company deposited approximately $42,400,000 with an escrow agent that will be used to pay the first four semi-annual interest payments when due.

(4) NOTE PAYABLE TO STOCKHOLDER

  As of December 31, 1995, the Company had a $200,000 note payable to a stockholder bearing interest at the prime rate plus 2.5%. During 1996, this note was converted into 484,378 shares of Series A preferred stock.

(5) REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' (DEFICIT) EQUITY

  As of December 31, 1997, the Company was authorized to issue 53,281,579 shares of common stock, 7,798,483 shares each of Series A and A1, 8,600,000 shares each of Series B and B1, 17,850,000 shares each of Series C and C1 and 3,231,579 shares each of Series D and D1 redeemable convertible preferred stock.

 Redeemable Convertible Preferred Stock

  In February and March 1996, the Company issued 7,798,483 shares of Series A redeemable convertible preferred stock at $0.413 per share. In October 1996, the Company issued 7,738,095 shares of Series B redeemable convertible preferred stock at $0.84 per share. In March and June 1997, the Company received a total of approximately $3,975,000 in cash in exchange for bridge financing convertible promissory notes. In June 1997, the Company issued 15,789,868 shares of Series C redeemable convertible preferred stock for $1.362 per share in exchange for approximately $17,500,000 in cash and the conversion of the bridge financing notes. In December 1997, the Company issued 2,631,579 shares of Series D redeemable convertible preferred stock at $2.85 per share for aggregate cash proceeds of $7,500,000.

  The rights, preferences, privileges and restrictions of the redeemable convertible preferred stock are as follows:

  . Shares of Series A, A1, B, B1, C, C1, D and D1 preferred stock are convertible at the option of the holder into an equal number of shares of common stock subject to certain price-based antidilution adjustments for the Series A, B, C and D redeemable convertible preferred stock. Such price-based antidilution adjustments will be made on a weighted average formula basis upon certain issuances of Common Stock by the Company made below the respective conversion price of the Series A, B, C or D preferred stock, as applicable.

  . Conversion is automatic upon either (i) the closing of a public offering of the Company's common stock at an offering price of not less than $8.55 per share and aggregate proceeds of at least $30,000,000 (a "Qualified IPO") or (ii) the election of the majority of the stockholders of Series A, A1, B and B1 and two-thirds of the stockholders of Series C, C1, D and D1 redeemable convertible preferred stock, with the A and A1, B and B1, C and C1 and D and D1 voting as four separate classes.

  . The holders of Series A, A1, B and B1 redeemable convertible preferred stock are entitled to noncumulative dividends at annual rates of $0.04, $0.04, $0.084 and $0.084 per share, respectively, when and if declared by the Board of Directors. The holders of Series C, C1, D and D1 redeemable convertible preferred stock are entitled to cumulative dividends at the annual rate of $0.095, $0.095, $0.20 and $0.20 per share, respectively. In the event of a Qualified IPO or conversion, all accrued but unpaid dividends with respect to the Series C, C1, D and D1 preferred stock will be forfeited.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)

  . Shares of Series A, A1, B, B1, C, C1, D and D1 redeemable convertible preferred stock have liquidation preferences of $0.413, $0.413, $0.84, $0.84, $1.362, $1.362, $2.85 and $2.85 per share, respectively, plus all declared but unpaid dividends.

  . After payment has been made to the holders of redeemable convertible preferred stock of the full preferential amounts, holders of common stock will receive all remaining assets pro rata based on the number of shares of common stock held.

  . At any time after June 25, 2002, upon notification by not less than a majority of the holders of Series A, A1, B and B1 redeemable convertible preferred stock, the Company must redeem up to 50% of the outstanding shares of Series A, A1, B and B1 redeemable convertible preferred stock by paying in cash a sum per share equal to the original issue price (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends. The holders of Series A, A1, B and B1 redeemable convertible preferred stock can request redemption of any remaining shares at any time after June 25, 2003. At the option of the holders of the Series C, C1, D and D1 redeemable convertible preferred stock, up to one-half of the Series C, C1, D and D1 redeemable convertible preferred stock must be redeemed after June 25, 2002 and any remaining shares after June 25, 2003 at a redemption price equal to the greater of $1.362 and $2.85 per share, respectively, plus cumulative dividends, or their fair market values. As of December 31, 1997, the Company had accreted $663,000 towards the fair market values of the Series C and D redeemable convertible preferred stock.

  . Each share of Series A, A1, B, B1, C, C1, D and D1 redeemable convertible preferred stock has voting rights on an "as if converted" basis.

In the event the Company proposes to issue additional shares of any series of preferred stock, the current holders of such shares will have the right of first refusal to participate on a pro rata basis. In the event of a dilutive subsequent financing, the holders of Series A, B, C and D redeemable convertible preferred stock are provided with antidilution protection if they purchase their pro rata share of such dilutive financing. If they do not purchase their pro rata share, their Series A, B, C and D redeemable convertible preferred stock will convert to Series A1, B1, C1 and D1 redeemable convertible preferred stock, respectively, which will have no such antidilution protection.

  Redeemable convertible preferred stock and warrants issued and outstanding as of December 31, 1997 was as follows:

  REDEEMABLE CONVERTIBLE PREFERRED STOCK:

                                                      ISSUED AND
   SERIES                           SHARES DESIGNATED OUTSTANDING CARRYING VALUE
   ------                           ----------------- ----------- --------------
   A...............................     7,798,483      7,798,483   $ 3,168,000
   A1..............................     7,798,483            --            --
   B...............................     8,600,000      7,775,930     6,473,000
   B1..............................     8,600,000         65,524        55,000
   C...............................    17,850,000     15,845,855    20,333,000
   C1..............................    17,850,000            --            --
   D...............................     3,231,579      2,631,579     7,246,000
   D1..............................     3,231,579            --            --
                                       ----------     ----------   -----------
                                       74,960,124     34,117,371   $37,275,000
                                       ==========     ==========   ===========

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


  WARRANTS:

                                                      ISSUED AND
   SERIES                                             OUTSTANDING CARRYING VALUE
   ------                                             ----------- --------------
   B.................................................    160,862    $      --
   B1................................................    466,072           --
   C.................................................  1,523,024     1,242,000
   C1................................................    271,598           --
   D1................................................    372,826       730,000
                                                       =========    ==========
     Total...........................................  2,794,382    $1,972,000
                                                       =========    ==========

 Stock Purchase Plans

  During 1995, the Company adopted a Stock Purchase Plan under which 366,667 shares of common stock are authorized. Awards totaling 96,334 and 11,034 shares of common stock were granted to individuals in 1995 and 1996, respectively, at an exercise price of $0.24 per share, the estimated fair market value of the shares on the date of the award. No awards were granted during the year ended December 31, 1997. Generally, the shares are subject to a 50-month vesting period. As of December 31, 1997, 14,434 shares remained unvested. Unvested shares are subject to repurchase, at the Company's option, at the original purchase price upon a participant's termination. Of the shares granted, 41,734 had been repurchased by the Company as of December 31, 1997.

  In January 1998, the Company adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and reserved a total of 600,000 shares of the Company's common stock for issuance thereunder. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the common stock on the first day of the offering period or on the last day of the purchase period.

 Stock Options

  In January 1997, the Company adopted the 1997 Equity Incentive Plan (the "1997 Plan"), which serves as the successor to the Company's 1995 Stock Option Plan (the "1995 Plan"). Options granted under the 1995 Plan before its termination continue to remain outstanding in accordance with their terms, but no further options may be granted under the 1995 Plan. Options granted under the 1995 Plan were granted with exercise prices not less than fair market value at the date of grant as determined by the Board of Directors, generally vested 12% after six months from the date of grant and 2% per month thereafter, and generally are exercisable for a term of ten years after the date of grant. Under the 1997 Plan, the Company has reserved 2,200,000 shares of the Company's common stock for issuance to employees and consultants which may be granted as either incentive or nonqualified stock options. Options granted under the 1997 Plan generally vest 12% after six months from the date of grant and 2% per month thereafter and are generally exercisable for a term of ten years after the date of grant.

  In January 1998, the Company adopted the 1998 Equity Incentive Plan (the "1998 Plan"). On the effective date of the Company's initial public offering ("IPO"), the 1998 Plan became effective as the successor to the 1997 Plan. The Company has reserved 1,500,000 shares of common stock for issuance under the 1998 Plan in addition to the shares that remain from the 1997 Plan. The 1998 Plan permits the grant of either incentive or nonqualified stock options. Options granted under the 1998 Plan will have a maximum term of ten years and generally will vest over four years. The 1998 Plan will terminate in January 2008.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


  In January 1998, the Company adopted the 1998 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 200,000 shares of the Company's common stock for issuance thereunder. Each nonemployee director who is or becomes a member of the Board of Directors on or after the effective date of the Company's IPO, with certain limited exceptions, will initially be granted an option for 20,000 shares of the Company's common stock and, thereafter, an option to purchase an additional 5,000 shares of the Company's common stock annually. Initial options granted under the Directors Plan will vest as to 33 1/3% of the shares on each annual anniversary of the date of grant. Annual grants will vest 25% on each annual anniversary of the date of grant. The exercise price of the options granted under the Directors Plan will be at the fair market value of the Company's common stock on the date of grant.

  The Company uses the intrinsic value method in accounting for its plans. Accordingly, no compensation cost has been recognized for any of its stock options because the exercise price of each option equaled or exceeded the fair value of the underlying common stock as of the grant date for each stock option, except for options granted from March through December 1997. With respect to the options granted from March to December 1997, the Company recorded deferred stock compensation of $3,482,000 for the difference at the grant date between the exercise price and the fair value of the common stock underlying the options. This amount is being amortized consistent with the method described in FASB Interpretation No. 28 over the vesting period of the individual options, generally 50 months. Had compensation cost been determined in accordance with SFAS No. 123, the Company's 1995, 1996 and 1997 net loss would not have been significantly affected.

  The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted average assumptions:

                                                    YEAR ENDED DECEMBER 31,
                                                --------------------------------
                                                   1995       1996       1997
                                                ---------- ---------- ----------
   Dividends...................................       None       None       None
   Expected life............................... 3.20 years 2.55 years 2.59 years
   Risk free interest rates....................      5.71%      6.28%      5.91%

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


  A summary of the status of the Company's stock option plans is as follows:

                                                       DECEMBER 31,
                          -------------------------------------------------------------------------
                                   1995                    1996                     1997
                          ----------------------- ----------------------- -------------------------
                                     WEIGHTED-               WEIGHTED-                 WEIGHTED-
                                      AVERAGE                 AVERAGE                   AVERAGE
                          SHARES   EXERCISE PRICE SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
                          -------  -------------- -------  -------------- ---------  --------------
Outstanding at beginning
 of year................      --       $ --       125,083      $0.24        292,033      $0.25
  Granted...............  131,467       0.24      224,734       0.26      1,611,800       0.82
  Forfeited.............   (6,384)      0.24      (52,850)      0.24       (105,860)      0.64
  Exercised.............      --         --        (4,934)      0.25        (88,687)      0.32
                          -------                 -------                 ---------
Outstanding at end of
 period.................  125,083       0.24      292,033       0.25      1,709,286       0.76
                          =======                 =======                 =========
Options exercisable at
 end of year............   35,667       0.24       80,667       0.25        223,950       0.45
                          =======                 =======                 =========
Weighted-average fair
 value of options
 granted during the year
 at market..............  131,407       0.05      224,734       0.04        333,267       0.04
Weighted-average fair
 value of options
 granted during the year
 at less than market....                 --                      --       1,278,533       2.30

  The following table summarizes information about stock options outstanding as of December 31, 1997:

                                         OUTSTANDING                      EXERCISABLE
                          ----------------------------------------- ------------------------
                                       WEIGHTED-
                                        AVERAGE        WEIGHTED-                WEIGHTED-
                          NUMBER OF    REMAINING        AVERAGE     NUMBER OF    AVERAGE
RANGE OF EXERCISE PRICES   SHARES   CONTRACTUAL LIFE EXERCISE PRICE  SHARES   EXERCISE PRICE
------------------------  --------- ---------------- -------------- --------- --------------
$0.24 to 0.30...........  1,003,228    9.14 years        $0.29       186,423      $0.28
$0.75...................    569,725    9.79               0.75        30,860       0.75
$3.75 to 5.25...........    136,333    9.86               4.32         6,667       3.75
                          ---------                                  -------
                          1,709,286    9.42               0.77       223,950       0.45
                          =========                                  =======

 Warrants

  In 1995, in connection with various financing arrangements and the appointment of a director, the Company issued warrants to purchase an aggregate of 85,173 shares of the Company's common stock at prices ranging from $2.40 to $4.50 per share. These warrants expire at various dates through December 1997.

  In 1996, in connection with various financing arrangements, the Company issued warrants to purchase an aggregate of 17,157 shares of the Company's common stock at prices ranging from $2.40 to $2.67 per share. These warrants expire at various dates in 2001. Also in 1996, in connection with various lease agreements and other matters, the Company issued warrants to purchase 329,167 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share. These warrants expire at various dates from June 2003 through August 2004.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


  In March and June 1997, in connection with the bridge financing convertible promissory notes discussed above, the Company issued warrants to purchase 198,697 shares of the Company's Series B redeemable convertible preferred stock at $0.84 per share. The warrants expire in 2002 or upon the closing of an IPO. In April 1997, in connection with the $3,000,000 equipment line of credit (see Note 3), the Company issued warrants to purchase 196,429 shares of the Company's Series B1 redeemable convertible preferred stock at $0.84 per share. These warrants expire in April 2007. In June 1997, in connection with the issuance of the Company's Series C redeemable convertible preferred stock, the Company issued warrants to purchase 1,579,011 shares of the Company's Series C redeemable convertible preferred stock at $1.362 per share. These warrants expire the earlier of June 2002 or immediately prior to the closing of a Qualified IPO. In August and September 1997, in connection with the $3,000,000 and the $6,500,000 equipment lines of credit (see Note 3), the Company issued warrants to purchase a total of 271,598 shares of the Company's Series C1 redeemable convertible preferred stock at $1.362 per share. These warrants expire through September 2004. In December 1997, in connection with the $8,000,000 line of credit facility and the $5,000,000 equipment line of credit (see Note 3), the Company issued warrants to purchase 247,826 and 125,000 shares, respectively, of the Company's Series D1 redeemable convertible preferred stock at $2.85 per share, expiring in December 2007 and June 2003, respectively.

  The fair value of all warrant issuances, calculated using the Black-Scholes option pricing module, using the following assumptions: dividends--none; expected life--contractual term; risk free interest rates--5.7% to 6.7%; volatility--60%, was not material except as follows:

  . The 1,579,011 warrants issued in connection with the sale of the Series C redeemable convertible preferred stock for which the fair value was determined to be $1,200,000. This amount was recorded as a reduction in the carrying value of the Series C redeemable convertible preferred stock and recorded as the carrying value of the Series C warrants as reflected in the accompanying December 31, 1997 balance sheet, to be accreted to the redemption price through June 2003.

  . The 247,826 and 125,000 warrants issued in connection with the $8,000,000 line of credit facility and $5,000,000 equipment line of credit, respectively, for which the values were determined to be $530,000 and $200,000, respectively. These amounts will be amortized on a straight-line basis through the commitment periods of the credit facilities.

 Initial Public Offering

  On March 24, 1998, the Company completed its IPO of 5,125,000 shares of its common stock. Net proceeds to the Company, after deducting underwriting discounts and commissions and offering expenses, aggregated approximately $69,900,000. At the closing of the IPO, all redeemable convertible preferred stock was converted to common stock and all warrants to purchase redeemable convertible preferred stock were converted to warrants to purchase common stock on a one-for-three basis. In connection with the IPO, certain warrant holders exercised their warrants to purchase redeemable convertible preferred stock (which converted into common stock), which resulted in additional proceeds of $1,842,000.

(6) COMMITMENTS AND CONTINGENCIES

 Leases

  The Company has entered into a number of operating leases for its facilities. The leases expire from 1998 through 2007. As of December 31, 1997, the Company had collateralized letters of credit with certificates of deposit aggregating $1,753,000 for these leases. The Company also leases certain data center infrastructure and

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)

equipment under capital leases (see Note 5). Certain of these capital leases were entered into as sales-leaseback transactions. No gain or loss was recorded in any such transaction due to the short holding period from the time the assets was purchased until the time of the sale-leaseback. Future minimum lease payments as of December 31, 1997 were as follows (in thousands):

   YEAR ENDING                                                 CAPITAL OPERATING
   DECEMBER 31,                                                LEASES   LEASES
   ------------                                                ------- ---------
   1998....................................................... $1,543   $ 3,160
   1999.......................................................  1,476     3,282
   2000.......................................................  1,357     3,366
   2001.......................................................    --      3,316
   2002.......................................................    --      2,702
   Thereafter.................................................    --     10,910
                                                               ------   -------
   Total minimum lease payments...............................  4,376   $26,736
                                                                        =======
   Less amount representing imputed interest..................    791
                                                               ------
   Present value of minimum lease payments....................  3,585
   Less current portion.......................................  1,143
                                                               ------
   Capital lease obligations, less current portion............ $2,442
                                                               ======

  In December 1997, the Company entered into an agreement for a 42-month $4,000,000 equipment lease facility for equipment delivered no later than March 31, 1998. Subsequent to December 31, 1997, the Company drew down the entire amount under this facility.

  Subsequent to December 31, 1997, the Company entered into approximately $3,100,000 of additional capital leases and has approximately $3,900,000 remaining under an equipment lease facility.

  The Company's rent expense was $85,000, $248,000, $1,764,000, $454,000 and
$2,069,000 for the years ended December 31, 1995, 1996 and 1997, and the six months ended June 30, 1997 and 1998, respectively.

 Telecommunications Agreements

  In September 1997, the Company entered into an agreement to obtain telecommunications services for a period of 60 months with a minimum commitment of $230,000 per month.

  In July 1998, the Company entered into an agreement to obtain telecommunication services for a period of 36 months with a minimum commitment of approximately $500,000 per month.

 Royalty Agreement

  In April 1997, the Company entered into an agreement with a software company under which the Company licensed certain software for a royalty based on 1% of the Company's gross revenues. Royalty expenses related to this agreement have not been significant to date.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


 Contingencies

  The Company is engaged in certain legal actions arising in the ordinary course of business. The Company believes that it has adequate legal defenses and that the ultimate outcome of these actions will not have a material effect on the Company's financial position and results of operations.

(7) INCOME TAXES

  As of December 31, 1997, the Company had federal and California net operating loss carryforwards of approximately $29,600,000 and $14,800,000, respectively, which can be used to offset the Company's future tax liabilities. The federal and California net operating loss carryforwards will begin expiring in 2011 and 2001, respectively.

  Federal and California tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a shift in the ownership of the Company that constitutes an "ownership change" as defined by
Section 382 of the Internal Revenue Code. As stated in Note 5, the Company has had numerous equity transactions. These transactions most likely have subjected its net operating loss to the aforementioned restrictions. The Company plans to compute exact limitations upon realization of taxable earnings and associated utilization of the net operating loss carryforwards.

  The Company has deferred tax assets as of December 31, 1996 and 1997 of approximately $2,000,000 and $11,700,000, respectively, which have been fully offset by valuation allowances. The deferred tax assets principally resulted from the net operating loss carryforwards. The Company has provided a valuation allowance due to the uncertainty of generating future profits that would allow for the realization of such deferred tax assets. Accordingly, no tax benefit was recorded in the accompanying statements of operations.

(8) SUBSEQUENT EVENTS

 Reincorporation and Reverse Stock Split

  In February 1998, the Company reincorporated in the state of Delaware. Following the closing of the Company's IPO, the Certificate of Incorporation of the Delaware successor corporation authorized 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. The reincorporation resulted in a one-for-three reverse stock split of the Company's common stock. The accompanying financial statements have been retroactively restated to give effect to the reincorporation and reverse stock split but the numbers of shares of redeemable convertible preferred stock have not been adjusted as the reverse stock split adjusts the conversion ratio but not the number of outstanding preferred shares.

 Leases

  In February 1998, the Company entered into an additional facility operating lease with a 120-month term. Future minimum lease payments commence at approximately $20,000 per month and increases to approximately $60,000 per month upon completion of construction of the related facility.

                          EXODUS COMMUNICATIONS, INC.

                       DECEMBER 31, 1995, 1996 AND 1997
  (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED JUNE 30, 1997
                            AND 1998 IS UNAUDITED)


 Stock Options

  In January 1998, the Company granted stock options to purchase 333,334 shares of Common Stock to an officer of the Company, of which half have an exercise price of $9.00 per share and vest 100% after three years and half have an exercise price of $18.00 per share and vest 100% after five years. The stock options accelerate and become fully vested if the Company is acquired or sells all or substantially all of its assets.

  In March 1998, the Company granted a stock option to an officer of the Company to purchase 721,981 shares of Common Stock with an exercise price of $9.00 per share that vests as to 12% of such shares in September 1998 and vests as to an additional 2% per month thereafter.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

  The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnify under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

  The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) from any person who was not found guilty of such fraudulent misrepresentation.

  The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The form of indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

  The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

  As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

  In addition, Mr. Mocarski is indemnified in certain circumstances by Fleet Financial Group, Inc.

  See also the undertakings set out in response to Item 22.

  Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                              DOCUMENT                            EXHIBIT NUMBER
                              --------                            --------------
   Registrant's Restated Certificate of Incorporation............      3.01
   Registrant's Bylaws...........................................      3.02
   Form of Indemnification Agreement.............................     10.08

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  A) EXHIBITS

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   2.01  Agreement and Plan of Merger between Fouress, Inc. and Registrant dated April 26, 1995. (Incorporated by reference to Exhibit 2.01 from the Registrant's Registration Statement on Form S-1 (file No. 333-
         44469), as amended, declared effective by the Securities and Exchange
         Commission on March 18, 1998 (the "Form S-1")).
   2.02  Form of Agreement and Plan of Merger by and between Registrant and
         Exodus. (Incorporated by reference from Exhibit 2.20 to the Form S-1).
   3.01  Registrant's Restated Certificate of Incorporation. (Incorporated by
         reference from Exhibit 3.07 to Registrant's Quarterly Report on Form
         10-Q for the quarter ended March 31, 1998 (the "March 1998 Form 10-
         Q")).
   3.02  Registrant's Bylaws. (Incorporated by reference from Exhibit 3.06 to the Form S-1).
   4.01  Form of Specimen Certificate for Registrant's Common Stock.
         (Incorporated by reference from Exhibit 4.01 to the Form S-1).
   4.02  Form of Senior Note.

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   4.03  Indenture between Exodus Communications, Inc. as Issuer and Chase
         Manhattan Bank and Trust Company, National Association, as Trustee
         dated July 1, 1998. (Incorporated by reference from Exhibit 10.30 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998 (the "June 1998 Form 10-Q")).
   5.01  Opinion of Fenwick & West LLP regarding legality of the securities being registered.
   5.02  Opinion of Debevoise & Plimpton regarding legality of the securities being registered.
  10.01  Amended and Restated Investors Rights Agreement, dated as of June 25,
         1997 between the Registrant and certain investors, as amended December
         15, 1997. (Incorporated by reference from Exhibit 10.01 to the Form S-
         1).
  10.02  Registrant's 1995 Stock Option Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.02 to the Form S-1).
  10.03  Registrant's 1995 Stock Purchase Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.03 to the Form S-1).
  10.04  Registrant's 1997 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.04 to the Form
         S-1).
  10.05  Registrant's 1998 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.05 to the Form
         S-1).
  10.06  Registrant's 1998 Directors Stock Option Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.06 to the Form
         S-1).
  10.07  Registrant's 1998 Employee Stock Purchase Plan. (Incorporated by
         reference from Exhibit 10.07 to the Form S-1).
  10.08  Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers, as amended. (Incorporated by reference from Exhibit 10.08 to the Form S-1).
  10.09  Facility Lease between Washcop Associates Limited Partnership and the
         Registrant dated April 18, 1996. (Incorporated by reference from
         Exhibit 10.09 to the Form S-1).
  10.10  Facility Lease between Cal-Harbor II & III Urban Renewal Associates and Registrant dated December 30, 1996, as amended April 29, 1997 and
         January 27, 1998. (Incorporated by reference from Exhibit 10.10 to the
         Form S-1).
  10.11  Facility Lease between McCandless-San Tomas N. 2 and Registrant dated
         April 18, 1997. (Incorporated by reference from Exhibit 10.11 to the
         Form S-1).
  10.12  Facility Lease between Sabey Corporation and Registrant dated April
         24, 1997. (Incorporated by reference from Exhibit 10.12 to the Form S-
         1).
  10.13  Facility Lease between The Manufacturers Life Insurance Company and
         Registrant dated June 27, 1997. (Incorporated by reference from
         Exhibit 10.13 to the Form S-1).
  10.14  Facility Lease between JBG/Spring Park Limited Partnership and
         Registrant dated June 30, 1997. (Incorporated by reference from
         Exhibit 10.14 to the Form S-1).
  10.15  Application for Data Services between WorldCom, Inc. and the
         Registrant dated September 18, 1997. (Incorporated by reference from
         Exhibit 10.15 to the Form S-1).
  10.16  Software License and Marketing Agreement between Computer Associates
         International, Inc. and the Registrant dated April 1997. (Incorporated by reference from Exhibit 10.16 to the Form S-1).
  10.17  Form of Executive Employment Policy to be entered into between the
         Registrant and certain officers. (Incorporated by reference from
         Exhibit 10.17 to the Form S-1).
  10.18  Equipment Lease Line of Credit between Transamerica Business Credit
         Corporation and Registrant dated August 28, 1997. (Incorporated by reference from Exhibit 10.18 to the Form S-1).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  10.19  Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996, as amended on March 25, 1997, June 13, 1997,
         November 24, 1997 and December 8, 1997. (Incorporated by reference from Exhibit 10.19 to the Form S-1).
  10.20  Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Transamerica Business Credit Corporation and Registrant dated December
         31, 1997. (Incorporated by reference from Exhibit 10.20 to the Form S-
         1).
  10.21  Equipment Lease Line of Credit between Venture Lending & Leasing II,
         Inc. and Registrant dated December 23, 1997. (Incorporated by reference from Exhibit 10.21 to the Form S-1).
  10.22  Equipment Lease Line of Credit Commitment ("Commitment Letter")
         between Finova Technology Finance, Inc. ("Finova") and Registrant
         dated December 17, 1997; Master Lease Agreement ("Master Lease")
         between Finova and Registrant dated December 19, 1997; and
         Modification to Commitment Letter and Master Lease between Finova and
         Registrant dated February 6, 1998. (Incorporated by reference from
         Exhibit 10.22 to the Form S-1).
  10.23  Sublease Agreement dated January 12, 1998 between Amdahl Corporation and Registrant. (Incorporated by reference from Exhibit 10.23 to the
         Form S-1).
  10.24  Nonqualified Stock Option Agreements between Registrant and K.B.
         Chandrasekhar dated January 27, 1998. (Incorporated by reference from
         Exhibit 10.24 to the Form S-1).
  10.25  Form of Nonqualified Stock Option Agreement between Registrant and
         Ellen M. Hancock dated March 10, 1998. (Incorporated by reference from
         Exhibit 10.25 to the Form S-1).
  10.26  Form of Agreement used to sell stock to certain directors and an officer of the Registrant. (Incorporated by reference from Exhibit
         10.26 to the Form S-1).
  10.27  Facility Lease between 600 Winter Street, L.L.C. and Registrant, dated as of December 23, 1997. (Incorporated by reference from Exhibit 10.27 to the March 1998 Form 10-Q). Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.
  10.28  Amendment to Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996. (Incorporated by reference from
         Exhibit 10.28 to the March 1998 Form 10-Q.)
  10.29  First Amendment to Loan and Security Agreement, dated as of February
         20, 1998, by and between the Registrant and MMC/GATX Partnership No. 1 and Transamerica Business Credit Corporation. (Incorporated by
         reference from Exhibit 10.29 to the amendment on Form 10-Q/A amending the March 1998 Form 10-Q).
  10.30  Exchange and Registration Rights Agreement among Exodus
         Communications, Inc., Goldman, Sachs & Co., Donaldson Lufkin &
         Jenrette Securities Corporation, BT Alex. Brown Incorporated and
         NationsBanc Montgomery Securities LLC dated July 1, 1998.
         (Incorporated by reference from Exhibit 10.31 to the June 1998 Form
         10-Q).
  10.31  Escrow Agreement among Chase Manhattan Bank and Trust Company,
         National Association, as escrow agent, Chase Manhattan Bank and Trust
         Company, National Association, as trustee, and Exodus Communications,
         Inc., dated July 1, 1998. (Incorporated by reference from Exhibit
         10.32 to the June 1998 Form 10-Q).
  10.32  Purchase Agreement among Exodus Communications, Inc., Goldman, Sachs &
         Co., Donaldson Lufkin & Jenrette Securities Corporation, BT Alex.
         Brown Incorporated and NationsBanc Montgomery Securities LLC, dated
         June 26, 1998. (Incorporated by reference from Exhibit 10.33 to the
         June 1998 Form 10-Q).
  10.33  Form of Notice of Debt Offering and Waiver of Registration Rights
         among the Company and certain holders of stock of the Company.
         (Incorporated by reference from Exhibit 10.34 to the June 1998 Form
         10-Q).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.34   Amended and Restated Master Loan and Security Agreement between Exodus
         Communications, Inc. and Transamerica Business Credit Corporation
         dated June 30, 1998. (Incorporated by reference from Exhibit 10.35 to the June 1998 Form 10-Q).
 10.35   Agreement between Cisco Systems Capital Corporation and Exodus
         Communications, Inc., dated June 1, 1998. (Incorporated by reference from Exhibit 10.36 to the June 1998 Form 10-Q.)
 10.36*  Qwest Communications Private Line Service Agreement Business Services,
         between Qwest Communications Corporation and the Registrant, dated as of July 17, 1998. (Incorporated by reference from Exhibit 10.37 to the
         June 1998 Form 10-Q).
 10.37+  Consent and Second Amendment to the Second Amended and Restated
         Investors' Rights Agreement.
 10.38   Lease Agreement dated August 31, 1998 between Reynolds Metals
         Development Company and Registrant.
 10.39   Building Lease dated September 22, 1998 between Centerpoint Properties
         Trust and Registrant.
 10.40   Sublease Agreement dated September 4, 1998 between S3, Incorporated and Registrant.
 12.01+  Statement regarding Computation of Ratios.
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of KPMG Peat Marwick LLP, independent auditors.
 24.01+  Power of Attorney.
 25.01+  Statement of Eligibility of Trustee.
 27.01   Financial Data Schedule. (Incorporated by reference from Exhibit 27.01 to the June 1998 Form 10-Q).
 99.01   Form of Letter of Transmittal.
 99.02+  Form of Notice of Guaranteed Delivery.

--------

* Confidential treatment has been granted for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions have been redacted and marked with a triple asterisk. The non-redacted version of this document has been sent to the Securities and Exchange Commission.

+ Previously filed with Form S-4 on August 28, 1998.

ITEM 22. UNDERTAKINGS

  a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON THE 6TH DAY OF NOVEMBER, 1998.

                                          Exodus Communications, Inc.

                                                 /s/ Ellen M. Hancock
                                          By __________________________________

                                                   ELLEN M. HANCOCK

                                                CHIEF EXECUTIVE OFFICER AND
                                                      PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

PRINCIPAL EXECUTIVE OFFICER:

        /s/ Ellen M. Hancock           Chief Executive           November 6, 1998
-------------------------------------   Officer, President
          ELLEN M. HANCOCK              and Director

PRINCIPAL FINANCIAL
OFFICER AND
PRINCIPAL ACCOUNTING
OFFICER:

        /s/ Richard S. Stoltz          Chief Financial           November 6, 1998
-------------------------------------   Officer and Chief
          RICHARD S. STOLTZ             Operating Officer

ADDITIONAL DIRECTORS:

       /s/ K.B. Chandrasekhar*         Chairman of the           November 6, 1998
-------------------------------------   Board of Directors
         K.B. CHANDRASEKHAR

    /s/ Frederick W.W. Bolander*       Director                  November 6, 1998
-------------------------------------
       FREDERICK W.W. BOLANDER

          /s/ Mark Dubovoy*            Director                  November 6, 1998
-------------------------------------
            MARK DUBOVOY

-------------------------------------  Director                  November  , 1998
           JOHN R. DOUGERY

         /s/ Max D. Hopper*            Director                  November 6, 1998
-------------------------------------
            MAX D. HOPPER

              SIGNATURE                         TITLE                DATE

        /s/ Peter A. Howley*            Director              November 6, 1998
-------------------------------------
           PETER A. HOWLEY

        /s/ Daniel C. Lynch*            Director              November 6, 1998
-------------------------------------
           DANIEL C. LYNCH

        /s/ Thadeus Mocarski*           Director              November 6, 1998
-------------------------------------
          THADEUS MOCARSKI

        /s/ Kanwal S. Rekhi*            Director              November 6, 1998
-------------------------------------
           KANWAL S. REKHI

*By  /s/ Richard S. Stoltz
  ----------------------------------
          RICHARD S. STOLTZ
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
   2.01  Agreement and Plan of Merger between Fouress, Inc. and Registrant dated April 26, 1995. (Incorporated by reference to Exhibit 2.01 from the Registrant's Registration Statement on Form S-1 (file No. 333-
         44469), as amended, declared effective by the Securities and Exchange
         Commission on March 18, 1998 (the "Form S-1")).
   2.02  Form of Agreement and Plan of Merger by and between Registrant and
         Exodus. (Incorporated by reference from Exhibit 2.20 to the Form S-1).
   3.01  Registrant's Restated Certificate of Incorporation. (Incorporated by
         reference from Exhibit 3.07 to Registrant's Quarterly Report on Form
         10-Q for the quarter ended March 31, 1998 (the "March 1998 Form 10-
         Q")).
   3.02  Registrant's Bylaws. (Incorporated by reference from Exhibit 3.06 to the Form S-1).
   4.01  Form of Specimen Certificate for Registrant's Common Stock.
         (Incorporated by reference from Exhibit 4.01 to the Form S-1).
   4.02  Form of Senior Note.
   4.03  Indenture between Exodus Communications, Inc. as Issuer and Chase
         Manhattan Bank and Trust Company, National Association, as Trustee
         dated July 1, 1998. (Incorporated by reference from Exhibit 10.30 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998 (the "June 1998 Form 10-Q")).
   5.01  Opinion of Fenwick & West LLP regarding legality of the securities being registered.
   5.02  Opinion of Debevoise & Plimpton regarding legality of the securities being registered.
  10.01  Amended and Restated Investors Rights Agreement, dated as of June 25,
         1997 between the Registrant and certain investors, as amended December
         15, 1997. (Incorporated by reference from Exhibit 10.01 to the Form S-
         1).
  10.02  Registrant's 1995 Stock Option Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.02 to the Form S-1).
  10.03  Registrant's 1995 Stock Purchase Plan and related forms of agreements.
         (Incorporated by reference from Exhibit 10.03 to the Form S-1).
  10.04  Registrant's 1997 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.04 to the Form
         S-1).
  10.05  Registrant's 1998 Equity Incentive Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.05 to the Form
         S-1).
  10.06  Registrant's 1998 Directors Stock Option Plan and related forms of agreements. (Incorporated by reference from Exhibit 10.06 to the Form
         S-1).
  10.07  Registrant's 1998 Employee Stock Purchase Plan. (Incorporated by
         reference from Exhibit 10.07 to the Form S-1).
  10.08  Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers, as amended. (Incorporated by reference from Exhibit 10.08 to the Form S-1).
  10.09  Facility Lease between Washcop Associates Limited Partnership and the
         Registrant dated April 18, 1996. (Incorporated by reference from
         Exhibit 10.09 to the Form S-1).
  10.10  Facility Lease between Cal-Harbor II & III Urban Renewal Associates and Registrant dated December 30, 1996, as amended April 29, 1997 and
         January 27, 1998. (Incorporated by reference from Exhibit 10.10 to the
         Form S-1).
  10.11  Facility Lease between McCandless-San Tomas N. 2 and Registrant dated
         April 18, 1997. (Incorporated by reference from Exhibit 10.11 to the
         Form S-1).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
  10.12  Facility Lease between Sabey Corporation and Registrant dated April
         24, 1997. (Incorporated by reference from Exhibit 10.12 to the Form S-
         1).
  10.13  Facility Lease between The Manufacturers Life Insurance Company and
         Registrant dated June 27, 1997. (Incorporated by reference from
         Exhibit 10.13 to the Form S-1).
  10.14  Facility Lease between JBG/Spring Park Limited Partnership and
         Registrant dated June 30, 1997. (Incorporated by reference from
         Exhibit 10.14 to the Form S-1).
  10.15  Application for Data Services between WorldCom, Inc. and the
         Registrant dated September 18, 1997. (Incorporated by reference from
         Exhibit 10.15 to the Form S-1).
  10.16  Software License and Marketing Agreement between Computer Associates
         International, Inc. and the Registrant dated April 1997. (Incorporated by reference from Exhibit 10.16 to the Form S-1).
  10.17  Form of Executive Employment Policy to be entered into between the
         Registrant and certain officers. (Incorporated by reference from
         Exhibit 10.17 to the Form S-1).
  10.18  Equipment Lease Line of Credit between Transamerica Business Credit
         Corporation and Registrant dated August 28, 1997. (Incorporated by reference from Exhibit 10.18 to the Form S-1).
  10.19  Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996, as amended on March 25, 1997, June 13, 1997,
         November 24, 1997 and December 8, 1997. (Incorporated by reference from Exhibit 10.19 to the Form S-1).
  10.20  Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Transamerica Business Credit Corporation and Registrant dated December
         31, 1997. (Incorporated by reference from Exhibit 10.20 to the Form S-
         1).
  10.21  Equipment Lease Line of Credit between Venture Lending & Leasing II,
         Inc. and Registrant dated December 23, 1997. (Incorporated by reference from Exhibit 10.21 to the Form S-1).
  10.22  Equipment Lease Line of Credit Commitment ("Commitment Letter")
         between Finova Technology Finance, Inc. ("Finova") and Registrant
         dated December 17, 1997; Master Lease Agreement ("Master Lease")
         between Finova and Registrant dated December 19, 1997; and
         Modification to Commitment Letter and Master Lease between Finova and
         Registrant dated February 6, 1998. (Incorporated by reference from
         Exhibit 10.22 to the Form S-1).
  10.23  Sublease Agreement dated January 12, 1998 between Amdahl Corporation and Registrant. (Incorporated by reference from Exhibit 10.23 to the
         Form S-1).
  10.24  Nonqualified Stock Option Agreements between Registrant and K.B.
         Chandrasekhar dated January 27, 1998. (Incorporated by reference from
         Exhibit 10.24 to the Form S-1).
  10.25  Form of Nonqualified Stock Option Agreement between Registrant and
         Ellen M. Hancock dated March 10, 1998. (Incorporated by reference from
         Exhibit 10.25 to the Form S-1).
  10.26  Form of Agreement used to sell stock to certain directors and an officer of the Registrant. (Incorporated by reference from Exhibit
         10.26 to the Form S-1).
  10.27  Facility Lease between 600 Winter Street, L.L.C. and Registrant, dated as of December 23, 1997. (Incorporated by reference from Exhibit 10.27 to the March 1998 Form 10-Q). Certain exhibits to this agreement have been omitted from this filing and will be furnished supplementally to the Securities and Exchange Commission upon request.
  10.28  Amendment to Loan and Security Agreement between Silicon Valley Bank and Registrant dated June 14, 1996. (Incorporated by reference from
         Exhibit 10.28 to the March 1998 Form 10-Q.)
  10.29  First Amendment to Loan and Security Agreement, dated as of February
         20, 1998, by and between the Registrant and MMC/GATX Partnership No. 1 and Transamerica Business Credit Corporation. (Incorporated by
         reference from Exhibit 10.29 to the amendment on Form 10-Q/A amending the March 1998 Form 10-Q).

 EXHIBIT
 NUMBER                               EXHIBIT TITLE
 -------                              -------------
 10.30   Exchange and Registration Rights Agreement among Exodus
         Communications, Inc., Goldman, Sachs & Co., Donaldson Lufkin &
         Jenrette Securities Corporation, BT Alex. Brown Incorporated and
         NationsBanc Montgomery Securities LLC dated July 1, 1998.
         (Incorporated by reference from Exhibit 10.31 to the June 1998 Form
         10-Q).
 10.31   Escrow Agreement among Chase Manhattan Bank and Trust Company,
         National Association, as escrow agent, Chase Manhattan Bank and Trust
         Company, National Association, as trustee, and Exodus Communications,
         Inc., dated July 1, 1998. (Incorporated by reference from Exhibit
         10.32 to the June 1998 Form 10-Q).
 10.32   Purchase Agreement among Exodus Communications, Inc., Goldman, Sachs &
         Co., Donaldson Lufkin & Jenrette Securities Corporation, BT Alex.
         Brown Incorporated and NationsBanc Montgomery Securities LLC, dated
         June 26, 1998. (Incorporated by reference from Exhibit 10.33 to the
         June 1998 Form 10-Q).
 10.33   Form of Notice of Debt Offering and Waiver of Registration Rights
         among the Company and certain holders of stock of the Company.
         (Incorporated by reference from Exhibit 10.34 to the June 1998 Form
         10-Q).
 10.34   Amended and Restated Master Loan and Security Agreement between Exodus
         Communications, Inc. and Transamerica Business Credit Corporation
         dated June 30, 1998. (Incorporated by reference from Exhibit 10.35 to the June 1998 Form 10-Q).
 10.35   Agreement between Cisco Systems Capital Corporation and Exodus
         Communications, Inc., dated June 1, 1998. (Incorporated by reference from Exhibit 10.36 to the June 1998 Form 10-Q.)
 10.36*  Qwest Communications Private Line Service Agreement Business Services,
         between Qwest Communications Corporation and the Registrant, dated as of July 17, 1998. (Incorporated by reference from Exhibit 10.37 to the
         June 1998 Form 10-Q).
 10.37+  Consent and Second Amendment to the Second Amended and Restated
         Investors' Rights Agreement.
 10.38   Lease Agreement dated August 31, 1998 between Reynolds Metals
         Development Company and Registrant.
 10.39   Building Lease dated September 22, 1998 between Centerpoint Properties
         Trust and Registrant.
 10.40   Sublease Agreement dated September 4, 1998 between S3, Incorporated and Registrant.
 12.01+  Statement regarding Computation of Ratios.
 21.01   Subsidiaries of the Registrant.
 23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).
 23.02   Consent of KPMG Peat Marwick LLP, independent auditors.
 24.01+  Power of Attorney.
 25.01+  Statement of Eligibility of Trustee.
 27.01   Financial Data Schedule. (Incorporated by reference from Exhibit 27.01 to the June 1998 Form 10-Q).
 99.01   Form of Letter of Transmittal.
 99.02+  Form of Notice of Guaranteed Delivery.

--------

* Confidential treatment has been granted for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions have been redacted and marked with a triple asterisk. The non-redacted version of this document has been sent to the Securities and Exchange Commission.

+ Previously filed with Form S-4 on August 28, 1998.